UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Filed by a Party other than the Registrant	☐

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☒	Definitive proxy statement.
☐	Definitive additional materials.
☐	Soliciting material pursuant to §240.14a-12.

ANI Pharmaceuticals, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Notice of Annual Meeting of Stockholders
To be held on May 17, 2017

Dear Stockholder:

You are cordially invited to attend the 2017 annual meeting (the “Annual Meeting”) of stockholders (“Stockholders”) of ANI Pharmaceuticals, Inc. (the “Company”) to be held at 9:00 a.m., Eastern Time, on Wednesday, May 17, 2017, at the offices of MVP Capital Partners located at 259 N. Radnor-Chester Road, Suite 130, Radnor, Pennsylvania 19087. The purpose of the Annual Meeting is for Stockholders to consider and take action on the following matters:

1.	To elect Robert E. Brown, Jr., Arthur S. Przybyl, Fred Holubow, Tracy L. Marshbanks, Ph.D., Thomas A. Penn and Daniel Raynor to the Company’s Board of Directors to hold office until the next annual meeting;
2.	To approve the Company’s Fifth Amended and Restated 2008 Stock Incentive Plan;
3.	To ratify the appointment of EisnerAmper LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2017;
4.	To approve the compensation of the Company’s named executive officers, on an advisory basis; and
5.	To transact other business that may properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting.

Only holders of the Company’s common stock and class C special stock of record as of March 20, 2017 are entitled to notice of and to vote at the Annual Meeting.

The Company is pleased to save costs and help protect the environment by again using the “Notice and Access” method of delivery for its proxy materials. Instead of receiving paper copies of our proxy materials, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 (the “Annual Report”), in the mail, Stockholders will receive a Notice Regarding the Availability of Proxy Materials, which provides an Internet website address where Stockholders can access electronic copies of the proxy materials and vote. This website also has instructions for voting by phone and for requesting paper copies of the proxy materials and proxy card.

Your vote is very important. Regardless of whether you plan to attend the Annual Meeting, please promptly vote your shares. You may vote your shares over the Internet or via a toll-free telephone number. If you received a paper copy of a proxy or voting instruction card by mail, you may submit your proxy or voting instruction card for the Annual Meeting by completing, signing, dating and returning your proxy or voting instruction card in the pre-addressed envelope provided. For specific instructions on how to vote your shares, please refer to the section entitled Questions and Answers About the Annual Meeting and Voting Rights on page 1 of the proxy statement.

By Order of the Board of Directors,

Stephen P. Carey
Vice President, Finance and Chief Financial Officer

April 6, 2017

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on May 17, 2017: the Company’s proxy statement and Annual Report are available electronically at www.proxyvote.com.

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ANI PHARMACEUTICALS, INC.
210 Main Street West
Baudette, Minnesota 56623

PROXY STATEMENT

Annual Meeting of Stockholders to be held
May 17, 2017

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

General Background

The Board of Directors (the “Board”) of ANI Pharmaceuticals, Inc. (the “Company” or “ANI”) is providing these proxy materials to the holders of record of the Company’s common stock and class C special stock (together the Company’s “Stockholders”) in connection with the solicitation of proxies by the Company on behalf of the Board for the Company’s 2017 Annual Meeting of Stockholders (the “Annual Meeting”), which will take place at 9:00 a.m. Eastern Time on Wednesday, May 17, 2017 and at any adjournment thereof, at the offices of MVP Capital Partners located at 259 N. Radnor-Chester Road, Suite 130, Radnor, Pennsylvania 19087.

Instead of mailing a printed copy of the Company’s proxy materials, including the Company’s Annual Report, to each Stockholder of record, the Company is providing access to these materials via the Internet. Accordingly, on or about April 6, 2017, the Company will mail a Notice Regarding Internet Availability of Proxy Materials (the “Notice”) to all Stockholders of record as of March 20, 2017 and will post its proxy materials on the website referenced in the Notice (www.proxyvote.com). As more fully described in the Notice, all Stockholders may access the proxy materials on the website or may request a printed set of the proxy materials, and also specify how they wish their proxy materials to be delivered in the future, either by mail or e-mail.

Unless otherwise required by the context, references in this proxy statement to the “Company” or “ANI” refer to ANI Pharmaceuticals, Inc., a Delaware corporation formed in April 2001, formerly known as BioSante Pharmaceuticals, Inc. The Company’s principal executive offices are located at 210 Main Street West, Baudette, Minnesota 56623, its telephone number is (218) 634-3500, and its website address is www.anipharmaceuticals.com.

Questions and Answers About the Annual Meeting and Voting Rights

Q:	Why am I receiving these materials?
A:	The Board has made these materials available to you over the Internet or delivered paper copies of these materials to you by mail in connection with the Company’s annual meeting of Stockholders, which will take place at 9:00 a.m. Eastern Time on Wednesday, May 17, 2017. As a Stockholder, you are invited to attend the Annual Meeting and to vote on the items of business described in this proxy statement. This proxy statement includes information that the Company is required to provide to you under the rules of the SEC and that is designed to assist you in voting your shares.
Q:	Why did I receive a notice in the mail regarding the Internet availability of the proxy materials instead of a paper copy of the proxy materials?
A:	The Company is using the SEC rule that allows companies to furnish their proxy materials over the Internet. As a result, the Company is mailing to all Stockholders of record as of March 20, 2017 the Notice about the Internet availability of the proxy materials instead of a paper copy of the proxy materials. All Stockholders receiving the Notice will have the ability to access the proxy materials over the Internet and request to receive a paper copy of the proxy materials by mail. Instructions on how to access the proxy materials over the Internet or to request a paper copy may be found in the Notice. In addition, the Notice contains instructions on how you may request to access proxy materials in printed form by mail or electronically on an ongoing basis.

Q:	Why didn’t I receive a notice in the mail about the Internet availability of the proxy materials?
A:	The Company is providing those Stockholders who have previously requested to receive paper copies of the proxy materials with paper copies of the proxy materials instead of the Notice about the Internet availability of the proxy materials.

In addition, the Company is providing the Notice of the Internet availability of the proxy materials by e-mail to those Stockholders who have previously elected delivery of the proxy materials electronically. Those Stockholders should have received an e-mail containing a link to the website where those materials are available and a link to the proxy voting website.

Q:	Who is entitled to attend and vote at the Annual Meeting?
A:	Only holders of record of the Company’s common stock and class C special stock at the close of business on March 20, 2017 are entitled to notice of and to vote at the Annual Meeting. As of March 20, 2017, there were 11,589,686 shares of the Company’s common stock issued and outstanding and entitled to vote and 10,864 shares of the Company’s class C special stock issued and outstanding and entitled to vote. There is no cumulative voting with respect to the election of directors. Holders of the Company’s common stock and class C special stock are entitled to one vote per share on each matter presented at the Annual Meeting. If you plan to vote in person, please send an e-mail to IR@anipharmaceuticals.com stating your name and your intention to attend ANI’s annual meeting, so that entrance to the building can be provided.
Q:	What is the difference between holding shares as a Stockholder of record and as a beneficial owner?
A:	If your shares are registered directly in your name with the Company’s transfer agent, Continental Stock Transfer & Trust, you are considered, with respect to those shares, the “Stockholder of record.” If your shares are held in a stock brokerage account or by a bank or other nominee holder of record, you are considered the “beneficial owner” of shares held in “street name.” As the beneficial owner, you have the right to direct your broker, bank or other nominee holder of record on how to vote your shares held in your account.
Q:	If I am a holder of record of the Company’s common stock or class C special stock, how do I vote?
A:	You may vote by proxy over the Internet by visiting the website established for that purpose at www.proxyvote.com or via a toll-free telephone number. Once you access that website, in order to vote your shares, you will be required to provide the login control number contained on your proxy card. After providing this information, you will be prompted to complete an electronic proxy card. Your votes will be indicated on your computer screen and you will be prompted to submit or revise your electronic proxy card as desired. If you received a paper copy of a proxy or voting instruction card by mail, you may also submit your proxy or voting instruction card by completing, signing, dating and returning your proxy or voting instruction card in the pre-addressed envelope provided. Alternatively, if you are a Stockholder of record, you may vote in person at the Annual Meeting. You will receive a ballot when you arrive. If you plan to vote in person, please send an e-mail to IR@anipharmaceuticals.com stating your name and your intention to attend ANI’s annual meeting, so that entrance to the building can be provided.
Q:	If I am a beneficial owner of shares held in street name, how do I vote?
A:	You should receive from your broker, bank or other nominee a voting instruction form that outlines the methods by which you can vote your shares. A number of brokers and banks have arranged for beneficial owners to vote their shares via the Internet or telephone and will provide voting instructions on the voting instruction form. If your broker or bank uses Broadridge Financial Solutions, you may vote your shares via the Internet at www.proxyvote.com or by phone by calling the telephone number shown on the voting instruction form received from your broker or bank.

Q:	What can I do if I change my mind after I vote my shares?
A:	The Delaware General Corporation Law generally provides that, unless otherwise provided, a stockholder may revoke a proxy previously given at any time prior to its exercise at the Annual Meeting. A Stockholder of the Company who has voted shares by returning a proxy card or by delivering a proxy via the Internet or by phone may revoke it at any time before it is exercised at the Annual Meeting by:
•	Delivering to any of the persons named as proxies on the proxy card, or addressed to and received by the Company’s Investor Relations Department, an instrument revoking the proxy;
•	Appearing at the Annual Meeting and voting in person and executing a later-dated proxy, which is exercised at the Annual Meeting; or
•	Casting a later vote via the Internet or telephone.

Attendance at the Annual Meeting will not, by itself, revoke a proxy.

Q:	What are the voting requirements to approve each of the proposals that will be voted on at the Annual Meeting?

A. Proposal	Vote Required
Election of directors (Proposal 1).	A majority of the shares of the Company’s common stock and class C special stock, voting together as a single class, present at the Annual Meeting in person or by proxy and entitled to vote on the proposal, assuming a quorum is present, is required to vote “For” the election of each director in order to elect each of the directors.
Approval of the Company’s Fifth Amended and Restated 2008 Stock Incentive Plan (Proposal 2).	A majority of the shares of the Company’s common stock and class C special stock, voting together as a single class, present at the Annual Meeting in person or by proxy and entitled to vote on the proposal, assuming a quorum is present, is required to vote “For” Proposal 2 in order to approve the Company’s Fifth Amended and Restated 2008 Stock Incentive Plan.
Ratification of the appointment of EisnerAmper LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2017 (Proposal 3).	A majority of the shares of the Company’s common stock and class C special stock, voting together as a single class, present at the Annual Meeting in person or by proxy and entitled to vote on the proposal, assuming a quorum is present, is required to vote “For” Proposal 3 in order to ratify the appointment of EisnerAmper LLP. Ratification of EisnerAmper LLP’s appointment is not required by the Company’s bylaws or otherwise. If Stockholders fail to ratify the appointment, the Company’s Audit and Finance Committee will reconsider whether or not to retain that firm.
Approval of the compensation of the Company’s named executive officers, on an advisory basis (Proposal 4)	The Stockholder vote on Proposal 4 is advisory only and is not binding on the Company’s Board.

Q:	What constitutes a quorum at the Annual Meeting?
A:	The presence at the Annual Meeting, either in person or by proxy, of the holders of one-third of the outstanding shares of the Company’s common stock and class C special stock entitled to vote will constitute a quorum for the transaction of business. Abstentions and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum.
Q:	What is a broker non-vote?
A:	A “broker non-vote” occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because that nominee does not have discretionary voting power for that particular proposal and has not received instructions from the beneficial owner.

If you do not give voting instructions to your broker, bank or other nominee within ten days of the Annual Meeting, your broker, bank or other nominee may vote on matters that the New York Stock Exchange determines to be “routine”, but will not be permitted to vote your shares with respect to “non-routine” items. Under NYSE rules (which banks and brokers may be subject to even though the Company’s common stock is listed on The NASDAQ Global Market), the ratification of the appointment of the Company’s independent auditors is the only routine matter to be addressed at the Annual Meeting. When a broker, bank or other nominee has not received instructions from the beneficial owners or persons entitled to vote and the nominee cannot vote on a particular matter because it is not routine, then there is a “broker non-vote” on that matter. Broker non-votes do not count as votes “FOR” or “AGAINST” any proposal, as applicable, but will be counted in determining whether there is a quorum for the Annual Meeting. Accordingly, if Stockholders do not direct their brokers or other nominees how to vote in Proposals 1, 2 or 4, their brokers or other nominees may not exercise discretion and may not vote their shares on Proposals 1, 2 or 4.

Q:	What is the effect of an “ABSTAIN” vote in Proposals 1, 2, 3 and 4?
A:	Proxies marked “ABSTAIN” will be counted in determining the total number of shares “entitled to vote” and “votes cast” on each of the proposals being submitted to a vote of Stockholders and will have the effect of a vote “AGAINST” a proposal. If no vote is specified on the proxy with respect to Proposal 1, and in the absence of directions to the contrary, the shares will be voted “FOR” the election of the nominees for director named in this proxy statement.
Q:	Could other matters be decided at the Annual Meeting?
A:	As of the date of this proxy statement, the Company does not know of any matters to be raised at the Annual Meeting other than those referred to in this proxy statement. If other matters are properly presented at the Annual Meeting for consideration, the proxies designated by the Company will have the discretion to vote on those matters for you.
Q:	Who will count the vote?
A:	An officer of the Company or a designee will tabulate the votes of the Company’s common stock and class C special stock and act as inspector of the election.
Q:	Who is paying for this proxy solicitation?
A:	The expense of soliciting proxy cards, including the costs of preparing, assembling and mailing the Notice Regarding Internet Availability of Proxy Materials and the Notice of Annual Meeting of Stockholders, proxy statement and proxy card, will be borne by the Company.
Q:	Whom should I call with questions?
A:	If you have additional questions, you should contact:

ANI Pharmaceuticals, Inc.
210 Main Street West
Baudette, Minnesota 56623
Attn: Investor Relations
Tel: (218) 634-3592

PROPOSAL 1

ELECTION OF DIRECTORS

Board Composition; Nominees

The Company’s bylaws provide that the Board will consist of at least one director, or such other number as may be determined by the Board or the Company’s Stockholders. The Board has determined that, effective as of the time of the Annual Meeting, the number of directors on the Board shall be fixed at six.

The Board has nominated the following six individuals to serve as the Company’s directors until the next annual meeting of Stockholders or until their successors are qualified and elected. The Company did not receive any director nominations from Stockholders in accordance with procedures set forth in its bylaws. Director nominations presented by Stockholders at the Annual Meeting will not be considered.

All of the nominees named below are current directors of the Board. All the nominees have agreed to stand for election at the Annual Meeting.

If, prior to the Annual Meeting, the Company’s Board should learn that any nominee will be unable to serve for any reason, the proxies that otherwise would have been voted for such nominee will be voted for any substitute nominee that may be named by the Board. Alternatively, the proxies, at the discretion of the Board, may be voted for that fewer number of nominees as results from the inability of any nominee to serve. The Board has no reason to believe that any of the nominees will be unable to serve.

Robert E. Brown, Jr., 66, has served as a director of the Company and Chairman of the Board since June 2013 and had served as a director of the Company’s operating subsidiary, ANIP Acquisition Company d/b/a ANI Pharmaceuticals, Inc. (“ANIP”) since July 2010. Mr. Brown has been active in the venture capital and private equity business for over 30 years and has been the sole stockholder, director and President of MVP Management Company (“MVP Management”) since 2000. MVP Management conducts business as MVP Capital Partners (“MVP Capital”), and is the investment management company for Meridian Venture Partners II, L.P. (“MVP II”), a mid-sized venture capital and private equity firm focused on expansion capital and microcap buyout investments. Mr. Brown is the Managing Partner of MVP II and the President and sole stockholder and sole director of Meridian Venture Partners II Co., the corporate general partner of the general partner of MVP II. Mr. Brown co-founded MVP II in 2000 and its predecessor fund, Meridian Venture Partners, in 1987. Prior to 1987, Mr. Brown was a principal in a merchant banking firm active in both private equity and investment banking. Mr. Brown began his professional career as a certified public accountant with Arthur Andersen & Co. Subsequently, he worked for a subsidiary of The Penn Central Corporation as a financial analyst, and after graduating from law school, practiced corporate tax law at the firm of Morgan, Lewis & Bockius in Philadelphia. In his role at MVP Capital, Mr. Brown has served on the boards of numerous privately-held companies, including several companies in the healthcare industry such as Implex Corporation, Dorland Data Networks, Omega Health Systems, Air Medical Group Holdings, Comprehensive Addiction Programs, Inc., and MCMC Holdings LLC. Mr. Brown holds an A.B. degree from Princeton University, an M.B.A. from the Wharton School of the University of Pennsylvania, and a J.D. from the University of Pennsylvania Law School.

Mr. Brown is the Chair of the Board’s Compensation Committee and the Transaction Committee.

Mr. Brown was chosen to serve on the Company’s Board because of his significant experience as a director of a number of companies in the healthcare sector.

Arthur S. Przybyl, 60, has served as a director, President, and Chief Executive Officer of the Company since June 2013 and had joined ANIP in March 2009 as President and Chief Executive Officer. Mr. Przybyl is an experienced healthcare executive in a career that spans over 25 years and includes the management of both specialty pharmaceutical and medical device companies. From August 2002 through January 2009, Mr. Przybyl served as President and Chief Executive Officer of Akorn, Inc., a NASDAQ-listed specialty pharmaceutical company that manufactures and markets ophthalmic, liquid and lyophilized injectable, and vaccine drug products. Prior to Akorn, Mr. Przybyl was President of privately-held company Hearing Innovations, Inc. and President and Chief Operating Officer of NASDAQ-listed company Bioject, Inc., both of which are medical device companies. During his career, Mr. Przybyl has held several sales and marketing management positions, including Senior Vice President, Sales and Marketing for International Medication Systems, Inc. and Director, Corporate Marketing and National Accounts for LyphoMed, Inc., both specialty pharmaceutical companies.

Mr. Przybyl is a member of the Board’s Transaction Committee.

Mr. Przybyl was chosen to serve on the Company’s Board because of his extensive experience as an executive in the healthcare industry, including as President and Chief Executive Officer of ANIP. As a member of the executive team of the Company, Mr. Przybyl serves a vital function in the link between management and the Company’s Board, enabling the Board to perform its oversight function with the benefits of management’s perspective on the business.

Fred Holubow, 78, has served as a director of the Company since 1999. Mr. Holubow is, and has been since 1984, a General Partner of Starbow Partners, an investor in early stage healthcare ventures. In addition, Mr. Holubow serves as a Principal of Petard Risk Analysis, a position he has held since January 2012. From 2001 to December 2011, Mr. Holubow served as a Managing Director of William Harris Investors, Inc., a registered investment advisory firm. From 1982 to 2001, Mr. Holubow served as Vice President of Pegasus Associates, a registered investment advisory firm he co-founded. He specializes in analyzing and investing in pharmaceutical and biotechnology companies. Mr. Holubow previously served on the board of directors of the following public companies: Micrus Endovascular Corporation, ThermoRetec Corporation, Savient Pharmaceuticals, Inc. (formerly Bio-Technology General Corp.), Gynex Pharmaceuticals, Inc. and Unimed Pharmaceuticals, Inc.

Mr. Holubow is a member of the Board’s Audit and Finance Committee.

Mr. Holubow was chosen to serve on the Company’s Board because of his significant experience analyzing and investing in pharmaceutical and biotechnology companies, both in his current positions as a Principal of Petard Risk Analysis and a General Partner of Starbow Partners and in his prior positions. In addition, through his experience in serving on the boards of directors and, more specifically, the audit committees of several other public companies, Mr. Holubow has developed a substantial financial and accounting expertise with pharmaceutical and biotechnology companies.

Tracy L. Marshbanks, Ph.D., 53, has served as a director of the Company since June 2013 and had served as a director of ANIP since 2006. Dr. Marshbanks is a Managing Director of First Analysis Corp. (“First Analysis”), a financial services firm, where he has been employed since 1999. In his role at First Analysis, Dr. Marshbanks focuses on growth equity investments in private companies in the healthcare and the cleantech/environmental sectors and serves as an analyst having followed public companies within the chemical, life science tools, and medical technology industries. Prior to First Analysis, he was employed by Amoco Corp. in a number of positions ranging from Research and Development to Marketing. He has served on the board of directors of privately-held companies in the healthcare industry, including manufacturers of medical devices and diagnostic tests. Dr. Marshbanks earned a B.S. and Ph.D. in Chemical Engineering from Colorado State University and Purdue University, respectively, in addition to an M.B.A., with a finance concentration, from the University of Chicago. Dr. Marshbanks holds Series 7 and 63 Securities Licenses as well as a Research Analyst Qualification (Series 86 and 87). Dr. Marshbanks has served on the board of directors (and committees thereof) of several private companies since 2005, including EraGen Biosciences Inc., SeQual Technologies, Inc., Cylex Inc., CSA Medical, Inc., Sonoma Orthopedic Products and Checkpoint Surgical, Inc.

Dr. Marshbanks is the Chair of the Audit and Finance Committee and is a member of the Nominating and Corporate Governance Committee, Compensation Committee and Transaction Committee.

Dr. Marshbanks was chosen to serve on the Company’s Board because of his investor and financial analyst experience and perspective. In addition, he has exposure to the broader healthcare market and technical expertise related to manufacturing and process industries.

Thomas A. Penn, 71, has served as a director of the Company since June 2013 and had served as a director of ANIP since 2009. Mr. Penn is employed by MVP Management, of which he serves as Vice President. MVP Management conducts business as MVP Capital Partners. MVP Management is the investment management company for MVP II, of which Mr. Penn is a Partner. Mr. Penn has also served as a managing director at and owner of Penn Venture I LLC since 2007. Penn Venture I LLC owns fifty percent of Penn Venture Associates, LLC. Penn Venture Associates, LLC is the general partner of Penn Venture Partners, L.P., an investment fund focused on investments in central Pennsylvania. Previously, Mr. Penn served as chief executive officer of Tektagen, Inc. and a partner at Boston Millennia Partners. He also serves or has served as a director of several privately-held service, manufacturing, technology, life sciences and healthcare companies. These companies include Benten BioServices, Inc., Deltagen, Inc., NanoHorizons Inc., GCA Services, Inc., and Andrews International, Inc. Mr. Penn is a graduate of the Massachusetts Institute of Technology, the Stanford University Graduate School of Business, and the University of Pennsylvania Law School.

Mr. Penn is a member of the Board’s Nominating and Corporate Governance Committee and Transaction Committee.

Mr. Penn was chosen to serve on the Company’s Board because of his significant experience as a director and executive officer in the life sciences industry.

Daniel Raynor, 57, has served as a director of the Company since July 2013. Mr. Raynor is a Managing Partner of The Argentum Group, a private equity firm he co-founded in 1988 (“Argentum”). Mr. Raynor also serves as a director of several privately-owned companies in which Argentum’s managed funds have an equity interest. During his career in private equity, Mr. Raynor has led over 35 investments and served on a similar number of boards of directors, including on that of seven publicly held companies and several healthcare companies, including two leading contract research organizations (CROs) engaged in providing drug development services to the pharmaceutical industry. He received a B.S. degree in economics from The Wharton School, University of Pennsylvania. Mr. Raynor’s current board service includes BuyerQuest, Inc., Chrome River Technologies, Inc., ITS Compliance, Inc., MarginPoint, Inc., Transformative Pharmaceutical Solutions, Inc., and Ytel, Inc. Mr. Raynor’s past board service includes ReSearch Pharmaceutical Services (now part of PRA Health Services — NASDAQ “PRAH”), Specialty Healthcare Management (acquired by Horizon Health — now part of Universal Health Services — NYSE “UHS”), and NuCo2, Inc. (now part of Praxair — NYSE “PX”).

Mr. Raynor is the Chair of the Board’s Nominating and Corporate Governance Committee and is a member of the Board’s Audit and Finance Committee and Compensation Committee.

Mr. Raynor brings to the Board significant experience and expertise in private equity, capital formation and mergers and acquisition. In addition, he has significant experience serving on boards, both public and private.

Vote Required; Recommendation of the Board

The election of each of the nominees for director will be determined by a majority of the shares of the Company’s common stock and class C special stock, voting together as a single class, present at the Annual Meeting in person or by proxy and entitled to vote on the proposal.

The Board recommends a vote “FOR” the election of each of the nominees for director.

PROPOSAL 2

APPROVAL OF THE COMPANY’S FIFTH AMENDED AND RESTATED 2008
STOCK INCENTIVE PLAN

The Company currently maintains the Fourth Amended and Restated 2008 Stock Incentive Plan (the “Current 2008 Plan”), which was approved by a vote of our Stockholders on May 22, 2014. On March 31, 2017, the Board, upon recommendation of the Compensation Committee, approved and adopted the Fifth Amended and Restated 2008 Stock Incentive Plan (the “Fifth Amended and Restated 2008 Plan” or the “Plan”) subject to approval by the stockholders at the Annual Meeting. The Fifth Amended and Restated 2008 Plan amends the Current 2008 Plan by (i) adding an additional 800,000 shares of common stock available for issuance and extending the termination date of the Plan from May 21, 2024 to May 16, 2027.

The description of the terms of the Fifth Amended and Restated 2008 Plan are intended merely as a summary of its principal features and are qualified in their entirety by reference to the provisions of the Plan. The full text of the Fifth Amended and Restated 2008 Plan is attached to this proxy statement as Appendix A.

Purpose of the Plan

The purpose of the Plan is to advance the interests of the Company and stockholders by enabling the Company to continue to attract and retain qualified individuals through opportunities for equity participation in the Company and to reward those individuals who contribute to the achievement of the Company’s economic objectives. Providing stock incentive awards under the Plan is an important element in the Company’s overall success. In general, the Board believes that equity-based incentives align the interests of the Company’s management and employees with those of its stockholders. In addition, providing incentive awards under the Plan is an important strategy for attracting and retaining the type of high-quality executives, employees and advisors the Board believes is necessary for the achievement of the Company’s goals. Given the intense competition for such personnel, the Board believes that its ability to offer competitive compensation packages, including those with equity-based incentive components, such as stock options, is particularly important in attracting and retaining qualified candidates.

The Company’s stockholders are being asked to approve the Fifth Amended and Restated 2008 Plan in order to satisfy rules and regulations of The NASDAQ Stock Market relating to equity-based compensation. If the Company’s stockholders do not approve the Fifth Amended and Restated 2008 Plan, the Current 2008 Plan as such plan currently exists will remain in effect until the plan expires or is terminated in accordance with its terms. The following discussions refer to both incentive stock options and non-statutory stock options as “options,” and to options, stock appreciation rights, restricted stock awards, stock unit awards or restricted stock units, performance awards or performance units and stock bonuses as “incentive awards.”

Summary of Amendment

Additional Shares Available for Issuance.  The Current 2008 Plan authorizes 1,200,000 shares as the maximum aggregate number of shares that may be issued to employees, non-employee directors, and consultants and advisors of the Company and its subsidiaries who are participating in the Current 2008 Plan. Based on the number of shares subject to outstanding grants or issued under the Current 2008 Plan, 216,942 shares remained available for issuance as of the close of business on February 28, 2017.

The Fifth Amended and Restated 2008 Plan increases the number of shares of common stock available for issuance under the plan from 1,200,000 to 2,000,000. As of March 20, 2017, the Company had 11,589,686 shares of common stock outstanding. The Fifth Amended and Restated 2008 Plan would therefore permit the Company to issue an additional 800,000 shares of common stock, representing approximately 8.6% of the Company’s outstanding shares.

Reasons Why You Should Vote in Favor of the Approval of the Fifth Amended and Restated 2008 Plan

The Board recommends a vote for the approval of the Fifth Amended and Restated 2008 Plan because the Board believes the Plan is in the best interests of the Company and stockholders for the following reasons:

•	Aligns director, employee and stockholder interests. The Company currently provides long-term incentives in the form of grants of stock options and restricted stock to its non-employee directors, executive officers and other employees. The Company believes that its equity-based compensation programs help align the interests of its directors, executive officers and other employees with its stockholders. The Company believes that its long-term equity-based incentives help promote long-term retention of its employees and encourage significant ownership of its common stock. If the Fifth Amended and Restated 2008 Plan is approved, the Company will be able to maintain its means of aligning the interests of its directors, executive officers and other employees with the interests of its stockholders. If the Fifth Amended and Restated 2008 Plan is not approved, the Company’s ability to maintain its means of aligning the interests of its directors, executive officers and other employees with the interests of its stockholders will be affected negatively.
•	Attracts and retains talent. Talented, motivated and effective directors, executives and employees are essential to executing the Company’s business strategies. Equity-based compensation is especially important for smaller public companies such as the Company when its equity based compensation arrangements can assist the Company in competing for talent against other companies that may offer better and more lucrative compensation packages. If the Fifth Amended and Restated 2008 Plan is approved, the Company believes it will maintain its ability to offer competitive compensation packages to both retain its best performers and attract new talent. If the Fifth Amended and Restated 2008 Plan is not approved, the Company’s ability to offer competitive compensation packages to both retain its best performers and attract new talent will be affected negatively.
•	Supports the Company’s pay-for-performance philosophy. The Company believes that equity based compensation, by its very nature, is performance-based compensation. The Company uses incentive compensation to help reinforce desired financial and other business results to its executives and to motivate them to make decisions to produce those results. Therefore, approval of the Fifth Amended and Restated 2008 Plan is important to support the Company’s pay-for-performance philosophy.
•	Avoids disruption in the Company’s compensation programs. The approval of the Fifth Amended and Restated 2008 Plan by the Company’s stockholders is important because, if the increase of 800,000 shares of common stock issuable under the 2008 Plan is not approved by Stockholders, under the Company’s projections, there would be an insufficient number of shares of the Company’s common stock available for issuance under the Current 2008 Plan to permit the Company to effect the equity grants beyond fiscal year 2017. Accordingly, if Stockholders approve the Fifth Amended and Restated 2008 Plan, the Company should not have to restructure its existing compensation programs for reasons that are not related directly to the achievement of the Company’s financial and other business objectives. To remain competitive without equity-based compensation arrangements, it likely would be necessary to replace components of compensation previously awarded in equity with cash or with other instruments that would not as effectively align director, executive officer and employee interests with those of the Company’s stockholders. Additionally, replacing equity with cash will increase cash compensation expense and use cash that could be better utilized for other strategic purposes.

Material Features of the Fifth Amended and Restated 2008 Plan

A general description of the material features of the Fifth Amended and Restated 2008 Plan is outlined below. Unless otherwise indicated, the following summary of the principal provisions of the Fifth Amended and Restated 2008 Plan assumes the approval of the Fifth Amended and Restated 2008 Plan by the Company’s stockholders at the Annual Meeting. The summary is qualified in its entirety by reference to the full text of the Fifth Amended and Restated 2008 Plan, a copy of which may be obtained by contacting the Company. A copy of the Fifth Amended and Restated 2008 Plan also has been filed electronically with the SEC as Appendix A to this proxy statement and is available through the SEC’s website at http://www.sec.gov.

Eligibility.  All employees (including officers and directors who also are employees), non-employee directors, consultants, advisors and independent contractors of the Company or any subsidiary, are eligible to receive incentive awards under the plan. As of February 28, 2017, generally all employees and all non-employee directors were eligible to receive awards under the plan.

Shares Available for Issuance.  The maximum number of shares of the Company’s common stock reserved for issuance under the Fifth Amended and Restated 2008 Plan will be 2,000,000, plus the number of shares of common stock subject to incentive awards outstanding under the Company’s prior equity based compensation plan, but only to the extent that such outstanding awards are forfeited, expire or otherwise terminate without the issuance of such shares. The number of shares available for issuance under the Plan is subject to increase to the extent that the Company issues shares or incentive awards under the Plan in connection with certain merger and acquisition transactions, or assume any plan in a merger or acquisition transaction. However, any available shares in an assumed plan may only be utilized to the extent permitted under the Listing Rules of The NASDAQ Stock Market.

Shares of the Company’s common stock that are issued under the Plan or that potentially are issuable pursuant to outstanding incentive awards reduce the number of shares remaining available. All shares so subtracted from the amount available under the plan with respect to an incentive award that lapses, expires, is forfeited or for any reason is terminated, unexercised or unvested and any shares of the Company’s common stock that are subject to an incentive award that is settled or paid in cash or any other form other than shares of the Company’s common stock will automatically again become available for issuance under the plan. However, any shares not issued due to the exercise of an option by a “net exercise” or the tender or attestation as to ownership of previously acquired shares (as described below), as well as shares covered by a stock appreciation right, to the extent exercised, and shares withheld by the Company to satisfy any tax withholding obligations will not again become available for issuance under the plan.

Individual Annual Limits on Incentive Awards.  The Fifth Amended and Restated 2008 Plan limits the number of shares that may be issued and the amount of cash that may be paid to any individual pursuant to awards granted in any calendar year. The maximum number of shares of the Company’s common stock that are subject to awards granted to any individual in a single calendar year may not exceed 200,000 shares. In addition, the maximum value of all awards to be settled in cash or property other than stock of the Company that may be granted to any individual in a single calendar year may not exceed $1 million. These limitations apply to the calendar year in which the awards are granted and not the year in which such awards settle.

Adjustments.  In the event that the Compensation Committee, in its role as the administrator of the Plan, determines that any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, divestiture or extraordinary dividend (including a spin-off) or any other similar corporate transaction or change in the corporate structure or shares of the Company affects the common stock such that any adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be provided or made available under the Plan, then the Committee may adjust:

•	The number and kind of securities or other property that may be issued with respect incentive awards;
•	The number and kind of securities or property subject to outstanding incentive awards; and
•	The exercise price of outstanding options and stock appreciation rights.

Under appropriate circumstances, the Committee may provide for the cancellation of outstanding incentive awards in exchange for a cash payment.

Administration.  The Plan will continue to be administered by the Board or by a committee of the Board. Any such committee will consist of at least two members of the Board, all of whom are “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act, who are “independent directors” within the meaning of the Listing Rules of The NASDAQ Stock Market and who are “outside directors” within the meaning of Section 162(m) of the Code. The Company expects the Compensation Committee of the Board will continue to administer the plan. The Board or the committee administering the plan is referred to as the “committee.” The committee may delegate its duties, power and authority under the plan to any of the Company’s officers to the extent consistent with applicable Delaware corporate law, except with respect to participants subject to Section 16 of the Exchange Act and with respect to any incentive award that is intended to meet the performance-based compensation exemption under Section 162(m) of the Code.

The committee has the authority to determine all provisions of incentive awards consistent with terms of the Plan, including the eligible recipients who will be granted one or more incentive awards under the Plan, the nature and extent of the incentive awards to be made to each participant, the time or times when incentive awards will be granted, the duration of each incentive award, and the restrictions and other conditions to which the payment or vesting of incentive awards may be subject. The committee has the authority to pay the economic value of any incentive award in the form of cash, the Company’s common stock or any combination of both, and may amend or modify the terms of outstanding incentive awards (except for any prohibited “repricing” of options, discussed below) so long as the amended or modified terms are permitted under the Plan and any adversely affected participant has consented to the amendment or modification.

In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, extraordinary dividend or divestiture (including a spin off) or any other similar change in corporate structure or shares; any purchase, acquisition, sale, disposition or write down of a significant amount of assets or a significant business; any change in accounting principles or practices, tax laws or other such laws or provisions affecting reported results; any uninsured catastrophic losses or extraordinary non-recurring items as described in Financial Accounting Standards Board Accounting Standards Codification 225, Income Statement or in management’s discussion and analysis of financial performance appearing in the Company’s annual report to stockholders for the applicable year; or any other similar change, in each case with respect to the Company or any other entity whose performance is relevant to the grant or vesting of an incentive award, the committee (or, if the Company is not the surviving corporation in any such transaction, the Board of the surviving corporation) may, without the consent of any affected participant, amend or modify the vesting criteria of any outstanding incentive award that is based in whole or in part on the financial performance of the Company (or any subsidiary or division or other subunit thereof) or such other entity so as equitably to reflect such event, with the desired result that the criteria for evaluating such financial performance of the Company or such other entity will be substantially the same (in the sole discretion of the committee or the Board of the surviving corporation) following such event as prior to such event; provided, however, that the amended or modified terms are permitted by the plan as then in effect. With respect to any incentive award that is intended to meet the performance-based exception under Section 162(m) of the Code, the Compensation Committee may not adjust the terms of such award upward or accelerate vesting unless the Compensation Committee decides to amend the terms of the award so that it no longer meets the performance-based exception under Section 162(m) of the Code.

The committee, in its sole discretion, may amend the terms of the plan or incentive awards with respect to participants resident outside of the United States or employed by a non-U.S. subsidiary in order to comply with local legal requirements, to otherwise protect the Company’s or subsidiary’s interests, or to meet objectives of the plan, and may, where appropriate, establish one or more sub-plans for the purposes of qualifying for preferred tax treatment under foreign tax laws. This authority does not, however, permit the committee to take any action:

•	To reserve shares or grant incentive awards in excess of the limitations provided in the Plan;
•	To effect any repricing of options, as discussed below;
•	To grant options or stock appreciation rights having an exercise price less than 100 percent of the “fair market value” (as defined below) of one share of the Company’s common stock on the date of grant; or
•	For which stockholder approval would then be required pursuant to Sections 162(m) or 422 of the Code, the Listing Rules of The NASDAQ Stock Market or other applicable market or exchange.

•	Except in connection with certain specified changes in the Company’s corporate structure or shares, the committee may not, without prior approval of the Company’s stockholders, seek to effect any repricing of any previously granted, “underwater” option or stock appreciation right by:
º	Amending or modifying the terms of the underwater option or stock appreciation right to lower the exercise price;
º	Canceling the underwater option or stock appreciation right in exchange for cash, replacement options or stock appreciation rights having a lower exercise price or other incentive awards; or
º	Repurchasing the underwater options and stock appreciation rights and granting new incentive awards under the Plan.

For purposes of the Plan, an option or stock appreciation right is deemed to be “underwater” at any time when the fair market value of the Company’s common stock is less than the exercise price.

Options.  The exercise price to be paid by a participant at the time an option is exercised may not be less than 100 percent of the fair market value of one share of the Company’s common stock on the date of grant (or 110 percent of the fair market value of one share of the Company’s common stock on the date of grant of an incentive option if the participant owns, directly or indirectly, more than 10 percent of the total combined voting power of all classes of stock of the Company or any parent or subsidiary). However, in the event options are granted as a result of the Company’s assumption or substitution of options in a merger or acquisition, the exercise price will be the price determined by the committee pursuant to the conversion terms applicable to the transaction. At any time while the Company’s common stock is listed on The NASDAQ Global Market, “fair market value” under the plan means the closing sale price of a share at the end of the regular trading session on the date of grant as reported by The NASDAQ Global Market as of the date in question (or, if no shares were traded on such date, the next preceding day on which there was such a trade). As of February 28, 2017, the closing sale price of a share of the Company’s common stock on The NASDAQ Global Market was $59.07.

The total purchase price of the shares to be purchased upon exercise of an option will be paid (i) in cash; (ii) by using a broker-assisted cashless exercise procedure pursuant to which the optionee, upon exercise of an option, irrevocably instructs a broker or dealer to sell a sufficient number of shares of the Company’s common stock or loan a sufficient amount of money to pay all or a portion of the exercise price of the option and/or any related withholding tax obligations and remit such sums to the Company and directs the Company to deliver stock certificates to be issued upon such exercise directly to such broker or dealer; or (iii) by using a cashless exercise procedure pursuant to which the optionee surrenders to the Company shares of the Company’s common stock either underlying the option or that are otherwise held by the optionee. In the case of a “net exercise” of an option, the Company will not require a payment of the exercise price of the option from the participant but will reduce the number of shares of the Company’s common stock issued upon the exercise by the largest number of whole shares having a fair market value that does not exceed the aggregate exercise price for the shares exercised. Any shares of the Company’s common stock tendered or covered by an attestation will be valued at their fair market value on the exercise date.

Options may be exercised in whole or in installments, as determined by the Compensation Committee, and the Compensation Committee may impose conditions or restrictions to the exercisability of an option, including that the participant remain continuously employed by the Company for a certain period or that the participant or the Company (or any subsidiary, division or other subunit of the Company) satisfy certain specified performance objectives. An option may not become exercisable, nor remain exercisable after 10 years from its date of grant (five years from its date of grant in the case of an incentive option if the participant owns, directly or indirectly, more than 10 percent of the total combined voting power of all classes of stock of the Company or any parent or subsidiary).

Stock Appreciation Rights.  A stock appreciation right is the right to receive a payment from the Company, in the form of shares of the Company’s common stock, cash or a combination of both, equal to the difference between the fair market value of one or more shares of the Company’s common stock and a specified exercise price of such shares. Stock appreciation rights will be subject to such terms and conditions, if any, consistent with the other provisions of the Plan, as may be determined by the Compensation

Committee. The committee will have the sole discretion to determine the form in which payment of the economic value of stock appreciation rights will be made to a participant (i.e., cash, the Company’s common stock or any combination thereof) or to consent to or disapprove the election by a participant of the form of such payment.

The exercise price of a stock appreciation right will be determined by the committee, in its discretion, at the date of grant but may not be less than 100 percent of the fair market value of one share of the Company’s common stock on the date of grant, except as provided below in connection with certain “tandem” grants (as further defined below). However, in the event that stock appreciation rights are granted as a result of the Company’s assumption or substitution of stock appreciation rights in a merger or acquisition, the exercise price will be the price determined by the committee pursuant to the conversion terms applicable to the transaction. A stock appreciation right will become exercisable at such time and in such installments as may be determined by the committee in its sole discretion at the time of grant; provided, however, that no stock appreciation right may be exercisable after 10 years from its date of grant.

Stock appreciation rights may be granted alone or in addition to other incentive awards, or in tandem with an option, at the time of grant of the option. A stock appreciation right granted in tandem with an option shall cover the same number of shares of the Company’s common stock as covered by the option (or such lesser number as the committee may determine), shall be exercisable at such time or times and only to the extent that the related option is exercisable, have the same term as the option and will have an exercise price equal to the exercise price for the option. Upon the exercise of a stock appreciation right granted in tandem with an option, the option shall be canceled automatically to the extent of the number of shares covered by such exercise; conversely, upon exercise of an option having a related stock appreciation right, the stock appreciation right will be canceled automatically to the extent of the number of shares covered by the option exercise.

Restricted Stock Awards.  A restricted stock award is an award of the Company’s common stock that vests at such times and in such installments as may be determined by the committee and, until it vests, is subject to restrictions on transferability and/or the possibility of forfeiture. The committee may impose such restrictions or conditions to the vesting of restricted stock awards as it deems appropriate, including that the participant remain continuously employed by the Company for a certain period or that the participant or the Company (or any subsidiary, division or other subunit of the Company) satisfy specified performance objectives. To enforce the restrictions, the committee may place a legend on the stock certificates referring to such restrictions and may take other steps to enforce the restrictions.

Unless the committee determines otherwise, any dividends (other than regular quarterly cash dividends) or distributions paid with respect to shares of the Company’s common stock subject to the unvested portion of a restricted stock award will be subject to the same restrictions as the shares to which such dividends or distributions relate. Additionally, unless the Plan provides otherwise, a participant will have all voting, liquidation and other rights with respect to shares of the Company’s common stock issued to the participant as a restricted stock award upon the participant becoming the holder of record of such shares as if the participant were a holder of record of shares of the Company’s unrestricted common stock.

Stock Unit Award or Restricted Stock Units.  A stock unit award or restricted stock unit is a right to receive the fair market value of one or more shares of the Company’s common stock, payable in cash, shares of the Company’s common stock, or a combination of both, the payment, issuance, retention and/or vesting of which is subject to the satisfaction of specified conditions, which may include achievement of specified performance objectives. Stock unit awards or restricted stock units will be subject to such terms and conditions, if any, consistent with the other provisions of the Plan, as may be determined by the committee.

Performance Awards or Units.  A participant may be granted one or more performance awards or units under the Plan, and such performance awards or units will be subject to such terms and conditions, if any, consistent with the other provisions of the Plan, as may be determined by the committee in its sole discretion, including, but not limited to, the achievement of one or more specified performance objectives.

Stock Bonuses.  A participant may be granted one or more stock bonuses under the Plan, and such stock bonuses will be subject to such terms and conditions, if any, consistent with the other provisions of the Plan, as may be determined by the committee in its sole discretion, including, but not limited to, the achievement of one or more specified performance objectives.

Incentive Awards Meeting the Performance-Based Compensation Exception Under Code Section 162(m).  Section 162(m) of the Code provides that the Company is not entitled to claim a tax deduction for compensation in excess of $1 million to the chief executive officer and the three other highest paid officers of the Company (other than the chief financial officers) in any tax year. For purposes of applying this deduction limit, the Company may exclude performance-based compensation that meets certain conditions. If the Committee decides to grant an incentive award that meets the “performance-based” exception under Section 162(m) of the Code, it will require satisfaction of pre-established objective performance goals, consisting of one or more business criteria and a targeted performance level with respect to such criteria, as a condition for the grant of any incentive award or for the exercise or settlement of an incentive award granted under the Plan.

The performance measure(s) that may be used for purposes of any awards (other than stock options or stock appreciation rights) that are intended to satisfy the “performance based” exception to tax deductibility limitations under Code Section 162(m) will be chosen from among the following: the attainment of a specified fair market value per share of the Company’s common stock for a specified period of time; earnings per share; earnings per share from continuing operations; total shareholder return; return on assets; return on equity; return on capital; earnings before or after taxes, interest, depreciation, and/or amortization; return on investment; interest expense; cash flow; cash flow from operations; revenues; sales; costs; assets; debt; expenses; inventory turnover; economic value added; cost of capital; operating margin; gross margin; net income before or after taxes; operating earnings either before or after interest expense and either before or after incentives or asset impairments; attainment of cost reduction goals; revenue per customer; customer turnover rate; asset impairments; financing costs; capital expenditures; working capital; strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market penetration, geographic business expansion goals, objectively identified project milestones, production volume levels, cost targets, and goals relating to acquisitions or divestitures; customer satisfaction, aggregate product price and other product price measures; safety record; service reliability; debt rating; and achievement of business and operational goals, such as market share, new products, and/or business development. The applicable performance measure for options and stock appreciation rights is the appreciation in the value of the stock after the date of grant.

Applicable performance measures may be applied on a pre- or post-tax basis. In addition, the committee may provide that the formula for such award may include or exclude certain items to measure specific objectives, such as losses from discontinued operations, extraordinary gains or losses, the cumulative effect of accounting changes, acquisitions or divestitures, foreign exchange impacts and any unusual, nonrecurring gain or loss.

The committee has the discretion to adjust the determinations of the degree of attainment of the pre-established performance goals; provided, however, that awards which the committee intends to qualify for the performance-based exception to the tax deduction limitations under Code Section 162(m) may not be adjusted upward unless the committee intends to amend the award to no longer qualify for the performance-based exception. The committee retains the discretion in all events to adjust such awards downward.

Change in Control.  In the event a “change in control” of the Company occurs, then, unless otherwise provided at the time of the grant of the incentive award, all options and stock appreciation rights will become immediately exercisable in full and will remain exercisable for the remainder of their terms, regardless of whether the holder to whom such option and stock appreciation rights have been granted remains in the employ or service of the Company or any subsidiary, all outstanding restricted stock awards will become immediately fully vested and non-forfeitable; and any conditions to the payment of stock unit awards or restricted stock units, performance awards or units and stock bonuses will lapse.

In addition, the committee in its sole discretion may determine that some or all participants holding outstanding options will receive cash in an amount equal to the excess of the fair market value of such shares immediately prior to the effective date of such change in control over the exercise price per share of the options (or, in the event that there is no excess, that such options will be terminated), and that some or all participants holding performance awards or units will receive, with respect to some or all of the shares subject to the performance awards or units, cash in an amount equal the fair market value of such shares immediately prior to the effective date of such change in control.

For purposes of the Fifth Amended and Restated 2008 Plan, a “change in control” of the Company occurs upon:

•	The sale, lease, exchange or other transfer of substantially all of the assets of the Company (in one transaction or in a series of related transaction) to a person or entity that is not controlled, directly or indirectly, by the Company;
•	The approval by the Company’s stockholders of any plan or proposal for the liquidation or dissolution of the Company;
•	Any person becomes, after the effective date of the Fifth Amended and Restated 2008 Plan, the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of: (i) 20 percent or more, but not 50 percent or more, of the combined voting power of the Company’s outstanding securities ordinarily having the right to vote at elections of directors, unless the transaction resulting in such ownership has been approved in advance by the continuity directors; or (ii) 50 percent or more of the combined voting power of the Company’s outstanding securities ordinarily having the right to vote at elections of directors (regardless of any approval by the continuity directors);
•	A merger or consolidation to which the Company is a party if the Company’s stockholders immediately prior to effective date of such merger or consolidation do not have “beneficial ownership” (as defined in Rule 13d-3 under the Exchange Act) immediately following the effective date of such merger or consolidation of securities of the surviving corporation represent (i) more than 50 percent but less than 80 percent of the combined voting power of the surviving corporation’s then outstanding securities ordinarily having the right to vote at elections of directors, unless such merger or consolidation has been approved in advance by the continuity directors, or (ii) 50 percent or less of the combined voting power of the surviving corporation’s then outstanding securities ordinarily having the right to vote at elections of directors (regardless of any approval by the continuity directors);
•	The continuing directors (as of the effective date of the Fifth Amended and Restated 2008 Plan) cease for any reason to constitute at least a majority of the Board; or
•	Any other change in control of the Company of a nature that would be required to be reported pursuant to Section 13 or 15(d) of the Exchange Act, whether or not the Company is then subject to such reporting requirements.

For Incentive Awards that are subject to Section 409A of the Code, and application of the above definition of “change in control” would cause the imposition of a tax under Section 409A of the Code on the Incentive Award, then the definition applied will be one that complies with Section 409A of the Code.

Effect of Termination of Employment or Other Services.  If a participant ceases to be employed by, or perform other services for the Company, all incentive awards held by the participant will be treated as set forth below unless provided otherwise in the agreement evidencing the incentive award or modified by the committee in its discretion as set forth below. Upon termination due to death, disability or retirement, all outstanding, exercisable options and stock appreciation rights then held by the participant will remain exercisable for a period of one year thereafter (but in no event after the expiration date of any such option or stock appreciation rights), all unvested restricted stock awards, all outstanding stock unit awards or restricted stock units, performance awards or units and stock bonuses then held by the participant will be terminated and forfeited. Upon termination for a reason, other than death, disability or retirement, which is not also for

“cause” (as defined in the plan), all outstanding options and stock appreciation rights then held by the participant will, to the extent exercisable as of such termination, remain exercisable in full for a period of three months after such termination (but in no event after the expiration date of any such option or stock appreciation right). Also, upon such termination all options and stock appreciation rights that are not exercisable, all unvested restricted stock awards, and all outstanding stock unit awards or restricted stock units, performance awards or units and stock bonuses then held by the participant will be terminated and forfeited.

If a participant is determined by the committee, acting in its sole discretion, to have committed any action that would constitute cause, regardless of whether such action or the committee’s determination occurs before or after the termination of the participant’s employment with the Company or any subsidiary, all rights of the participant under the Plan and any award agreements evidencing an incentive award then held by the participant shall terminate and be forfeited without notice of any kind. Additionally, as applicable, the Company may defer exercise, vesting, or payment of any incentive award for a period of up to 45 days in order for the committee to make a determination as to the existence of cause.

The committee at any time (including on or after the date of grant or following termination), in connection with a participant’s termination, may cause options or stock appreciation rights held by the participant to terminate, become or continue to become exercisable and/or remain exercisable, and restricted stock awards, stock unit awards or restricted stock units, performance awards or units or stock bonuses then held by the participant to, terminate, vest or become free of restrictions and conditions to payment, as the case may be.

Dividend Rights.  Except as discussed above in connection with restricted stock awards, no adjustment will be made in the amount of cash payable or in the number of shares of the Company’s common stock issuable under incentive awards denominated in or based on the value of shares of Company’s common stock as a result of cash dividends or distributions paid to stockholders generally at any time prior to the issuance of shares under incentive awards.

Term; Termination; Amendments.  Unless terminated earlier, the Plan will terminate on May 16, 2027. Incentive awards outstanding at the time the Plan is terminated may continue to be exercised, earned or become free of restriction, according to their terms. The Board may suspend or terminate the Plan or any portion of the Plan at any time. In addition to the committee’s authority to amend the Plan with respect to participants resident outside of the United States or employed by a non-U.S. subsidiary, the Board may amend the Plan from time to time in order that incentive awards under the Plan will conform to any change in applicable laws or regulations or in any other respect that the Board may deem to be in the Company’s best interests; provided, however, that no amendments to the Plan will be effective without stockholder approval, if it is required under Section 422 of the Code or the Listing Rules of The NASDAQ Stock Market, or if the amendment seeks to increase the number of shares reserved for issuance under the Plan (other than as a result of a permitted adjustment upon certain corporate events, such as stock splits) or to modify the prohibitions on underwater option re pricing discussed above. Termination, suspension or amendment of the Plan will not adversely affect any outstanding incentive award without the consent of the affected participant, except for adjustments in the event of changes in the Company’s capitalization or a “change in control” of the Company.

Transferability.  In general, no right or interest in any incentive award may be assigned or transferred by a participant, except by will or the laws of descent and distribution, or subjected to any lien or otherwise encumbered. However, a participant is entitled to designate a beneficiary to receive an incentive award on such participant’s death, and in the event of such participant’s death, payment of any amounts due under the Plan, will be made to, and exercise of any options or stock appreciation rights may be made by, such beneficiary. Additionally, upon a participant’s request, the committee may permit a participant to transfer all or a portion of a non-statutory option, other than for value, to certain of the participant’s family members or related family trusts, foundations or other entities. Permitted transferees of non-statutory options will remain subject to all the terms and conditions of the incentive award applicable to the participant.

Incentive Awards Granted Under the Fifth Amended and Restated 2008 Plan

No information can be provided with respect to the number or types of awards that may be granted to certain participants or groups of participants under the Plan in the future. Such awards are within the discretion of the Compensation Committee, in its role of administrator of the Plan and the Compensation Committee has not determined any future awards or who might receive them. It has been the Company’s practice to grant stock options to new employees and non-employee directors. It has also been the Company’s practice to grant stock options on an annual basis to current employees and incumbent non-employee directors. The number of stock options or other incentive awards that may be granted to employees in the future and on an annual basis is highly discretionary and depends upon several factors, including peer group data.

Vote Required; Recommendation of the Board

The affirmative vote of a majority of the votes cast by stockholders present, in person or by proxy, and entitled to vote at the Annual Meeting, will be required to approve the adoption of the Company’s Fifth Amended and Restated 2008 Plan.

The Board unanimously recommends a vote “FOR” approval of the Company’s
Fifth Amended and Restated 2008 Plan.

PROPOSAL 3

RATIFICATION OF SELECTION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

Selection of Independent Registered Public Accounting Firm

The Audit and Finance Committee of the Company’s Board has selected EisnerAmper LLP (“EisnerAmper”) to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2017. EisnerAmper has acted as the Company’s independent registered public accounting firm since June 2013.

Although it is not required to do so, the Audit and Finance Committee of the Company’s Board wishes to submit the selection of EisnerAmper to the Company’s Stockholders for ratification. If the Company’s Stockholders do not ratify the selection of EisnerAmper, the Audit and Finance Committee may reconsider whether it should appoint another independent registered public accounting firm. Even if the selection is ratified by the Company’s Stockholders, the Audit and Finance Committee may, at its discretion, change the selection at any time during the year, if it determines that such a change would be in the best interests of the Company and its Stockholders.

The Company expects that a representative or representatives of EisnerAmper will be present at the Annual Meeting to respond to appropriate questions. They also will have an opportunity to make a statement if they wish to do so.

Audit, Audit-Related, Tax and Other Fees

The table below presents fees billed to the Company for professional services rendered by EisnerAmper and its affiliates for the years ended December 31, 2015 and December 31, 2016.

	December 31, 2015	December 31, 2016
Audit Fees(1)	$274,250	$309,750
Audit-Related Fees(2)	7,866	17,830
Tax Fees(3)	—	74,208
All Other Fees	—	—
Total	$282,116	$401,788

(1)	Audit fees consisted of the audit of the Company’s annual financial statements, reviews of financial statements included in the Company’s quarterly reports on Form 10-Q, services provided in connection with the Company’s statutory and regulatory filings, including the review of registration statements and the issuance of consents, and services provided in connection with rendering an opinion under Section 404 of the Sarbanes-Oxley Act of 2002.
(2)	Audit-related fees consisted of an accounting consultation.
(3)	In 2016, EisnerAmper completed and filed the Company’s tax filings for fiscal year 2015.

Pre-Approval Policies and Procedures

The Audit and Finance Committee of the Company’s Board has adopted procedures pursuant to which all audit, audit-related and tax services, and all permissible non-audit services provided by the Company’s independent auditor to the Company, are pre-approved by the Audit and Finance Committee. All services rendered by EisnerAmper to the Company during the fiscal year ended December 31, 2016 were permissible under applicable laws and regulations, and all such services provided by EisnerAmper to the Company, other than de minimis non-audit services allowed under applicable laws, were approved in advance by the Audit and Finance Committee in accordance with the rules adopted by the SEC in order to implement requirements of the Sarbanes-Oxley Act of 2002.

Audit and Finance Committee Report

The Audit and Finance Committee of the ANI Board oversees ANI’s accounting and financial reporting processes and the audit of ANI’s annual financial statements. ANI’s management has the primary responsibility for the financial statements, the reporting process, and maintaining ANI’s system of internal control over financial reporting. EisnerAmper was engaged to perform an independent audit of ANI’s financial statements and to express an opinion on the conformity of those financial statements to generally accepted accounting principles in the United States.

In this context, the Audit and Finance Committee of the ANI Board has reviewed and discussed ANI’s audited financial statements prepared for inclusion in ANI’s annual report on Form 10-K for the year ended December 31, 2016 with ANI’s management. The Audit and Finance Committee of the ANI Board has also discussed with EisnerAmper the matters required to be discussed under applicable rules of the Public Company Accounting Oversight Board (the “PCAOB”). The Audit and Finance Committee has received from EisnerAmper the written disclosures and letter required by applicable rules of the PCAOB regarding EisnerAmper’s communications with ANI’s Audit and Finance Committee concerning independence and has discussed with EisnerAmper its independence from the Company and management. Relying on these reviews and discussions described above, the Audit and Finance Committee recommended to the ANI Board, and the ANI Board has approved, the inclusion of ANI’s audited financial statements for the year ended December 31, 2016 in ANI’s annual report on Form 10-K for the year ended December 31, 2016 for filing with the Securities and Exchange Commission.

Submitted by the Audit and Finance Committee

Tracy Marshbanks, Ph.D., Chair
Fred Holubow
Daniel Raynor

Vote Required; Recommendation of the Board

The affirmative vote of a majority of the votes cast by Stockholders present, in person or by proxy, and entitled to vote at the Annual Meeting, is required to ratify the selection of the appointment of EisnerAmper as the Company’s independent registered public accounting firm for the year ending December 31, 2017.

The Board recommends a vote “FOR” the ratification of the appointment of EisnerAmper LLP as the Company’s independent registered public accounting firm.

PROPOSAL 4

ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION

Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and corresponding proxy rules under the Exchange Act, the Company is presenting its Stockholders with an advisory (non-binding) vote on the executive compensation programs as described in this proxy statement for the Company’s named executive officers (sometimes referred to as “Say on Pay”).

The advisory vote on executive compensation is a non-binding vote on the compensation of the Company’s named executive officers as described in the section entitled “Executive Compensation,” the tabular disclosure regarding such compensation, and the accompanying narrative disclosure, set forth in this proxy statement. Please read the Executive Compensation section starting on page 28 of this proxy statement for a discussion about the Company’s executive compensation programs, including information about the fiscal year ended December 31, 2016 compensation of the Company’s named executive officers.

The advisory vote on executive compensation is not a vote on the Company’s general compensation policies, the compensation of the Company’s Board, or the Company’s compensation policies as they may relate to risk management. The Dodd-Frank Act requires that the Company hold the advisory vote on executive compensation at least once every three years. The Company last held an advisory vote on executive compensation on May 22, 2014.

The Compensation Committee of the Board oversees and administers the Company’s executive compensation program, including the determination and implementation of the Company’s compensation philosophy, policies, and objectives. The Compensation Committee has designed the executive compensation program to align executive compensation with the achievement of the Company’s business goals and strategies, both short- and long-term. The Compensation Committee also seeks to provide executive compensation at levels that will allow the Company to continue to be able to attract and retain the best possible executive candidates, including those who may be employed at or regularly travel to the Company’s Baudette, Minnesota manufacturing facilities.

The Company believes that the most significant components of its executive compensation program reflect sound governance practices and are consistent with industry standards. The Board believes that executive compensation is appropriately allocated between base salary and short- and long-term equity compensation opportunities so as to encourage strong short- and long-term performance, create clear alignment with stockholders and discourage excessive risk-taking.

The vote solicited by this Proposal 4 is advisory, and therefore is not binding on the Company, the Company’s Board or the Company’s Compensation Committee. The outcome of the vote will not require the Company, the Company’s Board or the Company’s Compensation Committee to take any action, and will not be construed as overruling any decision by the Company or the Board.

Furthermore, because this non-binding, advisory resolution primarily relates to the compensation of the Company’s named executive officers that has already been paid or contractually committed, there is generally no opportunity for the Company to amend these decisions. The Company’s Board and Compensation Committee each values the opinions of the Company’s stockholders and, to the extent there is any significant advisory vote against the executive compensation as disclosed in this proxy statement, the Company will consider its Stockholders’ view and evaluate what actions, if any, may be appropriate.

Vote Required; Recommendation of the Board

The affirmative vote of a majority of the votes cast by stockholders present, in person or by proxy, and entitled to vote at the Annual Meeting, is required for advisory approval of this Proposal 4.

The Board unanimously recommends that you vote “FOR” the approval, on an advisory basis, of the compensation of the Company’s named executive officers.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

The Company’s Board has adopted Corporate Governance Guidelines. The Guidelines, together with the Company’s Amended and Restated Certificate of Incorporation, Bylaws and charters of the Board’s committees, provide the framework for the governance of the Company. A copy of the Company’s Corporate Governance Guidelines and charters of the Audit and Finance Committee, Nominating and Corporate Governance Committee, and Compensation Committee can be found on the “Investors — Corporate Governance” section of the Company’s corporate website at www.anipharmaceuticals.com. Among the topics addressed in the Company’s Corporate Governance Guidelines are:

•	Board size, composition and qualifications;
•	Selection of directors;
•	Resignation of directors;
•	Board leadership;
•	Board committees;
•	Board and committee meetings;
•	Conflicts of interest;
•	CEO evaluation;
•	Board evaluation;
•	Director continuing education; and
•	Succession planning.

Director Independence

The Board has determined that five of the six director nominees — Robert E. Brown, Jr., Thomas A. Penn, Fred Holubow, Tracy L. Marshbanks, Ph.D., and Daniel Raynor, would be “independent directors” under the Listing Rules of The NASDAQ Stock Market. The Listing Rules of The NASDAQ Stock Market provide a non-exclusive list of persons who are not considered independent. For example, under these rules, a director who is, or during the past three years was, employed by the Company or by any parent or subsidiary of the Company, other than prior employment as an interim chief executive officer, would not be considered independent. No director qualifies as independent unless the Board of Directors of the Company affirmatively determines that the director does not have a material relationship with the listed company that would interfere with the exercise of independent judgment. In making an affirmative determination that a director is an “independent director,” the Company’s Board reviews and discusses information provided by these individuals and by the Company with regard to each of their business and personal activities as they may relate to the Company and its management.

Board Leadership Structure

The Company’s Board believes that its Stockholders are best served if the Board retains the flexibility to adapt its leadership structure to applicable facts and circumstances, which necessarily change over time. Accordingly, under the Company’s Corporate Governance Guidelines, the office of Chair of the Board and Chief Executive Officer may or may not be held by the same person. Currently, the Chair of the Board is Robert E. Brown, Jr., and the Company’s Chief Executive Officer is Arthur S. Przybyl.

The Company currently does not have a lead independent director. The Board may in the future determine to appoint a member to act as lead independent director.

Meetings

During the year ended December 31, 2016, the Board held eight meetings, the Audit and Finance Committee held six meetings, the Compensation Committee held three meetings and the Nominating and Corporate Governance Committee held one meeting. During the year, each member of the Board attended more than 75 percent of the Board meetings, and each of the members of the committees attended more than 75 percent of the meetings of which such director is a member. The Company encourages its directors to attend the Company’s annual meeting of Stockholders, if their schedules permit. At last year’s annual meeting, six of the Company’s directors attended the annual meeting through telephonic conferencing.

Committees of the Board

During 2016, the Board had three standing committees: the Audit and Finance Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. All of the members of each of these committees are independent. In January 2017, the Board established the Transaction Committee as its fourth standing committee. Under the rules of the Nasdaq Stock Market, the Transaction Committee is not required to be fully comprised of independent directors, and accordingly, the Transaction Committee is comprised of independent directors, as well as Arthur Przybyl, the Company’s President, Chief Executive Officer and director. The Company’s Corporate Governance Guidelines provide that the Board may establish and maintain other committees from time to time, as it deems necessary and appropriate. The following table provides a summary of the membership of the Board and each of its standing committees as of April 1, 2017:

Director	Board	Audit and Finance Committee	Nominating and Corporate Governance Committee	Compensation Committee	Transaction Committee
Robert E. Brown, Jr.	Chair			Chair	Chair
Arthur S. Przybyl	X				X
Fred Holubow	X	X
Tracy L. Marshbanks, Ph.D.	X	Chair	X	X	X
Thomas A. Penn	X		X		X
Daniel Raynor	X	X	Chair	X
Peter A. Lankau	X			X

Audit and Finance Committee

The primary responsibilities of the Company’s Audit and Finance Committee include:

•	Overseeing the Company’s accounting and financial reporting processes, systems of internal control over financial reporting, disclosure controls, and procedures on behalf of the Company’s Board of Directors, and reporting the results or findings of its oversight activities to the Board;
•	Having sole authority to appoint, retain and oversee the work of the Company’s independent registered public accounting firm and establishing the compensation to be paid to the independent registered public accounting firm;
•	Establishing and overseeing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls and/or auditing matters and for the confidential, anonymous submission by the Company’s employees of concerns regarding questionable accounting or auditing matters;
•	Reviewing and pre-approving all audit services and permissible non-audit services to be performed for the Company by its independent registered public accounting firm as provided under the federal securities laws and rules and regulations of the SEC; and
•	Overseeing the Company’s system to monitor and manage risk and legal and ethical compliance programs, including the establishment and administration of (and including the grant of any waiver from) a written code of ethics applicable to each of the Company’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions.

The Audit and Finance Committee has the authority to engage the services of outside experts and advisors as it deems necessary or appropriate to carry out its duties and responsibilities.

Composition and Audit Committee Financial Expert.  The current members of the Company’s Audit and Finance Committee are Dr. Marshbanks, Mr. Holubow and Mr. Raynor. Dr. Marshbanks is the Chairman of the Audit and Finance Committee.

Each current member of the Audit and Finance Committee qualifies as “independent” for purposes of membership on audit committees pursuant to the Listing Rules of The NASDAQ Stock Market and the rules and regulations of the SEC and is “financially literate” as required by the Listing Rules of The NASDAQ Stock Market. In addition, the Company’s Board of Directors has determined that Mr. Holubow, Dr. Marshbanks, and Mr. Raynor each qualifies as an “audit committee financial expert” as defined by the rules and regulations of the SEC and meets the qualifications of “financial sophistication” under the Listing Rules of The NASDAQ Stock Market as a result of his prior experience. Stockholders should understand that these designations related to the Audit and Finance Committee members’ experience and understanding with respect to certain accounting and auditing matters are disclosure requirements of the SEC and The NASDAQ Stock Market and do not impose upon any of them any duties, obligations or liabilities that are greater than those generally imposed on a member of the Audit and Finance Committee or of the Company’s Board.

Compensation Committee

The primary responsibilities of the Company’s Compensation Committee include:

•	Recommending to the Board the annual salaries, incentive compensation, long-term incentive compensation, special or supplemental benefits or perquisites, and any and all other compensation applicable to the Company’s chief executive officer and other executive officers;
•	Reviewing and making recommendations to the Board regarding employment agreements, severance arrangements, deferred compensation arrangements, change in control agreements/provisions, and any other similar compensation arrangements, in each case as, when and if appropriate, for the Company’s CEO and the other executive officers;
•	Reviewing and making recommendations to the Board regarding any corporate goals and objectives with respect to compensation for the Company’s CEO and other executive officers and establishing and leading a process for the full Board to evaluate the performance of the CEO and other executive officers in light of those goals and objectives;
•	Reviewing and discussing with the CEO and reporting periodically to the Board plans for executive officer development and corporate succession plans for the CEO and other key executive officers and employees;
•	Administering the Company’s equity compensation plans and recommending to the Board specific grants of options and other awards for all executive officers and determining the nature and extent of grants of options and other awards for all other employees;
•	Making recommendations to the Board with respect to any new equity compensation plan or any material change to any existing plans; and
•	Providing recommendations to the Board on compensation-related proposals to be considered at the Company’s annual meeting of Stockholders, including the frequency with which the Company should submit to Stockholders an advisory vote on executive compensation, or Say on Pay.

The Company’s Compensation Committee has the authority to engage the services of outside experts and advisors as it deems necessary or appropriate to carry out its duties and responsibilities.

Composition.  The current members of the Compensation Committee are Mr. Brown, Dr. Marshbanks, Mr. Raynor and Mr. Lankau. Mr. Brown is the Chair of the Compensation Committee. Each of the current members of the committee is an “independent director” under the Listing Rules of The NASDAQ Stock Market and a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act.

Nominating and Corporate Governance Committee

The primary responsibilities of the Company’s Nominating and Corporate Governance Committee include:

•	Identifying individuals qualified to become members of the Company’s Board;
•	Recommending director nominees for each annual meeting of the Company’s Stockholders and director nominees to fill any vacancies that may occur between meetings of Stockholders;
•	Being aware of the best practices in corporate governance and developing and recommending to the Company’s Board a set of corporate governance standards to govern the Company and its management and employees in the conduct of the Company’s business and affairs; and
•	Developing and overseeing the annual board and board committee evaluation processes.

The Company’s Nominating and Corporate Governance Committee has the authority to engage the services of outside experts and advisors as it deems necessary or appropriate to carry out its duties and responsibilities.

Composition.  The current members of the Company’s Nominating and Corporate Governance Committee are Dr. Marshbanks, Mr. Raynor and Mr. Penn. Mr. Raynor is the Chair of the Nominating and Corporate Governance Committee. Each of the current members of the nominating and corporate governance committee is an “independent director” within the meaning of the Listing Rules of The NASDAQ Stock Market.

Transaction Committee

The primary responsibility of the Company’s transaction committee is to review with management and recommend to the Board, among other things, the Company’s investment, joint venture, strategic partnership, acquisition and financing strategy.

The Company’s Transaction Committee has the authority to engage the services of outside experts and advisors as it deems necessary or appropriate to carry out its duties and responsibilities.

Composition.  The current members of the Company’s Transaction Committee are Mr. Brown, Dr. Marshbanks, Mr. Penn and Mr. Przybyl. Mr. Brown is the Chair of the Transaction Committee.

Code of Ethics

The Company has adopted a Code of Ethics that applies to all of the Company’s employees, officers and directors, including its CEO and CFO. The Company posts its Code of Ethics on its website at www.anipharmaceuticals.com. The Company intends to post on its website all disclosures required by the Listing Rules of The NASDAQ Stock Market concerning any amendments to, or waivers from, any provision of the Company’s Code of Ethics. No waivers from the Company’s Code of Ethics were requested or granted during fiscal year ended December 31, 2016.

The Sarbanes-Oxley Act of 2002 requires companies to have procedures in place to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters. The Company currently has such procedures in place and its Audit and Finance Committee is responsible for overseeing them.

Communications with the Board

Any Stockholder or other interested party who wishes to communicate directly with the Company’s Board of Directors should write to the Company’s Corporate Secretary, c/o ANI Pharmaceuticals, Inc., 210 Main Street West, Baudette, Minnesota 56623.

Relevant communications will be distributed to any specified director or all directors depending on the facts and circumstances outlined in the individual communication. In accordance with instructions from the Board, the Corporate Secretary reviews, organizes and distributes such communications to the full Board, the independent directors or one or more directors, as appropriate.

Compensation of Directors

On April 7, 2016, the Board, upon the recommendation of the Nominating Committee, made equity grants to non-employee directors. For the 2016 fiscal year, each non-employee director received options to purchase 2,000 shares of the Company’s common stock, at an exercise price of $40.59 per share, the closing price of the Company’s common stock on the date of grant, and 1,000 shares of restricted common stock. In addition, for his services as Chairman of the Board, Robert E. Brown, Jr. received additional options to purchase 1,250 shares of the Company’s common stock at an exercise price of $40.59 per share. The options and restricted common stock vest on the first anniversary of the grant date. These grants are noted in the table below.

The Company is also obligated to indemnify its directors against certain expenses in certain circumstances under Delaware law and pursuant to the Company’s governance documents.

The following table sets forth certain information with respect to the compensation paid or awarded by the Company to its non-management directors for the fiscal year ended December 31, 2016.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Robert E. Brown, Jr.(2)	$75,000	$40,590	$61,588	$—	$—	$—	$177,178
Tracy L. Marshbanks, Ph.D.(2)	$85,000	$40,590	$37,900	$—	$—	$—	$163,490
Thomas A. Penn(2)	$45,000	$40,590	$37,900	$—	$—	$—	$123,490
Fred Holubow	$55,000	$40,590	$37,900	$—	$—	$—	$133,490
Peter A. Lankau	$57,500	$40,590	$37,900	$—	$—	$—	$135,990
Daniel Raynor(2)	$72,500	$40,590	$37,900	$—	$—	$—	$150,990

(1)	The amounts shown for stock and option awards relate to awards granted under the Company’s Fourth Amended and Restated 2008 Stock Incentive Plan (“2008 Plan”). The dollar amounts shown in these columns do not reflect cash actually received by the directors, but instead represent the aggregate grant-date fair value of equity calculated in accordance with FASB ASC Topic 718. See Note 8 to the audited financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 for further information about the assumptions underlying the calculations made with respect to the restricted stock and option grants noted in this table. All options vest upon the first anniversary of the grant date.
(2)	Cash compensation payable to Mr. Brown and Mr. Penn for their services on the Board is remitted directly to their employer, MVP Management Company. Cash compensation payable to Dr. Marshbanks for his services on the Board is remitted directly to his employer, First Analysis Corp. Cash compensation payable to Mr. Raynor for his services on the Board is remitted directly to his employer, The Argentum Group.

Equity Compensation Plan Information

The following table summarizes the securities authorized for issuance under the 2008 Plan as of December 31, 2016:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options and Rights (a)	Weighted Average Exercise Price of Outstanding Options and Rights(1) (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans(2) (excluding securities reflected under column (a)) (c)
Equity compensation plans approved by Stockholders: Fourth Amended and Restated 2008 Stock Incentive Plan	641,399	$35.41	249,442
Equity compensation plans not approved by Stockholders	—	—	—
Total	641,399	$35.41	249,442

(1)	Represents options and restricted shares.
(2)	The number of shares reserved for issuance under the 2008 Plan is also subject to adjustment in the event of a share split, share dividend, or other change in the Company’s capitalization. Generally, awards that are forfeited or canceled under the 2008 Plan will be available for future grants.

EXECUTIVE OFFICERS

The Company’s current officers are Arthur S. Przybyl, President and Chief Executive Officer, whose biographical information appears above, under the section “Election of Directors,” and the following officers:

Stephen P. Carey, 46, has been the Company’s Vice President, Finance and Chief Financial Officer since May 2016. From June 2007 to October 2015, Mr. Carey held various executive financial positions at Par Pharmaceutical Companies, Inc., including Senior Vice President, Controller and Principal Accounting Officer. Prior to that, Mr. Carey held various financial and accounting positions at Schering-Plough Corporation. Mr. Carey has over 20 years of experience as a financial executive, 15 of which are in the pharmaceutical industry. Mr. Carey began his career at PricewaterhouseCoopers. Mr. Carey graduated from Montclair State University with a B.S. degree in Accounting.

James G. Marken, 54, had served as ANIP’s Vice President, Operations and Product Development, since March 2009, He has served as the Company’s Vice President, Operations, since June 2013 and was promoted to Senior Vice President, Operations and Product Development in May 2016. Mr. Marken joined ANIP in March 2007 as General Manager of the Minnesota facilities. As Vice President, Operations and Product Development, Mr. Marken has been principally responsible for the following areas: manufacturing, packaging, engineering/maintenance, purchasing, and warehousing. Mr. Marken brings over 20 years of pharmaceutical industry experience to the Company. Prior to joining ANIP in March 2007, he worked for Solvay Pharmaceuticals as plant manager and in various departments including quality control, validation and manufacturing. Mr. Marken holds a B.S. degree in Chemistry from Bemidji State University.

Robert Schrepfer, 45, since August 12, 2013, Mr. Schrepfer had served as the Company’s Vice President of New Business Development and Contract Manufacturing and was promoted to Senior Vice President of New Business Development and Specialty Sales in May 2016. From 2005 to 2013, Mr. Schrepfer served as Assistant Portfolio Manager at Healthcare Value Capital, LLC, an SEC-registered healthcare investment firm. Mr. Schrepfer co-managed the firm’s private equity portfolio and oversaw investments in healthcare services, devices and specialty pharmaceuticals. In addition, he was principal and founder of National Healthcare Analysis Group, LLC and served as Chief Financial Officer of National Healthcare Analysis Partners 1, LP, a partnership that seeks to identify and pursue healthcare fraud.

Between 2003 and 2005, Mr. Schrepfer was Managing Director at Bear Stearns & Co. Inc., providing sell side research coverage of the pharmaceuticals industry. Mr. Schrepfer served as Clinical Director and Director of Outcomes and Research at the Centers for Aquatic Rehabilitation from 1997 to 2001. Mr. Schrepfer received an M.B.A. in Finance and Health Sector Management from Duke University, an M.S. in Physical Therapy from the University of Indianapolis, and a B.A. degree from the University of Kansas. He is currently a member of the Health Sector Advisory Council at Duke University.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The following Compensation Discussion and Analysis (“CD&A”) explains the Company’s compensation program philosophy, structure, and decision-making process for 2016 with respect to the Company’s named executive officers in the positions in which they served for the fiscal year ended December 31, 2016.

•	Arthur S. Przybyl — President and Chief Executive Officer
•	Stephen P. Carey — Vice President, Finance and Chief Financial Officer (as of May 5, 2016)
•	Charlotte C. Arnold — Vice President, Finance and Chief Financial Officer (until May 5, 2016).
•	James G. Marken — Senior Vice President, Operations and Product Development
•	Robert Schrepfer — Senior Vice President, New Business Development and Specialty Sales

Overview

The pharmaceutical industry is very competitive, and the Company faces competition from U.S. and foreign manufacturers, many of whom have greater financial resources than us. Therefore, the Company’s long-term success requires that it be resourceful, efficient, and flexible. The Company’s executive compensation program is designed with those characteristics in mind to successfully attract, retain, and motivate the best possible talent to foster its business success and to reward its executives for performance that drives value for its Stockholders.

In recent years, the Company’s operations have increased significantly, by both organic growth and through acquisitions. To achieve its long-term goals, the Company needs to conserve resources and capital and maintain flexibility with respect to all aspects of its business, including executive compensation. For these reasons, the Company’s management and the Compensation Committee have not adopted standard policies, guidelines, or timelines for awarding base-salary increases, cash bonuses, and long-term equity-based compensation, or other aspects of executive compensation. Nor has the Compensation Committee established formal policies or complex formulas for allocating total executive compensation among the different components. Instead, the Compensation Committee believes it is important to have a compensation philosophy that preserves flexibility to exercise its discretion and not overly constrain the Company by formal policies or complex formulas.

Compensation Philosophy and Objectives

The Compensation Committee generally reviews management’s compensation recommendations in comparison with compensation programs of designated peer companies, with further adjustments as it deems appropriate to take into account the individual and collective performance of management and progress toward or achievement of important company goals that it believes could increase stockholder value. The Compensation Committee also factors into its decisions such other considerations as changing business conditions, the Company’s cash resources, and overall market conditions. In exercising its discretion, the Compensation Committee also remains committed to the principle that executives should be rewarded for performance that increases stockholder value.

The Compensation Committee recognizes the importance of providing competitive total compensation packages to attract, retain, and motivate qualified executives, ensure that executives are rewarded for success, while also conserving resources. For example, although the Compensation Committee assesses peer companies to gain an understanding of relative levels of executive compensation in our industry, and aims to set executive compensation at-or-near the 50th percentile of peer companies, it does not follow any fixed, pre-determined benchmark but instead adjust for the factors we described above, individual performance and qualities, and the totality of the circumstances and information available to the Compensation Committee.

The compensation paid to our named executive officers in 2016 reflected our primary compensation objectives of:

•	Providing a competitive total compensation package to enable us to attract, retain, and motivate qualified executives;
•	Aligning compensation decisions with stockholder interests by tying executive compensation to attainment of goals and milestones that create stockholder value and enhance the long-term success of our business (i.e., pay for performance);
•	Creating a direct link between stockholder and management interests by compensating executives with equity ownership; and
•	Allowing the Compensation Committee to retain significant discretion to set and adjust named executive officer compensation based on facts and circumstances unique to the Company during any given year.

As discussed below, our executive compensation program for 2016 was intended to strike a balance among three primary components of base salary, cash bonuses, and long-term equity incentive compensation in order to best achieve our compensation objectives and drive our performance.

Compensation Component	Primary Purposes	Basic Design
Base Salary	To attract and retain talented executives and to reward their scope of responsibilities, experience and industry knowledge	Fixed cash compensation, may be adjusted annually by the Board at the recommendation of the Compensation Committee
Annual Bonus	To motivate and reward executives to achieve or exceed the Company’s goals	Target bonus is set as percentage of base salary, payable in cash
	To foster accountability for continued performance	No minimum guaranteed payout; bonuses are approved by the Board at the recommendation of the Compensation Committee
The Board has discretion to award bonuses beyond the target to reward extraordinary performance upon recommendation by the Compensation Committee
Long-Term Equity Awards	To motivate executives to drive performance	Consists of restricted stock and options-based awards, vesting over four years in equal annual increments
	To foster accountability for continued performance	No minimum guaranteed payout, and long-term equity is awarded at the discretion of the Board upon recommendation by Compensation Committee
To align compensation with long-term stockholder growth

Process for Determining Executive Compensation

Peer Group Assessment

The Compensation Committee is responsible for, among other things, oversight of all aspects of executive compensation. In 2015, the Compensation Committee engaged Radford as its independent executive compensation consultant. Radford performed an analysis of a group of 16 peer companies. The 2015 peer group consisted of the following companies: Aceto, Albany Molecular Research, Cambrex, Depomed, Horizon Pharmaceuticals, Teligent, Inc. (formerly IGI Laboratories), Impax Laboratories, INSYS Therapeutics, Lannett, Momenta Pharmaceuticals, Pernix Therapeutics Holdings, POZEN, Prestige Brands Holdings, Sagent Pharmaceuticals, Spectrum Pharmaceuticals and Supernus Pharmaceuticals.

In addition, Radford also compared the Company’s executive compensation program with the Radford Global Life Sciences Survey (which provides data concerning cash and long-term compensation paid to executives in the life sciences industry). The Radford Global Life Sciences Survey reviews 40 public biopharmaceutical companies with net revenue between $20 million to $170 million, and market capitalization between $260 million and $2.4 billion. Radford blended equally the group of 16 peer companies with the Radford Global Life Sciences Survey, and assessed each component of the Company’s executive compensation program — base salary, annual bonus, total short term incentives (base salary plus annual bonus), long-term equity awards, and total compensation. Radford presented its analysis and provided its commentary on the Company’s executive compensation program to the Compensation Committee for the Compensation Committee’s consideration.

In 2016, the Compensation Committee engaged Radford to provide the Compensation Committee with 2016 data for the 2015 peer group, to inform and guide the Compensation Committee in its 2016 executive compensation analysis and determinations.

Internal Evaluations

The Compensation Committee receives and considers in its discussions detailed data and other information prepared by management. Among other things, the Compensation Committee reviewed the Company’s financial performance during 2016, the quantity and quality of the Company’s product launches in 2016, the Company’ stock price, the Company’s overall business operations and market conditions. It also considers the recommendations of management in establishing compensation policies and in setting the amount of and the form of compensation paid to executives. Management also develops certain metrics for consideration by the Compensation Committee, including the rate at which we have issued options over recent years, the allocation of equity awards among all of our employee groups, the weighted-average exercise price of outstanding options for each executive, and other data reflective of the value of the elements of long-term executive compensation.

For each named executive officer other than the Chief Executive Officer, the Chief Executive Officer makes a recommendation to the Compensation Committee based on internal management reviews and discussions. The Compensation Committee conducts an independent review with respect to the Chief Executive Officer’s compensation. The Compensation Committee then considers all factors that it deems relevant before making its recommendations on executive compensation to the Board, which is responsible for the final approval of executive compensation. Arthur Przybyl, the Company’s President, Chief Executive Officer and member of the Board, is not present in any discussions relating to his compensation and abstains from voting on all matters relating to his compensation.

In making its recommendations to the Board, the Compensation Committee assessed base salary levels, bonus targets, equity ranges and structures, and other significant aspects of executive compensation of each of the identified peer companies. The Compensation Committee used this data to help inform and validate decisions related to the Company’s executive compensation and agreements related to such executive compensation generally.

Named Executive Officer Compensation

Arthur S. Przybyl — President and Chief Executive Officer.  The Board, upon the recommendation of the Compensation Committee, set Mr. Przybyl’s 2016 base salary at $572,000. On April 7, 2016, Mr. Przybyl was granted options to purchase 37,500 shares of the Company’s common stock at an exercise price of $40.59 per share, the closing price of the Company’s common stock on the date of grant. The options vest in equal annual installments on the first, second, third and fourth anniversaries of the grant date and are scheduled to expire on April 6, 2026. On the same day, Mr. Przybyl was also granted 18,750 shares of restricted common stock, which vest in equal annual installments on the first, second, third and fourth anniversaries of the date of grant. For 2016, Mr. Przybyl received a cash bonus of $343,200, which was the target amount of 60 percent of his base salary, and an additional bonus of $57,200, which was equal to 10% of his 2016 salary.

Charlotte C. Arnold — Vice President, Finance and Chief Financial Officer.  The Board, upon the recommendation of the Compensation Committee and the Company’s Chief Executive Officer, set Ms. Arnold’s 2016 base salary at $370,000. On April 7, 2016, Ms. Arnold was granted options to purchase 8,000 shares of the Company’s common stock at an exercise price of $40.59 per share, the closing price of the Company’s common stock on the date of grant. The options vest in equal annual installments on the first, second, third and fourth anniversaries of the grant date and are scheduled to expire on April 6, 2026. On the same day, Ms. Arnold was also granted 4,200 shares of restricted common stock, which vest in equal annual installments on the first, second, third and fourth anniversaries of the date of grant. On April 26, 2016, Ms. Arnold and the Company entered into a Separation Agreement and Release (the “Separation Agreement”), and Ms. Arnold resigned from the Company as of May 5, 2016. In accordance with the terms of the Separation Agreement, the Company paid Ms. Arnold cash compensation of $148,000 for achievement of certain goals, engaged Ms. Arnold as a consultant to the Company for a fee of $136,850 (of which Ms. Arnold earned and was paid $95,795 in 2016), accelerated the vesting of certain incentive stock options previously granted to Ms. Arnold that were scheduled to vest on or prior to July 31, 2017 to a vesting date of May 5, 2016 and accelerated any other unvested shares of restricted stock or stock options previously granted to Ms. Arnold that were scheduled to vest on or prior to July 31, 2017 to a vesting date of March 15, 2017. The fair market value of the shares of restricted stock and stock options, the vesting of which were accelerated pursuant to the Separation Agreement, was $1,141,710.

Stephen P. Carey — Vice President, Finance and Chief Financial Officer.  The Board, upon the recommendation of the Compensation Committee and the Company’s Chief Executive Officer, set Mr. Carey’s 2016 base salary at $360,000. On May 6, 2016, Mr. Carey was granted options to purchase 50,000 shares of the Company’s common stock at an exercise price of $46.49 per share, the closing price of the Company’s common stock on the date of grant. The options vest in equal annual installments on the first, second, third and fourth anniversaries of the grant date and are scheduled to expire on May 5, 2026. For 2016, Mr. Carey received a cash bonus of $96,012, which was the target amount of 40 percent of his base salary prorated for 2016.

James G. Marken — Senior Vice President, Operations and Product Development.  The Board, upon the recommendation of the Compensation Committee and the Company’s Chief Executive Officer, set Mr. Marken’s 2016 base salary at $291,500. On April 7, 2016, Mr. Marken was granted options to purchase 3,750 shares of the Company’s common stock at an exercise price of $40.59 per share, the closing price of the Company’s common stock on the date of grant. The options vest in equal annual installments on the first, second, third and fourth anniversaries of the grant date and are scheduled to expire on April 6, 2026. On the same day, Mr. Marken was also granted 1,875 shares of restricted common stock, which vest in equal annual installments on the first, second, third and fourth anniversaries of the date of grant. For 2016, Mr. Marken received a cash bonus of $117,339, which was the target amount of 35 percent of his base salary, and a bonus of $46,751 in connection with his promotion to Senior Vice President.

Robert Schrepfer — Senior Vice President, New Business Development and Specialty Sales.  The Board, upon the recommendation of the Compensation Committee and the Company’s Chief Executive Officer, set Mr. Schrepfer’s 2016 base salary at $301,000. On April 7, 2016, Mr. Schrepfer was granted options to purchase 9,500 shares of the Company’s common stock at an exercise price of $40.59 per share, the closing price of the Company’s common stock on the date of grant. The options vest in equal annual installments on the first, second, third and fourth anniversaries of the grant date and are scheduled to expire on April 6, 2026. On the same day, Mr. Schrepfer was also granted 4,750 shares of restricted common stock, which vest in equal annual installments on the first, second, third and fourth anniversaries of the date of grant. For 2016, Mr. Schrepfer received a cash bonus of $138,460 which was the target amount of 40 percent of his base salary.

Compensation Recovery Policy

We do not currently have a policy to attempt to recover discretionary cash bonus payments paid to our executive officers if the performance achievements or other facts and circumstances that informed such payments were to be restated or found not to have been as believed. However, as a public company subject to the provisions of Section 304 of the Sarbanes-Oxley Act of 2002, if we are required as a result of misconduct to restate our financial results due to material non-compliance with any financial reporting requirements under federal securities laws, our Chief Executive Officer and Chief Financial Officer may be legally required to reimburse the Company for any bonus or other incentive-based or equity-based compensation they receive.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion & Analysis included in this Proxy Statement with management, and the Compensation Committee recommended to the full Board that the CD&A be included in this Proxy Statement and incorporated by reference into the Company’s annual report on Form 10-K for the year ended December 31, 2016.

THE COMPENSATION COMMITTEE

Robert E. Brown, Jr., Chair
Tracy L. Marshbanks, Ph.D.
Daniel Raynor
Peter A. Lankau

Summary Compensation Table

The following table sets forth certain information with respect to the compensation paid or awarded by the Company to its named executive officers for the last three fiscal years.

Name and Principal Position	Year	Salary	Bonus	Stock Awards(1)	Option Awards(2)	Non-Equity Incentive Plan Compensation(3)	All Other Compensation		Total
Arthur S. Przybyl President, Chief Executive Officer and Director	2016	$572,000	$57,200	$761,063	$751,500	$343,200	$29,100	(4)	$2,514,063
	2015	$568,331	$—	$1,030,650	$998,400	$343,200	$10,000		$2,950,581
	2014	$461,452	—	$379,008	$454,155	$447,300	$10,000		$1,751,915
Stephen P. Carey Vice President, Finance and Chief Financial Officer	2016	$229,848	$—	$—	$1,146,500	$96,012	$—		$1,472,360
Charlotte C. Arnold Vice President, Finance and Chief Financial Officer	2016	$140,133	$—	$170,478	$160,320	$—	$1,396,548	(5)	$1,867,479
	2015	$368,831	$—	$288,582	$266,240	$148,000	$—		$1,071,653
	2014	$303,080	$—	$177,660	$213,720	$195,000	$—		$889,460
James G. Marken Senior Vice President, Operations and Product Development	2016	$315,067	$46,751	$76,106	$75,150	$117,339	$11,894	(6)	$642,307
	2015	$293,647	$—	$103,065	$99,840	$87,450	$—		$584,002
	2014	$259,455	$—	$97,713	$115,765	119,250	$—		$592,183
Robert Schrepfer Senior Vice President, New Business Development and Specialty Sales	2016	$325,317	$—	$192,803	$190,380	$138,460	$11,948	(6)	$858,908
	2015	$300,262	$—	$206,130	$199,680	$120,400	$—		$826,472
	2014	$259,159	$—	$148,050	$556,850	$159,000	$—		$1,123,059

(1)	Amounts reflect the aggregate grant date fair value of stock awards computed in accordance with FASB ASC Topic 718 and are not necessarily an indication of actual gains from previously granted equity awards. The grant date fair value of each award is measured based on the closing price of the Company’s common stock on the date of grant.

(2)	Amounts reflect the aggregate grant date fair value of option awards computed in accordance with FASB ASC Topic 718 and are not necessarily an indication of actual gains from previously granted equity awards. The fair value of each option grant is estimated based on the fair market value on the date of grant and using the Black-Scholes option pricing model.
(3)	Represents 100%, 100%, and 150%, respectively, of the targeted cash incentive opportunity paid in respect of achievement of the fiscal year ended December 31, 2016, 2015 and 2014 key performance targets.
(4)	Represents (i) the amount of the annual car allowance in the amount of $10,000 that Mr. Przybyl is entitled to under his employment agreement with the Company and (ii) $19,100 in 401(k) matching contribution by the Company.
(5)	Represents (i) $148,000 in cash paid to Ms. Arnold under her Separation Agreement for achievement of certain goals, (ii) $11,043 in 401(k) matching contribution by the Company, (iii) $1,141,710, which is the fair value of stock options and restricted stock awards, the vesting of which were accelerated pursuant to Ms. Arnold’s Separation Agreement and (iv) $95,795, which was earned by and paid to Ms. Arnold pursuant to work as a consultant to the Company during 2016 pursuant to the Separation Agreement.
(6)	Represents $11,894 in 401(k) matching contribution by the Company.
(7)	Represents $11,948 in 401(k) matching contribution by the Company.

Grants of Plan-Based Awards

The following table sets forth information regarding each grant of an award made to each named executive officer for the fiscal year ended December 31, 2016.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards
Arthur S. Przybyl	4/7/2016	18,750	—	—	$761,063
	4/7/2016	—	37,500	$40.59	$751,500
Stephen P. Carey	5/6/2016	—	50,000	$46.49	$1,146,500
Charlotte C. Arnold	4/7/2016	4,200	—	—	$170,478
	4/7/2016	—	8,000	$40.59	$160,320
James G. Marken	4/7/2016	1,875	—	—	$76,106
	4/7/2016	—	3,750	$40.59	$75,150
Robert Schrepfer	4/7/2016	4,750	—	—	$192,803
	4/7/2016	—	9,500	$40.59	$190,380

Option Exercises and Stock Vested Table

The following table sets forth information regarding the vesting and exercise of stock awards and stock options during the fiscal year ended December 31, 2016 for each named executive officer on an aggregated basis.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Arthur S. Przybyl	69,624	$3,428,595	6,950	$320,716
Charlotte C. Arnold	28,167	$1,163,838	1,050	$45,413
James G. Marken	—	$—	1,200	$57,089
Robert Schrepfer	6,000	$142,140	2,000	$94,363

Outstanding Equity Awards at Fiscal Year-End

Name	Option Awards						Stock Awards(1)
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Arthur S. Przybyl	—	23,959	(2)	—	$6.36	07/11/2023	—	—
	—	12,750	(3)	—	$33.00	03/31/2024	—	—
	7,500	22,500	(4)	—	$68.71	04/15/2025	—	—
	—	37,500	(5)	—	$40.59	04/6/2026	—	—
	—	—		—	—	—	6,400	$387,968
	—	—		—	—	—	11,250	$681,975
	—	—		—	—	—	18,750	$1,136,625
Stephen P. Carey	—	50,000	(6)	—	$46.49	05/5/2026	—	—
Charlotte C. Arnold	—	4,000	(7)	—	$68.71	04/15/2025	—	—
	—	—		—	—	—	3,000	$181,860
	—	—		—	—	—	1,050	$63,651
James G. Marken	7,397	7,396	(2)	—	$6.36	07/11/2023	—	—
	1,625	3,250	(3)	—	$33.00	03/31/2024	—	—
	750	2,250	(4)	—	$68.71	04/15/2025	—	—
	—	3,750	(5)	—	$40.59	04/6/2026	—	—
	—	—		—	—	—	1,650	$100,023
	—	—		—	—	—	1,125	$68,198
	—	—		—	—	—	1,875	$113,663
Robert Schrepfer	17,126	11,563	(8)	—	$6.60	07/31/2023	—	—
	5,000	5,000	(3)	—	$33.00	03/31/2024	—	—
	12,500	12,500	(9)	—	$28.76	08/19/2024	—	—
	1,500	4,500	(4)	—	$68.71	04/15/2025	—	—
	—	9,500	(5)	—	$40.59	04/06/2026
	—	—		—	—	—	2,500	$151,550
	—	—		—	—	—	2,250	$136,395
	—	—		—	—	—	4,750	$287,945

(1)	The closing market price of the Company’s common stock on December 30, 2016 was $60.62
(2)	Such options vest on July 12, 2017.
(3)	Such options vest in two equal installments on April 1, 2017 and April 1, 2018.
(4)	Such options vest in three equal installments on April 16, 2017, April 16, 2018 and April 16, 2019.
(5)	Such options vest in four equal installments on April 7, 2017, April 7, 2018, April 7, 2019 and April 7, 2020.
(6)	Such options vest in four equal installments on May 6, 2017, May 6, 2018, May 6, 2019 and May 6, 2020.
(7)	Such options vested on March 15, 2017.
(8)	Such options vest on July 31, 2017.
(9)	Such options vest in two equal installments on August 20, 2017 and August 20, 2018.

Executive Employment Agreements

Arthur S. Przybyl

Mr. Przybyl serves as the Company’s President and Chief Executive Officer. The Company entered into an employment letter agreement with Mr. Przybyl in February 2009. The term of the agreement is open-ended; therefore, Mr. Przybyl is free to resign for any reason or for no reason and the Company is free to conclude the at-will employment relationship with Mr. Przybyl at any time, with or without cause, subject to certain severance provisions described below.

Under the agreement, Mr. Przybyl’s original annual base salary was $325,000, subject to a 10 percent increase on the first anniversary of the letter agreement if ANI achieved positive EBITDA during the first year of the letter agreement or other changes as the Compensation Committee and the Board determined in their discretion. In addition to his salary, Mr. Przybyl’s agreement provides him with an automobile allowance of $10,000 per year, payable in equal monthly installments. Mr. Przybyl is also eligible for an annual cash bonus, the target of which is up to 60 percent of his base salary, based on the achievement of certain individual and corporate objectives, as determined by the Board. The base salary and target bonus are subject to change from time to time by the Company.

Under the terms of the employment agreement, if Mr. Przybyl is terminated by the Company other than for cause, upon the receipt from him of a release in form and substance satisfactory to the Company, he is entitled to receive, in addition to unpaid salary and expenses and payment of accrued incentive compensation amounts, (i) an amount equal to his base salary for a period of 12 months, which amount may be paid, at the Company’s election, either in a lump sum or by salary continuation, and a prorated portion of his targeted annual bonus to the extent that the corresponding objectives are achieved prior to the termination of employment and (ii) amounts or reimbursements for the premiums to continue health insurance coverage as in effect at the time of the termination of employment for a period of 12 months under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”).

Stephen P. Carey

Mr. Carey serves as the Company’s Vice President, Finance and Chief Financial Officer. In April 2016, the Company entered into an employment letter agreement with Mr. Carey. The term of the agreement is open-ended; therefore, Mr. Carey is free to resign for any reason or for no reason and the Company is free to conclude the at-will employment relationship with Mr. Carey at any time, with or without cause, subject to certain severance provisions described below.

Under the agreement, Ms. Carey’s annual base salary was $360,000. Mr. Carey is eligible for an annual cash bonus, the target of which is up to 40 percent of his base salary, based on the achievement of certain individual and corporate objectives, as determined by the Board. The base salary and target bonus are subject to change from time to time by the Company.

Under the terms of the employment agreement, if Mr. Carey is terminated by the Company, other than for cause, upon the receipt from him of a release in form and substance satisfactory to the Company, he is entitled to receive (i) an amount equal to his base salary for a period of 12 months, which amount may be paid, at the Company’s election, either in a lump sum or by salary continuation and (ii) amounts or reimbursements for the premiums to continue health insurance coverage as in effect at the time of the termination of employment for a period of 12 months under COBRA.

James G. Marken

Mr. Marken serves as the Company’s Senior Vice President, Operations and Product Development. In May 2007, the Company entered into an employment agreement with Mr. Marken. The term of the agreement was originally for two years and to date has been automatically renewed for one-year periods pursuant to the employment agreement. Mr. Marken may terminate the agreement with good reason or without good reason, and the Company may terminate the employment relationship with Mr. Marken at any time, with or without cause, subject to certain severance provisions described below.

Under the terms of the employment agreement, if Mr. Marken is terminated by the Company without good cause, upon the receipt from him of a release in form and substance satisfactory to the Company, he is entitled to receive (i) severance equal to his base salary for a period of 12 months; (ii) a prorated portion of the current year’s bonus, determined by the Company in the ordinary course consistent with past practice; and (iii) continuation of any health benefits in which he was enrolled at the time of termination for a period of 12 months.

Under the agreement, Mr. Marken’s original annual base salary was $147,000. Mr. Marken is eligible for an annual cash bonus, the target of which is up to 35 percent of his base salary, based on the achievement of certain individual and corporate objectives, as determined by the Board. The base salary and target bonus are subject to change from time to time by the Company.

Robert Schrepfer

Mr. Schrepfer serves as the Company’s Senior Vice President, New Business Development and Specialty Sales. In July 2013, the Company entered into an employment letter agreement with Mr. Schrepfer. The term of the agreement is open-ended; therefore, Mr. Schrepfer is free to resign for any reason or for no reason and the Company is free to conclude the at-will employment relationship with Mr. Schrepfer at any time, with or without cause, subject to certain severance provisions described below.

Under the agreement, Mr. Schrepfer’s original annual base salary was $245,000. Mr. Schrepfer is eligible for an annual cash bonus, the target of which is up to 40 percent of his base salary, based on the achievement of certain individual and corporate objectives, as determined by the Board.

Under the terms of the employment agreement, if Mr. Schrepfer is terminated by the Company without cause, upon the receipt from him of a release in form and substance satisfactory to the Company, he is entitled to receive (i) an amount equal to his base salary for a period of 12 months, which amount may be paid, at the Company’s election, either in a lump sum or by salary continuation and (ii) amounts or reimbursements for the premiums to continue health insurance coverage as in effect at the time of the termination of employment for a period of 12 months under COBRA.

Potential Payments Upon Termination or Change of Control

The following table sets forth the severance amount and the stated period for continued employee benefits to which each of the named executive officers would be entitled upon termination without cause, for cause, with good reason, upon death, or upon disability as of December 31, 2016, as set forth in the relevant employment agreement. The table excludes Charlotte C. Arnold, who entered into the Separation Agreement on April 27, 2016, and resigned effective May 5, 2016. In accordance with the terms of the Separation Agreement, the Company paid Ms. Arnold cash compensation of $148,000 for achievement of certain goals, engaged Ms. Arnold as a consultant to the Company for a fee of $136,850 (of which Ms. Arnold earned and was paid $95,795 in 2016), accelerated the vesting of certain incentive stock options previously granted to Ms. Arnold that were scheduled to vest on or prior to July 31, 2017 to a vesting date of May 5, 2016 and accelerated any other unvested shares of restricted stock or stock options previously granted to Ms. Arnold that were scheduled to vest on or prior to July 31, 2017 to a vesting date of March 15, 2017. The fair market value of the shares of restricted stock and stock options, the vesting of which were accelerated pursuant to the Separation Agreement, was $1,141,710.

Name	Reason for Termination	Severance Amount ($)	Stated Period for Continued Employee Benefits
Arthur S. Przybyl	Without Cause	$915,200	12 months (health insurance coverage under COBRA)
	With Good Reason	—	—
	Death	—	—
	Disability	—	—
Stephen P. Carey	Without Cause	$360,000	12 months (health insurance coverage under COBRA)
	With Good Reason	$—	—
	Death	$—	—
	Disability	$—	—

Name	Reason for Termination	Severance Amount ($)	Stated Period for Continued Employee Benefits
James G. Marken	Without Cause	$452,594	12 months (any health benefits in which enrolled)
	With Good Reason	$452,594	12 months (any health benefits in which enrolled)
	Death	$117,339	—
	Disability	$117,339	Pay and benefits in accordance with the Company’s current severance policies and benefits plans
Robert Schrepfer	Without Cause	$346,150	12 months (health insurance coverage under COBRA)
	With Good Reason	—	—
	Death	—	—
	Disability	—	—

Indemnification Agreements

The Company has entered into agreements with all of its directors and officers under which the Company is required to indemnify them against expenses, judgments, penalties, fines, settlements and other amounts actually and reasonably incurred, including expenses of a derivative action, in connection with an actual or threatened proceeding if any of them may be made a party because he or she is or was one of the Company’s directors or officers. The Company will be obligated to pay these amounts only if the director or officer acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the Company. With respect to any criminal proceeding, the Company will be obligated to pay these amounts only if the director or officer had no reasonable cause to believe his or her conduct was unlawful. The indemnification agreements also set forth procedures that will apply in the event of a claim for indemnification.

OWNERSHIP OF THE COMPANY’S SECURITIES

Security Ownership of Certain Beneficial Owners and Management

The following tables set forth information as of February 28, 2017 with respect to the beneficial ownership of each class of the Company’s capital stock for:

•	Each person known to the Company to beneficially own more than five percent of any class of the Company’s voting securities;
•	Each of the Company’s directors;
•	Each of the Company’s executive officers; and
•	All of the Company’s directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Unless otherwise indicated below, to the Company’s knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

The number of shares beneficially owned by a person includes shares subject to options and warrants held by that person that are currently exercisable or that become exercisable within 60 days of February 28, 2017. Percentage calculations are based on 11,589,686 shares of the Company’s common stock outstanding as of February 28, 2017 and 10,864 shares of class C special stock outstanding as of such date. Unless otherwise indicated in the notes below, the address for each of the Stockholders in the table below is c/o ANI Pharmaceuticals, Inc., 210 Main Street West, Baudette, Minnesota 56623.

Security Ownership of Certain Beneficial Owners

The following table sets forth, as of February 28, 2017, the name, address and beneficial ownership of each person (including any “group” as defined in Section 13(d)(3) of the Exchange Act) known by the Company to be the beneficial owner of more than 5% of shares of the Company’s common stock or class C special stock:

Name and Address	Common Stock		Class C Special Stock
	Shares of Common Stock Beneficially Owned(1)	Percentage of Outstanding Common Stock (%)	Shares of Class C Special Stock Beneficially Owned(1)	Percentage of Outstanding Class C Special Stock (%)
Meridian Venture Partners II, L.P.(2)	2,350,559	20.3%	—	—
Black Rock, Inc.(3)	1,070,224	9.2%	—	—
Allianz Global Investors U.S. Holdings LLC(4)	684,306	5.9%	—	—
Louis W. Sullivan, M.D.	—	—	2,777	25.6%
Hans Michael Jebsen(5)	—	—	2,777	25.6%
Angela Ho(6)	—	—	2,777	25.6%
Marcus Jebsen(7)	—	—	1,388	12.8%

(1)	Beneficial ownership is determined in accordance with rules of the SEC, and includes generally voting power and/or investment power with respect to securities. Shares of common stock and class C special stock subject to options or warrants currently exercisable or exercisable within 60 days of February 28, 2017, are deemed outstanding for computing the percentage of the person holding such options but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote, the Company believes that the persons named in this table, based on information provided by such persons, have sole voting and investment power with respect to the shares of common stock and class C special stock indicated. As of February 28, 2017, there were 11,589,686 shares of common stock and 10,864 shares of class C special stock were issued and outstanding.

(2)	Meridian Venture Partners II GP, L.P. (“GP”) is the general partner of Meridian Venture Partners II, L.P. (“MVP II”), the record holder of the securities. Meridian Venture Partners II, Co. (“MVP Corp.”) is the general partner of GP. MVP Management Company (“MVP Management”) d/b/a MVP Capital Partners, is the management company for MVP II and also renders financial and business advisory services to several of the companies in which MVP II has invested. MVP Management is described herein solely as a result of its affiliate relationship with MVP II, GP, MVP Corp. and Messrs. Brown and Penn. Robert E. Brown, Jr., a director of the Company, is the President, sole stockholder and sole director of MVP Corp., the sole stockholder, sole director and President of MVP Management, as well as a limited partner of GP and one of two principals of MVP II who are licensed by the Small Business Administration (“SBA”). SBA-licensed principals are charged with approving all investment-related decisions on behalf of small business investment companies licensed by the SBA, such as MVP II. Thomas A. Penn, a director of the Company, is a Vice President of MVP Corp., an employee of MVP Management, a limited partner of GP and one of the two SBA-licensed principals of MVP II. As such, GP, MVP Corp., Messrs. Brown and Penn may be deemed to share voting and dispositive power with respect to the shares that are held of record by MVP II. GP, MVP Corp., Messrs. Brown and Penn disclaim beneficial ownership in such shares of capital stock except to the extent of their respective pecuniary interests therein. The business address for MVP II is 259 N. Radnor-Chester Road, Suite 130, Radnor, Pennsylvania 19087.
(3)	Based solely on Schedule 13G filed by Black Rock, Inc. on January 19, 2017. According to the Schedule 13G, the address of Black Rock, Inc. is 55 East 52nd Street, New York, NY 10022.
(4)	Based solely on Schedule 13G filed by Allianz Global Investors U.S. Holdings LLC on February 14, 2017. The other reporting person on the Schedule 13G is Allianz Global Investors U.S. LLC. According to the Schedule 13G, Allianz Global Investors U.S. LLC has a sole voting power with respect to 553,286 shares of common stock and a sole dispositive power with respect to 636,825 shares of common stock. According to the Schedule 13G, the address of Allianz Global Investors U.S. Holdings LLC is 1633 Broadway, New York, NY 10019.
(5)	The address of Hans Michael Jebsen is c/o Jebsen & Co. Ltd., 28/F Caroline Center, 28 Yun Ping Road, Causeway Bay, Hong Kong, China.
(6)	The address of Angela Ho is c/o Jet Asia Ltd., 39/F Shun Tak Center, 200 Connaught Road Central, Hong Kong, China.
(7)	The address of Marcus Jebsen is c/o MF Jebsen International Ltd., 24/F Caroline Centre, 28 Yun Ping Road, Causeway Bay, Hong Kong, China.

Security Ownership of Directors and Executive Officers

The following table sets forth certain information concerning beneficial ownership of shares of the Company’s common stock as of February 28, 2017, with respect each of the Company’s directors and executive officers and all of the Company’s directors and executive officers as a group. The addresses of those listed below are the same as that of the Company.

Name	Shares of Common Stock Beneficially Owned(1)	Percentage of Outstanding Common Stock (%)
Robert E. Brown, Jr.(2)	2,373,144	20.5%
Thomas A. Penn(3)	2,369,268	20.4%
Tracy L. Marshbanks, Ph.D.(4)	568,643	4.9%
Daniel Raynor(5)	342,891	3.0%
Arthur S. Przybyl(6)	222,556	1.9%
James G. Marken(7)	61,286	*
Robert Schrepfer(8)	59,862	*
Fred Holubow(9)	23,740	*
Peter A. Lankau(10)	6,000	*
Stephen P. Carey	—	*
All directors and executive officers as a group (10 persons)	3,681,553	31.8%

*	Represents beneficial ownership of less than one percent.

(1)	Beneficial ownership is determined in accordance with rules of the SEC, and includes generally voting power and/or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or exercisable within 60 days of February 28, 2017, are deemed outstanding for computing the percentage of the person holding such options but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote, the Company believes that the persons named in this table, based on information provided by such persons, have sole voting and investment power with respect to the shares of the common stock indicated. As of February 28, 2017, there were 11,589,686 shares of common stock were issued and outstanding.
(2)	These shares include 2,350,559 shares of the Company’s common stock held by Meridian Venture Partners II GP, L.P. and options held by Mr. Brown to purchase 7,017 shares of the Company’s common stock currently exercisable or exercisable within 60 days of February 28, 2017. See footnote (2) to the table above in section “Security Ownership of Certain Beneficial Owners.”
(3)	These shares include 2,350,559 shares of the Company’s common stock held by Meridian Venture Partners II GP, L.P. and options held by Mr. Penn to purchase 8,599 shares of the Company’s common stock currently exercisable or exercisable within 60 days of February 28, 2017. See footnote (2) to the table above in section “Security Ownership of Certain Beneficial Owners.”
(4)	These shares include 549,934 shares of the Company’s common stock held by First Analysis Funds and options held by Dr. Marshbanks to purchase 8,599 shares of the Company’s common stock currently exercisable or exercisable within 60 days of February 28, 2017. Dr. Marshbanks may be deemed to be the beneficial owner of shares held by the First Analysis Funds. Dr. Marshbanks disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest therein.
(5)	These shares include 324,182 shares of the Company’s common stock held by Argentum Capital Partners II, L.P. (“ACP II”) and options held by Mr. Raynor to purchase 8,599 shares of the Company’s common stock currently exercisable or exercisable within 60 days of February 28, 2017. Mr. Raynor may be deemed to beneficially own the shares of common stock held by ACP II. Mr. Raynor disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest therein.
(6)	These shares include options to purchase 30,750 shares of the Company’s common stock currently exercisable or exercisable within 60 days of February 28, 2017.
(7)	These shares include options to purchase 13,084 shares of the Company’s common stock currently exercisable or exercisable within 60 days of February 28, 2017.
(8)	These shares include options to purchase 42,500 shares of the Company’s common stock currently exercisable or exercisable within 60 days of February 28, 2017.
(9)	These shares include options to purchase 11,929 shares of the Company’s common stock currently exercisable or exercisable within 60 days of February 28, 2017.
(10)	These shares include options to purchase 3,500 shares of the Company’s common stock currently exercisable or exercisable within 60 days of February 28, 2017.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act, requires the Company’s officers and directors, and persons who beneficially own more than 10% of the Company’s common stock, to file with the SEC reports of ownership and changes in ownership of the Company’s common stock. To the Company’s knowledge, and based on a review of the copies of such reports filed with the SEC or provided to the Company, together with written representations from the Company’s officers and directors that no other reports were required to be filed during 2016, the Company believes that during the year ending December 31, 2016, the Company’s executive officers, directors and Stockholders who beneficially own more than 10% of the Company’s common stock filed on a timely basis all reports due under Section 16(a).

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Company’s Board of Directors has delegated to the Audit and Finance Committee, pursuant to the terms of a written policy, the authority to review, approve and ratify related party transactions. If it is not feasible for the Audit and Finance Committee to take an action with respect to a proposed related party transaction, the Company’s Board or another committee of the Company’s Board, may approve or ratify it. No member of the Company’s Board or any committee may participate in any review, consideration or approval of any related party transaction with respect to which such member or any of his or her immediate family members is the related party.

The Company’s policy defines a “related party transaction” as a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company (including any of its subsidiaries) were, are or will be a participant and in which any related party had, has or will have a direct or indirect interest.

Prior to entering into or amending any related party transaction, the party involved must provide notice to the Company’s finance department of the facts and circumstances of the proposed transaction, including:

•	The related party’s relationship to the Company and his or her interest in the transaction;
•	The material facts of the proposed related party transaction, including the proposed aggregate value of such transaction or, in the case of indebtedness, the amount of principal that would be involved;
•	The purpose and benefits of the proposed related party transaction with respect to the Company;
•	If applicable, the availability of other sources of comparable products or services; and
•	An assessment of whether the proposed related party transaction is on terms that are comparable to the terms available to an unrelated third party or to employees generally.

If the Company’s finance department determines the proposed transaction is a related party transaction and the amount involved will or may be expected to exceed $10,000 in any calendar year, the proposed transaction is submitted to the Audit and Finance Committee for its prior review and approval or ratification. In determining whether to approve or ratify a proposed related party transaction, the Audit and Finance Committee will consider, among other things, the following:

•	The purpose of the transaction;
•	The benefits of the transaction to the Company;
•	The impact on a director’s independence in the event the related party is a non-employee director, an immediate family member of a non-employee director or an entity in which a non-employee director is a partner, stockholder or executive officer;
•	The availability of other sources for comparable products or services;
•	The terms of the transaction; and
•	The terms available to unrelated third parties or to employees generally.

Related party transactions that involve $10,000 or less must be disclosed to the Audit and Finance Committee but are not required to be approved or ratified by the Audit and Finance Committee. The Company also produces quarterly reports to the Audit and Finance Committee of any amounts paid or payable to, or received or receivable from, any related party. These reports allow the Company to identify any related party transactions that were not previously approved or ratified. In that event, the transaction will be promptly submitted to the Audit and Finance Committee for consideration of all the relevant facts and circumstances, including those considered when a transaction is submitted for pre-approval. Under the Company’s policy, certain related party transactions as defined under the policy, such as certain transactions not requiring disclosure under the rules of the SEC, will be deemed to be pre-approved by the Audit and Finance Committee and will not be subject to these procedures.

There were no related party transactions for the Company during the fiscal year ended December 31, 2016, and as of the latest practicable date before the printing of this proxy statement, there were no related party transactions in 2017.

OTHER MATTERS

Householding

The SEC has adopted rules that permit companies and intermediaries, including brokers, banks and other nominee record holders, to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more Stockholders sharing the same address by delivering a single Notice or set of proxy materials addressed to those Stockholders. This process, which is commonly referred to as “householding,” is designed to reduce duplicative mailings and save significant printing and processing costs as well as natural resources.

The Company will deliver promptly to any Stockholder upon written or oral request, a separate copy of the proxy statement and annual report to a Stockholder at a shared address to which a single copy of the documents was delivered. A Stockholder who wishes to receive a separate copy of the proxy statement and annual report, now or in the future, may obtain one, without charge, by addressing a written request to ANI Pharmaceuticals, Inc., Attn: Investor Relations, 210 Main Street West, Baudette, Minnesota 56623. Stockholders can also obtain copies of the proxy statement and annual report on the Company’s website or on the SEC’s website. Beneficial owners sharing an address who are receiving multiple copies of proxy materials and annual reports and who wish to receive a single copy of such materials in the future should contact their broker, bank or other nominee to request that only a single copy of each document be mailed to all Stockholders at the shared address in the future.

Annual Report

The Company’s Annual Report on Form 10-K for the year ended December 31, 2016 is included with these proxy solicitation materials. A copy of the Company’s Annual Report, including the financial statements included therein, is also available without charge by visiting the Company’s website, www.anipharmaceuticals.com, or upon written request to ANI Pharmaceuticals, Inc., Attn: Investor Relations, 210 Main Street West, Baudette, Minnesota 56623.

Stockholder Proposals

Stockholder proposals intended to be presented in the Company’s proxy materials relating to its next annual meeting of Stockholders must have been received by the Company on or before January 17, 2018, unless the date of the annual meeting in 2018 is delayed by more than 30 calendar days from the first anniversary of the Annual Meeting, and must satisfy the requirements of the proxy rules promulgated by the SEC.

Any other Stockholder proposals to be presented at the Company’s next annual meeting of Stockholders must be given in writing to the Company’s Chief Financial Officer and received at the Company’s principal executive offices not later than February 16, 2018 nor earlier than January 17, 2018; provided, however, that in the event that the annual meeting is not held within thirty calendar days before or after May 17, 2018, to be timely, notice by the Stockholder must be received not later than the close of business on the tenth calendar day following the date on which the first public announcement of the date of the annual meeting was made.

For a proposal to be presented at the annual meeting, the proposal must contain specific information required by the Company’s bylaws, a copy of which may be obtained by accessing the SEC’s EDGAR filing database at www.sec.gov, the Company’s website at www.anipharmaceuticals.com, or by writing to the Company’s Chief Financial Officer. If a proposal is not timely and properly made in accordance with the procedures set forth in the Company’s bylaws, it will be defective and may not be brought before the meeting. If the proposal nonetheless is brought before the annual meeting and the Chair of the annual meeting does not exercise the power and duty to declare the proposal defective, the persons named in the proxy may use their discretionary voting with respect to the proposal.

Director Nominations

In accordance with procedures set forth in the Company’s bylaws, the Company’s Stockholders may propose nominees for election to the Company’s Board only after providing timely written notice to the Company’s Chief Financial Officer. To be timely, a Stockholder’s notice in the case of a regular annual meeting must have been delivered to or mailed and received at the Company’s principal executive offices on or before February 16, 2018 but not earlier than January 17, 2018; provided, however, that in the event that the annual meeting is not held within thirty days before or after May 17, 2018, to be timely, notice by the Stockholder must be received not later than the close of business on the tenth day following the date on which the first public announcement of the date of the annual meeting was made. In the case of a special meeting of Stockholders called for the purpose of electing directors, to be timely a Stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Company not later than the close of business on the tenth day following the date on which the first public announcement of the date of the special meeting was made.

The notice must set forth, among other things:

•	The nominee’s name, age, business address and residence address;
•	The nominee’s principal occupation or employment;
•	The class and number of shares of the Company’s capital stock which are beneficially owned by the nominee; and
•	Any other information concerning the nominee required under the rules of the SEC in a proxy statement soliciting proxies for the election of directors.

Submissions must be made by mail, courier or personal delivery. E-mailed submissions will not be considered. The nominating and corporate governance committee will consider only those Stockholder recommendations whose submissions comply with these procedural requirements. The nominating and corporate governance committee will evaluate candidates recommended by Stockholders in the same manner as those recommended by others.

By Order of the Board of Directors,

Arthur S. Przybyl
President and Chief Executive Officer

April 6, 2017
Baudette, Minnesota

FIFTH AMENDED AND RESTATED 2008 STOCK INCENTIVE PLAN

ANI PHARMACEUTICALS, INC.
FIFTH AMENDED AND RESTATED 2008 STOCK INCENTIVE PLAN

(Amended on May 17, 2017)

1. Purpose of Plan.

The purpose of the ANI Pharmaceuticals, Inc. Fifth Amended and Restated 2008 Stock Incentive Plan (this “Plan”) is to advance the interests of ANI Pharmaceuticals, Inc. (the “Company”) and its stockholders by enabling the Company and its Subsidiaries to attract and retain qualified persons to perform services for the Company and its Subsidiaries by providing an incentive to such individuals through opportunities for equity participation in the Company, and by rewarding such individuals who contribute to the achievement of the Company’s economic objectives.

2. Definitions.

The following terms will have the meanings set forth below, unless the context clearly otherwise requires:

2.1 “Board” means the Board of Directors of the Company.

2.2 “Broker Exercise Notice” means a written notice pursuant to which a Participant, upon exercise of an Option, irrevocably instructs a broker or dealer to sell a sufficient number of shares or loan a sufficient amount of money to pay all or a portion of the exercise price of the Option and/or any related withholding tax obligations and remit such sums to the Company and directs the Company to deliver stock certificates to be issued upon such exercise directly to such broker or dealer or their nominee.

2.3 “Cause” means “cause” as defined in any employment or other agreement or policy applicable to the Participant, or if no such agreement or policy exists, will mean (i) dishonesty, fraud, misrepresentation, embezzlement or deliberate injury or attempted injury, in each case related to the Company or any Subsidiary, (ii) any unlawful or criminal activity of a serious nature, (iii) any intentional and deliberate breach of a duty or duties that, individually or in the aggregate, are material in relation to the Participant’s overall duties, or (iv) any material breach of any employment, service, confidentiality, non-compete or non-solicitation agreement entered into with the Company or any Subsidiary.

2.4 “Change in Control” means an event described in Section 14.1 of the Plan; provided, however, if under an Incentive Award that is subject to Section 409A of the Code, payment or settlement is triggered by a Change in Control, such that such payment or settlement would subject the Incentive Award to taxation under Section 409A of the Code, the term Change in Control will mean a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, as such term is defined in Section 409A of the Code.

2.5 “Code” means the Internal Revenue Code of 1986, as amended (including, when the context requires, all regulations, interpretations and rulings issued thereunder).

2.6 “Committee” means the group of individuals administering the Plan, as provided in Section 3 of the Plan.

2.7 “Common Stock” means the common stock of the Company, par value $0.0001 per share, or the number and kind of shares of stock or other securities into which such Common Stock may be changed in accordance with Section 4.3 of the Plan.

2.8 “Covered Employee” means a Participant who, as of the last day of the fiscal year in which the value of an Incentive Award is recognizable as income for federal income tax purposes, is a “covered employee,” within the meaning of Code Section 162(m), with respect to the Company.

2.9 “Disability” means the disability of the Participant such as would entitle the Participant to receive disability income benefits pursuant to the long-term disability plan of the Company or Subsidiary then covering the Participant or, if no such plan exists or is applicable to the Participant, the permanent and total disability of the Participant within the meaning of Section 22(e)(3) of the Code; provided, however, if distribution of an Incentive Award subject to Section 409A of the Code is triggered by an Eligible Recipient’s Disability, such term will mean that the Eligible Recipient is disabled as defined by Section 409A of the Code and the regulations and rulings issued thereunder.

2.10 “Effective Date” means May 17, 2017 or such later date as this Plan is approved by the Company’s stockholders.

2.11 “Eligible Recipients” means (a) for the purposes of granting Incentive Stock Options, all employees (including, without limitation, officers and directors who are also employees) of the Company or any Subsidiary and (b) for the purposes of granting Non-Statutory Stock Options and other Incentive Awards, all employees (including, without limitation, officers and directors who are also employees) of the Company or any Subsidiary and any non-employee directors, consultants, advisors and independent contractors of the Company or any Subsidiary

2.12 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.13 “Fair Market Value” means, with respect to the Common Stock, as of any date: (i) the closing sale price of the Common Stock at the end of the regular trading session, as reported by The NASDAQ Stock Market, The New York Stock Exchange, The American Stock Exchange or any national exchange on which the Common Stock is then listed or quoted (or, if no shares were traded on such date, as of the next preceding date on which there was such a trade); or (ii) if the Common Stock is not so listed, admitted to unlisted trading privileges, or reported on any national exchange or, the closing sale price as of such date at the end of the regular trading session, as reported by OTC Bulletin Board or the Pink Sheets LLC, or other comparable service (or, if no shares were traded or quoted on such date, as of the next preceding date on which there was such a trade or quote); or (iii) if the Common Stock is not so listed or reported, such price as the Committee determines in good faith, and consistent with the definition of “fair market value” under Section 409A of the Code.

2.14 “Incentive Award” means an Option, Stock Appreciation Right, Restricted Stock Award, Stock Unit Award, Performance Award or Stock Bonus granted to an Eligible Recipient pursuant to the Plan.

2.15 “Incentive Stock Option” means a right to purchase shares of Common Stock granted to an Eligible Recipient pursuant to Section 6 of the Plan that qualifies as an “incentive stock option” within the meaning of Section 422 of the Code.

2.16 “Non-Statutory Stock Option” means a right to purchase shares of Common Stock granted to an Eligible Recipient pursuant to Section 6 of the Plan that does not qualify as an Incentive Stock Option.

2.17 “Option” means an Incentive Stock Option or a Non-Statutory Stock Option.

2.18 “Participant” means an Eligible Recipient who receives one or more Incentive Awards under the Plan.

2.19 “Performance Award” means a right granted to an Eligible Recipient pursuant to Section 10 of the Plan to receive an amount of cash, a number of shares of Common Stock, or a combination of both, contingent upon achievement of specified performance objectives during a specified period. A Performance Award is also commonly referred to as a “performance unit.”

2.20 “Performance-Based Exception” means the performance-based exception from the tax deductibility limitations of Code Section 162(m) contained in Code Section 162(m)(4)(C) (including the special provisions for options thereunder). Notwithstanding the foregoing, nothing in this Plan shall be construed to mean that an Incentive Award which does not satisfy the requirements for performance-based compensation under Code Section 162(m) does not constitute performance-based compensation for other purposes, including Code Section 409A.

2.21 “Performance Measures” has the meaning set forth in Section 4.5.

2.22 “Previously Acquired Shares” means shares of Common Stock that are already owned by the Participant or, with respect to any Incentive Award, that are to be issued to the Participant upon the grant, exercise or vesting of such Incentive Award.

2.23 “Prior Plan” means the ANI Pharmaceuticals, Inc. Amended and Restated 1998 Stock Plan. “Prior Plan Restatement” means the ANI Pharmaceuticals, Inc. Fourth Amended and Restated 2008 Stock Plan.

2.24 “Restricted Stock Award” means an award of shares of Common Stock granted to an Eligible Recipient pursuant to Section 8 of the Plan that are subject to restrictions on transferability and/or a risk of forfeiture.

2.25 “Retirement” means termination of employment or service at age 55 or older and completion of at least ten years of continuous service.

2.26 “Securities Act” means the Securities Act of 1933, as amended.

2.27 “Stock Appreciation Right” means a right granted to an Eligible Recipient pursuant to Section 7 of the Plan to receive a payment from the Company, in the form of shares of Common Stock, cash or a combination of both, equal to the difference between the Fair Market Value of one or more shares of Common Stock and a specified exercise price of such shares.

2.28 “Stock Bonus” means an award of shares of Common Stock granted to an Eligible Recipient pursuant to Section 11 of the Plan.

2.29 “Stock Unit Award” means a right granted to an Eligible Recipient pursuant to Section 9 of the Plan to receive the Fair Market Value of one or more shares of Common Stock, payable in cash, shares of Common Stock, or a combination of both, the payment, issuance, retention and/or vesting of which is subject to the satisfaction of specified conditions, which may include achievement of specified performance objectives. A Stock Unit Award when payable in shares of Common Stock is also commonly referred to as a “restricted stock unit.”

2.30 “Subsidiary” means any entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant equity interest, as determined by the Committee, provided the Company has a “controlling interest” in the Subsidiary as defined in Treas. Reg. Sec. 1.409A-1(b)(5)(iii)(E)(1).

2.31 “Tax Date” means the date any withholding tax obligation arises under the Code for a Participant with respect to an Incentive Award.

3. Plan Administration.

3.1 The Committee.  The Plan will be administered by the Board or by a committee of the Board. So long as the Company has a class of its equity securities registered under Section 12 of the Exchange Act, any committee administering the Plan will consist solely of two or more members of the Board who are “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act and who are “independent” as required by the listing standards of The NASDAQ Stock Market (or other applicable exchange or market on which the Company’s Common Stock may be traded or quoted). To the extent the Board or compensation committee of the Board considers it desirable to meet the Performance-Based Exception, the committee administering the Plan shall consist of two or more directors of the Company, all of whom qualify as “outside directors” within the meaning of Code Section 162(m). Such a committee, if established, will act by majority approval of the members (but may also take action by the written consent of all of the members of such committee), and a majority of the members of such a committee will constitute a quorum. As used in the Plan, “Committee” will refer to the Board or to such a committee, if established. To the extent consistent with applicable corporate law of the Company’s jurisdiction of incorporation, the Committee may delegate to any officers of the Company the duties, power and authority of the Committee under the Plan pursuant to such conditions or limitations as the Committee may establish; provided, however, that only the Committee may exercise such duties, power and authority with respect to Eligible Recipients who are subject to Section 16 of the Exchange Act or with respect to any Incentive Award that is intended to meet the Performance-Based Exception. The Committee may exercise its duties, power and authority under the Plan in its sole and absolute discretion without the consent of any Participant or other party, unless the Plan specifically provides otherwise. Each determination, interpretation or other action made or taken by the Committee pursuant to the provisions of the Plan will be final, conclusive and binding for all purposes and on all persons, and no member of the Committee will be liable for any action or determination made in good faith with respect to the Plan or any Incentive Award granted under the Plan.

3.2 Authority of the Committee.

(a) In accordance with and subject to the provisions of the Plan, the Committee will have the authority to determine all provisions of Incentive Awards as the Committee may deem necessary or desirable and as consistent with the terms of the Plan, including, without limitation, the following: (i) the Eligible Recipients to be selected as Participants; (ii) the nature and extent of the Incentive Awards to be made to each Participant (including the number of shares of Common Stock to be subject to each Incentive Award, any exercise price, the manner in which Incentive Awards will vest or become exercisable and whether Incentive Awards will be granted in tandem with other Incentive Awards) and the form of written agreement, if any, evidencing such Incentive Award; (iii) the time or times when Incentive Awards will be granted; (iv) the duration of each Incentive Award; and (v) the restrictions and other conditions to which the payment or vesting of Incentive Awards may be subject. In addition, the Committee will have the authority under the Plan in its sole discretion to pay the economic value of any Incentive Award in the form of cash, Common Stock or any combination of both.

(b) Subject to Section 3.2(d) of the Plan, the Committee will have the authority under the Plan to amend or modify the terms of any outstanding Incentive Award in any manner, including, without limitation, the authority to modify the number of shares or other terms and conditions of an Incentive Award, extend the term of an Incentive Award, accelerate the exercisability or vesting or otherwise terminate any restrictions relating to an Incentive Award, accept the surrender of any outstanding Incentive Award or, to the extent not previously exercised or vested, authorize the grant of new Incentive Awards in substitution for surrendered Incentive Awards; provided, however that the amended or modified terms are permitted by the Plan as then in effect and that any Participant adversely affected by such amended or modified terms has consented to such amendment or modification.

(c) In the event of (i) any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, extraordinary dividend or divestiture (including a spin-off) or any other similar change in corporate structure or shares; (ii) any purchase, acquisition, sale, disposition or write-down of a significant amount of assets or a significant business; (iii) any change in accounting principles or practices, tax laws or other such laws or provisions affecting reported results; (iv) any uninsured catastrophic losses or extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 or in management’s discussion and analysis of financial performance appearing in the Company’s annual report to stockholders for the applicable year; or (v) any other similar change, in each case with respect to the Company or any other entity whose performance is relevant to the grant or vesting of an Incentive Award, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) may, without the consent of any affected Participant, amend or modify the vesting criteria (including any performance objectives) of any outstanding Incentive Award that is based in whole or in part on the financial performance of the Company (or any Subsidiary or division or other subunit thereof) or such other entity so as equitably to reflect such event, with the desired result that the criteria for evaluating such financial performance of the Company or such other entity will be substantially the same (in the sole discretion of the Committee or the board of directors of the surviving corporation) following such event as prior to such event; provided, however, that the amended or modified terms are permitted by the Plan as then in effect, including the limitations in Section 3.2(a) and 3.2(b).

(d) Notwithstanding any other provision of this Plan other than Section 4.3, the Committee may not, without prior approval of the Company’s stockholders, seek to effect any re-pricing of any previously granted, “underwater” Option or Stock Appreciation Right by: (i) amending or modifying the terms of the Option or Stock Appreciation Right to lower the exercise price; (ii) canceling the underwater Option or Stock Appreciation Right in exchange for (A) cash; (B) replacement Options or Stock Appreciation Rights having a lower exercise price; or (C) other Incentive Awards; or (iii) repurchasing the underwater Options or Stock Appreciation Rights and granting new Incentive Awards under this Plan. For purposes of this Section 3.2(d), Options and Stock Appreciation Rights will be deemed to be “underwater” at any time when the Fair Market Value of the Common Stock is less than the exercise price of the Option or Stock Appreciation Right.

(e) In addition to the authority of the Committee under Section 3.2(b) of the Plan and notwithstanding any other provision of the Plan, the Committee may, in its sole discretion, amend the terms of the Plan or Incentive Awards with respect to Participants resident outside of the United States or employed by a non-U.S. Subsidiary in order to comply with local legal requirements, to otherwise protect the Company’s or Subsidiary’s interests, or to meet objectives of the Plan, and may, where appropriate, establish one or more sub-plans (including the adoption of any required rules and regulations) for the purposes of qualifying for preferred tax treatment under foreign tax laws. The Committee shall have no authority, however, to take action pursuant to this Section 3.2(e) of the Plan: (i) to reserve shares or grant Incentive Awards in excess of the limitations provided in Section 4.1 of the Plan; (ii) to effect any re-pricing in violation of Section 3.2(d) of the Plan; (iii) to grant Options or Stock Appreciation Rights having an exercise price in violation of Section 6.2 or 7.2 of the Plan, as the case may be; or (iv) for which stockholder approval would then be required pursuant to Section 422 of the Code or the rules of The NASDAQ Stock Market (or other applicable exchange or market on which the Company’s Common Stock may be traded or quoted).

4. Shares Available for Issuance.

4.1 Maximum Number of Shares Available; Certain Restrictions on Awards. Subject to adjustment as provided in Section 4.3 of the Plan, the maximum number of shares of Common Stock that will be available for issuance under the Plan will be the sum of:

(a) 2,000,000;

(b) the number of shares of Common Stock subject to Incentive Awards outstanding under the Prior Plan Restatement as of the Effective Date but only to the extent that such outstanding Incentive Awards are forfeited, expire or otherwise terminate without the issuance of such shares of Common Stock;

(c) the number of shares issued or Incentive Awards granted under the Plan in connection with the settlement, assumption or substitution of outstanding awards or obligations to grant future awards as a condition of the Company and/or any Subsidiary(ies) acquiring, merging or consolidating with another entity; and

(d) the number of shares that are unallocated and available for grant under a stock plan assumed by the Company or any Subsidiary(ies) in connection with the merger, consolidation, or acquisition of another entity by the Company and/or any of its Subsidiaries, based on the applicable exchange ratio and other transaction terms, but only to the extent that such shares may be utilized by the Company or its Subsidiaries following the transaction pursuant to the rules and regulations of The NASDAQ Stock Market (or other applicable exchange or market on which the Company’s Common Stock may be traded or quoted).

The shares available for issuance under the Plan may, at the election of the Committee, be either treasury shares or shares authorized but unissued, and, if treasury shares are used, all references in the Plan to the issuance of shares will, for corporate law purposes, be deemed to mean the transfer of shares from treasury.

4.2 Accounting for Incentive Awards.  Shares of Common Stock that are issued under the Plan or that are potentially issuable pursuant to outstanding Incentive Awards will be applied to reduce the maximum number of shares of Common Stock remaining available for issuance under the Plan. All shares so subtracted from the amount available under the Plan with respect to an Incentive Award that lapses, expires, is forfeited (including issued shares forfeited under a Restricted Stock Award) or for any reason is terminated unexercised or unvested or is settled or paid in cash or any form other than shares of Common Stock will automatically again become available for issuance under the Plan; provided, however, that (i) any shares which would have been issued upon any exercise of an Option but for the fact that the exercise price was paid by a “net exercise” pursuant to Section 6.4(b) of the Plan or the tender or attestation as to ownership of Previously Acquired Shares pursuant to Section 6.4(a) of the Plan will not again become available for issuance under the Plan; (ii) the full number of shares of Common Stock subject to a Stock Appreciation Right granted that are settled by the issuance of shares of Common Stock will be counted against the shares authorized for issuance under this Plan, regardless of the number of shares actually issued upon settlement of such Stock Appreciation Right, and will not again become available for issuance under the Plan; and (iii) shares withheld by the Company to pay the exercise price of any Incentive Award or satisfy any tax withholding obligation will not again become available for issuance under the Plan. Any shares of Common Stock repurchased by the Company on the open market using the proceeds from the exercise of an Incentive Award will not increase the number of shares available for future grant of Incentive Awards. Any shares of Common Stock related to Incentive Awards under this Plan or under any Prior Plan or Prior Plan Restatement that terminate by expiration, forfeiture, cancellation or otherwise without the issuance of shares of Common Stock, or are settled in cash in lieu of shares, or are exchanged with the Committee’s permission, prior to the issuance of shares, for Incentive Awards not involving shares, will be available again for grant under this Plan.

4.3 Adjustments to Shares and Incentive Awards.  In the event that the Committee determines that any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, divestiture or extraordinary dividend (including a spin-off) or any other similar corporate transaction or change in the corporate structure or shares of the Company affects the Common Stock, such that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be provided or made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (a) the number and kind of securities or other property with respect to which Incentive Awards may be granted, (b) the number and kind of securities or property subject to outstanding Incentive Awards, and (c) the exercise price of outstanding Options and Stock Appreciation Rights or, if it deems it appropriate, the Committee may make provision for a cash payment to the holders of outstanding Incentive Awards. Notwithstanding the foregoing, no such adjustment shall be authorized with respect to any Options or Stock Appreciation Rights to the extent that such adjustment would cause the Option or Stock Appreciation Rights (determined as if such Option or Stock Appreciation Right was an Incentive Stock Option) to violate Section 424(a) of the Code or otherwise subject any Participant to taxation under Section 409A of the Code; and provided further that the number of Shares subject to any Award denominated in Shares shall always be a whole number.

4.4 Compliance with Section 162(m) of the Code.

(a) Section 162(m) Compliance.  To the extent the Committee determines that compliance with the Performance-Based Exception is desirable with respect to an Incentive Award, this Section 4.4(a) shall apply. Each Incentive Award that is intended to meet the Performance-Based Exception and is granted to a person the Committee believes is likely to be a Covered Employee at the time such Award is settled shall comply with the requirements of the Performance-Based Exception; provided, however, that to the extent Code Section 162(m) requires periodic shareholder approval of performance measures, such approval shall not be required for the continuation of the Plan or as a condition to grant any Incentive Award hereunder after such approval is required. In addition, in the event that changes are made to Code Section 162(m) to permit flexibility with respect to the Award or Awards available under the Plan, the Committee may, subject to this Section 4.4, make any adjustments to such Awards as it deems appropriate.

(b) Annual Individual Limitations.  No Eligible Recipient may be granted Incentive Awards (other than Awards that cannot be satisfied in shares of Common Stock) with respect to more than 200,000 shares of Common Stock, subject to adjustment as provided in Section 4.3, in a single calendar year. The maximum potential value of Incentive Awards to be settled in cash or property (other than Common Stock) that may be granted in any calendar year to any Eligible Recipient shall not exceed $1.0 million for all such Incentive Awards.

4.5 Performance-Based Exception Under Section 162(m).  Unless and until the Committee proposes for stockholder vote and stockholders approve a change in the general performance measures set forth in this Section 4.5, for Incentive Awards (other than Options or Stock Appreciation Rights) designed to qualify for the Performance-Based Exception, the objective Performance Measure(s) (the “Performance Measures”) shall be chosen from among the following: the attainment by a share of Common Stock of a specified Fair Market Value for a specified period of time; earnings per share; earnings per share from continuing operations; total shareholder return; return on assets; return on equity; return on capital; earnings before or after taxes, interest, depreciation, and/or amortization; return on investment; interest expense; cash flow; cash flow from operations; revenues; sales; costs; assets; debt; expenses; inventory turnover; economic value added; cost of capital; operating margin; gross margin; net income before or after taxes; operating earnings either before or after interest expense and either before or after incentives or asset impairments; attainment of cost reduction goals; revenue per customer; customer turnover rate; asset impairments; financing costs; capital expenditures; working capital; strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market penetration, geographic business expansion goals, objectively identified project milestones, production volume levels, cost targets, and goals relating to acquisitions or divestitures; customer satisfaction, aggregate product price and other product price measures; safety record; service reliability; debt rating; and achievement of business and operational goals, such as market share, new products, and/or business development. Any applicable Performance Measure may be applied on a pre- or post-tax basis. The Committee may, on the grant date of an Incentive Award intended to comply with the Performance-Based Exception, and in the case of other grants, at any time, provide that the formula for such Incentive Award may include or exclude items to measure specific objectives, such as losses from discontinued operations, extraordinary gains or losses, the cumulative effect of accounting changes, acquisitions or divestitures, foreign exchange impacts and any unusual, nonrecurring gain or loss. The levels of performance required with respect to Performance Measures may be expressed in absolute or relative levels and may be based upon a set increase, set positive result, maintenance of the status quo, set decrease or set negative result. Performance Measures may differ for Incentive Awards to different Participants. The Committee shall specify the weighting (which may be the same or different for multiple objectives) to be given to each performance objective for purposes of determining the final amount payable with respect to any such Incentive Award. Any one or more of the Performance Measures may apply to the Grantee, a department, unit, division or function within the Company or any one or more Subsidiaries; and may apply either alone or relative to the performance of other businesses or individuals (including industry or general market indices). For Incentive Awards intended to comply with the Performance-Based Exception, the Committee shall set the Performance Measures within the time period prescribed by Section 162(m) of the Code.

The Committee shall have the discretion to adjust the determinations of the degree of attainment of the pre-established performance goals; provided, however, that Incentive Awards which are designed to qualify for the Performance-Based Exception may not (unless the Committee determines to amend the Award so that it no longer qualifies for the Performance-Based Exception) be adjusted upward (the Committee shall retain the discretion to adjust such Awards downward). The Committee may not, unless the Committee determines to amend the Award so that it no longer qualifies for the Performance-Based Exception, delegate any responsibility with respect to Awards intended to qualify for the Performance-Based Exception. All determinations by the Committee as to the achievement of the Performance Measure(s) shall be in writing prior to payment of the Award.

In the event that applicable laws change to permit Committee discretion to alter the governing performance measures without obtaining stockholder approval of such changes, and still qualify for the Performance-Based Exception, the Committee shall have sole discretion to make such changes without obtaining stockholder approval.

5. Participation.

Participants in the Plan will be those Eligible Recipients who, in the judgment of the Committee, have contributed, are contributing or are expected to contribute to the achievement of economic objectives of the Company or its Subsidiaries. Eligible Recipients may be granted from time to time one or more Incentive Awards, singly or in combination or in tandem with other Incentive Awards, as may be determined by the Committee in its sole discretion. Incentive Awards will be deemed to be granted as of the date specified in the grant resolution of the Committee, which date will be the date of any related agreement with the Participant.

6. Options.

6.1 Grant.  An Eligible Recipient may be granted one or more Options under the Plan, and such Options will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion. The Committee may designate whether an Option is to be considered an Incentive Stock Option or a Non-Statutory Stock Option. To the extent that any Incentive Stock Option (or portion thereof) granted under the Plan ceases for any reason to qualify as an “incentive stock option” for purposes of Section 422 of the Code, such Incentive Stock Option (or portion thereof) will continue to be outstanding for purposes of the Plan but will thereafter be deemed to be a Non-Statutory Stock Option. Options may be granted to an Eligible Recipient for services provided to a Subsidiary only if, with respect to such Eligible Recipient, the underlying shares of Common Stock constitute “service recipient stock” within the meaning of Treas. Reg. Section 1.409A-1(b)(5)(iii).

6.2 Exercise Price.  The per share price to be paid by a Participant upon exercise of an Option will be determined by the Committee in its discretion at the time of the Option grant, provided that such price will not be less than 100% of the Fair Market Value of one share of Common Stock on the date of grant (or 110% of the Fair Market Value of one share of Common Stock on the date of grant of an Incentive Stock Option if, at the time the Incentive Stock Option is granted, the Participant owns, directly or indirectly, more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company). Notwithstanding the foregoing, to the extent that Options are granted under the Plan as a result of the Company’s assumption or substitution of options issued by any acquired, merged or consolidated entity, the exercise price for such Options shall be the price determined by the Committee pursuant to the conversion terms applicable to the transaction.

6.3 Exercisability and Duration.  An Option will become exercisable at such times and in such installments and upon such terms and conditions as may be determined by the Committee in its sole discretion at the time of grant (including without limitation (i) the achievement of one or more specified performance objectives; and/or that (ii) the Participant remain in the continuous employ or service of the Company or a Subsidiary for a certain period); provided, however, that no Option may be exercisable after ten (10) years from its date of grant (five years from its date of grant in the case of an Incentive Stock Option if, at the time the Incentive Stock Option is granted, the Participant owns, directly or indirectly, more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company).

6.4 Payment of Exercise Price.

(a) The total purchase price of the shares to be purchased upon exercise of an Option will be paid entirely in cash (including check, bank draft or money order); provided, however, that the Committee, in its sole discretion and upon terms and conditions established by the Committee, may allow such payments to be made, in whole or in part, by (i) tender of a Broker Exercise Notice; (ii) by tender, or attestation as to ownership, of Previously Acquired Shares that are acceptable to the Committee; (iii) by a “net exercise” of the Option (as further described in paragraph (b), below); or (iv) by a combination of such methods.

(b) In the case of a “net exercise” of an Option, the Company will not require a payment of the exercise price of the Option from the Participant but will reduce the number of shares of Common Stock issued upon the exercise by the largest number of whole shares that has a Fair Market Value on the exercise date that does not exceed the aggregate exercise price for the shares exercised under this method. Shares of Common Stock will no longer be outstanding under an Option (and will therefore not thereafter be exercisable) following the exercise of such Option to the extent of (i) shares used to pay the exercise price of an Option under the “net exercise,” (ii) shares actually delivered to the Participant as a result of such exercise and (iii) any shares withheld for purposes of tax withholding pursuant to Section 13.1 of the Plan.

(c) Previously Acquired Shares tendered or covered by an attestation as payment of an Option exercise price will be valued at their Fair Market Value on the exercise date.

6.5 Manner of Exercise.  An Option may be exercised by a Participant in whole or in part from time to time, subject to the conditions contained in the Plan and in the agreement evidencing such Option, by delivery in person, by facsimile or electronic transmission or through the mail of written notice of exercise to the Company at its principal executive office in Baudette, Minnesota and by paying in full the total exercise price for the shares of Common Stock to be purchased in accordance with Section 6.4 of the Plan.

7. Stock Appreciation Rights.

7.1 Grant.  An Eligible Recipient may be granted one or more Stock Appreciation Rights under the Plan, and such Stock Appreciation Rights will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion. The Committee will have the sole discretion to determine the form in which payment of the economic value of Stock Appreciation Rights will be made to a Participant (i.e., cash, shares of Common Stock or any combination thereof) or to consent to or disapprove the election by a Participant of the form of such payment. Stock Appreciation Rights may be granted to an Eligible Recipient for services provided to a Subsidiary only if, with respect to such Eligible Recipient, the underlying shares of Common Stock constitute “service recipient stock” within the meaning of Treas. Reg. Section 1.409A-1(b)(5)(iii).

7.2 Exercise Price.  The exercise price of a Stock Appreciation Right will be determined by the Committee, in its discretion, at the date of grant but may not be less than 100% of the Fair Market Value of one share of Common Stock on the date of grant. Notwithstanding the foregoing, to the extent that Stock Appreciation Rights are granted under the Plan as a result of the Company’s assumption or substitution of stock appreciation rights issued by any acquired, merged or consolidated entity, the exercise price for such Stock Appreciation Rights shall be the price determined by the Committee pursuant to the conversion terms applicable to the transaction.

7.3 Exercisability and Duration.  A Stock Appreciation Right will become exercisable at such time and in such installments as may be determined by the Committee in its sole discretion at the time of grant; provided, however, that no Stock Appreciation Right may be exercisable after ten (10) years from its date of grant. A Stock Appreciation Right will be exercised by giving notice in the same manner as for Options, as set forth in Section 6.5 of the Plan.

7.4 Grants in Tandem with Options.  Stock Appreciation Rights may be granted alone or in addition to other Incentive Awards, or in tandem with an Option, at the time of grant of the Option. A Stock Appreciation Right granted in tandem with an Option shall cover the same number of shares of Common Stock as covered by the Option (or such lesser number as the Committee may determine), shall be exercisable at such time or times and only to the extent that the related Option is exercisable, have the same term as the Option and shall have an exercise price equal to the exercise price for the Option. Upon the exercise of a Stock Appreciation Right granted in tandem with an Option, the Option shall be canceled automatically to the extent of the number of shares covered by such exercise; conversely, upon exercise of an Option having a related Stock Appreciation Right, the Stock Appreciation Right shall be canceled automatically to the extent of the number of shares covered by the Option exercise.

8. Restricted Stock Awards.

8.1 Grant.  An Eligible Recipient may be granted one or more Restricted Stock Awards under the Plan, and such Restricted Stock Awards will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion. The Committee may impose such restrictions or conditions, not inconsistent with the provisions of the Plan, to the vesting of such Restricted Stock Awards as it deems appropriate, including, without limitation, (i) the achievement of one or more specified performance objectives; and/or that (ii) the Participant remain in the continuous employ or service of the Company or a Subsidiary for a certain period.

8.2 Rights as a Stockholder; Transferability.  Except as provided in Sections 8.1, 8.3, 8.4 and 15.3 of the Plan, a Participant will have all voting, dividend, liquidation and other rights with respect to shares of Common Stock issued to the Participant as a Restricted Stock Award under this Section 8 upon the Participant becoming the holder of record of such shares as if such Participant were a holder of record of shares of unrestricted Common Stock.

8.3 Dividends and Distributions.  Unless the Committee determines otherwise in its sole discretion (either in the agreement evidencing the Restricted Stock Award at the time of grant or at any time after the grant of the Restricted Stock Award), any dividends or distributions (other than regular quarterly cash dividends) paid with respect to shares of Common Stock subject to the unvested portion of a Restricted Stock Award will be subject to the same restrictions as the shares to which such dividends or distributions relate. The Committee will determine in its sole discretion whether any interest will be paid on such dividends or distributions.

8.4 Enforcement of Restrictions.  To enforce the restrictions referred to in this Section 8, the Committee may place a legend on the stock certificates referring to such restrictions and may require the Participant, until the restrictions have lapsed, to keep the stock certificates, together with duly endorsed stock powers, in the custody of the Company or its transfer agent, or to maintain evidence of stock ownership, together with duly endorsed stock powers, in a certificate less book-entry stock account with the Company’s transfer agent.

9. Stock Unit Awards.

An Eligible Recipient may be granted one or more Stock Unit Awards under the Plan, and such Stock Unit Awards will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion. The Committee may impose such restrictions or conditions, not inconsistent with the provisions of the Plan, to the payment, issuance, retention and/or vesting of such Stock Unit Awards as it deems appropriate, including, without limitation, (i) the achievement of one or more specified performance objectives; and/or that (ii) the Participant remain in the continuous employ or service of the Company or a Subsidiary for a certain period.

10. Performance Awards.

An Eligible Recipient may be granted one or more Performance Awards under the Plan, and such Performance Awards will be subject to such terms and conditions, if any, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion, including, but not limited to, the achievement of one or more specified performance objectives.

11. Stock Bonuses.

An Eligible Recipient may be granted one or more Stock Bonuses under the Plan, and such Stock Bonuses will be subject to such terms and conditions, if any, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion, including, but not limited to, the achievement of one or more specified performance objectives.

12. Effect of Termination of Employment or Other Service.  The following provisions shall apply upon termination of a Participant’s employment or other service with the Company and all Subsidiaries, except to the extent that the Committee provides otherwise in an agreement evidencing an Incentive Award at the time of grant or determines pursuant to Section 12.3 of the Plan.

12.1 Termination Due to Death, Disability or Retirement.  In the event a Participant’s employment or other service with the Company and all Subsidiaries is terminated by reason of death, Disability or Retirement:

(a) All outstanding Options and Stock Appreciation Rights then held by the Participant will, to the extent exercisable as of such termination, remain exercisable in full for a period of one year after such termination (but in no event after the expiration date of any such Option or Stock Appreciation Right). Options and Stock Appreciation Rights not exercisable as of such termination will be forfeited and terminate.

(b) All Restricted Stock Awards then held by the Participant that have not vested as of such termination will be terminated and forfeited; and

(c) All outstanding but unpaid Stock Unit Awards, Performance Awards and Stock Bonuses then held by the Participant will be terminated and forfeited.

12.2 Termination for Reasons Other than Death, Disability or Retirement.  Subject to Section 12.4 of the Plan, in the event a Participant’s employment or other service is terminated with the Company and all Subsidiaries for any reason other than death, Disability or Retirement, or a Participant is in the employ or service of a Subsidiary and the Subsidiary ceases to be a Subsidiary of the Company (unless the Participant continues in the employ or service of the Company or another Subsidiary):

(a) All outstanding Options and Stock Appreciation Rights then held by the Participant will, to the extent exercisable as of such termination, remain exercisable in full for a period of three months after such termination (but in no event after the expiration date of any such Option or Stock Appreciation Right). Options and Stock Appreciation Rights not exercisable as of such termination will be forfeited and terminate;

(b) All Restricted Stock Awards then held by the Participant that have not vested as of such termination will be terminated and forfeited; and

(c) All outstanding but unpaid Stock Unit Awards, Performance Awards and Stock Bonuses then held by the Participant will be terminated and forfeited.

12.3 Modification of Rights Upon Termination.  Notwithstanding the other provisions of this Section 12, upon a Participant’s termination of employment or other service with the Company and all Subsidiaries, the Committee may, in its sole discretion (which may be exercised at any time on or after the date of grant, including following such termination), except as provided in clause (ii), below, cause Options or Stock Appreciation Rights (or any part thereof) then held by such Participant to terminate, become or continue to become exercisable and/or remain exercisable following such termination of employment or service, and Restricted Stock Awards, Stock Unit Awards, Performance Awards or Stock Bonuses then held by such Participant to terminate, vest or become free of restrictions and conditions to payment, as the case may be, following such termination of employment or service, in each case in the manner determined by the Committee; provided, however, that any such action adversely affecting any outstanding Incentive Award will not be effective without the consent of the affected Participant (subject to the right of the Committee to take whatever action it deems appropriate under Sections 3.2(c), 4.3 and 14 of the Plan).

12.4 Effects of Actions Constituting Cause.  Notwithstanding anything in the Plan to the contrary, in the event that a Participant is determined by the Committee, acting in its sole discretion, to have committed any action which would constitute Cause as defined in Section 2.3 of the Plan, irrespective of whether such action or the Committee’s determination occurs before or after termination of such Participant’s employment with the Company or any Subsidiary, all rights of the Participant under the Plan and any agreements evidencing an Incentive Award then held by the Participant shall terminate and be forfeited without notice of any kind. The Company may defer the exercise of any Option, the vesting of any Restricted Stock Award or the payment of any Stock Unit Award, Performance Award or Stock Bonus for a period of up to forty-five (45) days in order for the Committee to make any determination as to the existence of Cause.

12.5 Determination of Termination of Employment or Other Service.

(a) The change in a Participant’s status from that of an employee of the Company or any Subsidiary to that of a non-employee consultant, director or advisor of the Company or any Subsidiary will, for purposes of the Plan, be deemed to result in a termination of such Participant’s employment with the Company and its Subsidiaries, unless the Committee otherwise determines in its sole discretion.

(b) The change in a Participant’s status from that of a non-employee consultant, director or advisor of the Company or any Subsidiary to that of an employee of the Company or any Subsidiary will not, for purposes of the Plan, be deemed to result in a termination of such Participant’s service as a non-employee consultant, director or advisor with the Company and its Subsidiaries, and such Participant will thereafter be deemed to be an employee of the Company or its Subsidiaries until such Participant’s employment is terminated, in which event such Participant will be governed by the provisions of this Plan relating to termination of employment or service (subject to paragraph (a), above).

(c) Unless the Committee otherwise determines in its sole discretion, a Participant’s employment or other service will, for purposes of the Plan, be deemed to have terminated on the date recorded on the personnel or other records of the Company or the Subsidiary for which the Participant provides employment or other service, as determined by the Committee in its sole discretion based upon such records.

(d) Notwithstanding the foregoing, if payment of an Incentive Award that is subject to Section 409A of the Code is triggered by a termination of a Participant’s employment or other service, such termination must also constitute a “separation from service” within the meaning of Section 409A of the Code, and any change in employment status that constitutes a “separation from service” under Section 409A of the Code shall be treated as a termination of employment or service, as the case may be.

12.6 Breach of Employment, Consulting, Confidentiality or Non-Compete Agreements.  Notwithstanding anything in the Plan to the contrary and in addition to the rights of the Committee under Section 12.4 of the Plan, in the event that a Participant materially breaches the terms of any employment, consulting, confidentiality or non-compete agreement entered into with the Company or any Subsidiary (including an employment, consulting, confidentiality or non-compete agreement made in connection with the grant of an Incentive Award), whether such breach occurs before or after termination of such Participant’s employment or other service with the Company or any Subsidiary, the Committee in its sole discretion may require the Participant to surrender shares of Common Stock received, and to disgorge any profits (however defined by the Committee), made or realized by the Participant in connection with any Incentive Awards or any shares issued upon the exercise or vesting of any Incentive Awards.

13 Payment of Withholding Taxes.

13.1 General Rules.  The Company is entitled to (a) withhold and deduct from future wages of the Participant (or from other amounts that may be due and owing to the Participant from the Company or a Subsidiary), or make other arrangements for the collection of, all legally required amounts necessary to satisfy any and all federal, foreign, state and local withholding and employment-related tax requirements attributable to an Incentive Award, including, without limitation, the grant, exercise, vesting or settlement of, or payment of dividends with respect to, an Incentive Award or a disqualifying disposition of stock received upon exercise of an Incentive Stock Option; (b) withhold cash paid or payable or shares of Common Stock from the shares issued or otherwise issuable to the Participant in connection with an Incentive Award; or (c) require the Participant promptly to remit the amount of such withholding to the

Company before taking any action, including issuing any shares of Common Stock, with respect to an Incentive Award. Shares of Common Stock issued or otherwise issuable to the Participant in connection with an Incentive Award that gives rise to the tax withholding obligation that are withheld for purposes of satisfying the Participant’s withholding or employment-related tax obligation, will be valued at their Fair Market Value on the Tax Date. No withholding will be effected under this Plan which exceeds the minimum statutory withholding requirements.

13.2 Special Rules.  The Committee may, in its sole discretion and upon terms and conditions established by the Committee, permit or require a Participant to satisfy, in whole or in part, any withholding or employment-related tax obligation described in Section 13.1 of the Plan by withholding shares of Common Stock underlying an Incentive Award, by electing to tender, or by attestation as to ownership of, Previously Acquired Shares, by delivery of a Broker Exercise Notice or a combination of such methods. For purposes of satisfying a Participant’s withholding or employment-related tax obligation, shares of Common Stock withheld by the Company or Previously Acquired Shares tendered or covered by an attestation will be valued at their Fair Market Value on the Tax Date.

14. Change in Control.

14.1 A “Change in Control” shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

(a) the sale, lease, exchange or other transfer, directly or indirectly, of substantially all of the assets of the Company (in one transaction or in a series of related transactions) to a person or entity that is not controlled by the Company;

(b) the approval by the stockholders of the Company of any plan or proposal for the liquidation or dissolution of the Company;

(c) any person becomes after the effective date of the Plan the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of (A) 20% or more, but not 50% or more, of the combined voting power of the Company’s outstanding securities ordinarily having the right to vote at elections of directors, unless the transaction resulting in such ownership has been approved in advance by the Continuity Directors, or (B) 50% or more of the combined voting power of the Company’s outstanding securities ordinarily having the right to vote at elections of directors (regardless of any approval by the Continuity Directors);

(d) a merger or consolidation to which the Company is a party if the stockholders of the Company immediately prior to effective date of such merger or consolidation have “beneficial ownership” (as defined in Rule 13d-3 under the Exchange Act), immediately following the effective date of such merger or consolidation, of securities of the surviving corporation representing (A) more than 50%, but less than 80%, of the combined voting power of the surviving corporation’s then outstanding securities ordinarily having the right to vote at elections of directors, unless such merger or consolidation has been approved in advance by the Continuity Directors (as defined below), or (B) 50% or less of the combined voting power of the surviving corporation’s then outstanding securities ordinarily having the right to vote at elections of directors (regardless of any approval by the Continuity Directors);

(e) the Continuity Directors cease for any reason to constitute at least a majority of the Board; or

(f) any other change in control of the Company of a nature that would be required to be reported pursuant to Section 13 or 15(d) of the Exchange Act, whether or not the Company is then subject to such reporting requirements.

For purposes of this Section 14, “Continuity Directors” of the Company will mean any individuals who are members of the Board on the Effective Date and any individual who subsequently becomes a member of the Board whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the Continuity Directors (either by specific vote or by approval of the Company’s proxy statement in which such individual is named as a nominee for director without objection to such nomination).

14.2 Acceleration of Vesting.  Without limiting the authority of the Committee under Sections 3.2 and 4.3 of the Plan, if a Change in Control of the Company is to occur, then immediately prior to the occurrence of such Change in Control, unless otherwise provided by the Committee in its sole discretion either in the agreement evidencing an Incentive Award at the time of grant or at any time after the grant of an Incentive Award: (a) all Options and Stock Appreciation Rights will become immediately exercisable in full and will remain exercisable in accordance with their terms; (b) all Restricted Stock Awards will become immediately fully vested and non-forfeitable; and (c) any conditions to the payment of Stock Unit Awards, Performance Awards and Stock Bonuses will lapse; provided, however, that this Section 14.2 shall not apply to any Incentive Award described in (b) or (c) that is intended to qualify for the Performance-Based Exception unless the Committee determines to amend the Incentive Award so that it no longer qualifies for the Performance-Based Exception.

14.3 Cash Payment.

(a) In the event of a merger or consolidation of the Company with or into another corporation or a sale of substantially all of the stock of the Company (a “Corporate Transaction”), each outstanding Incentive Award (including the portion of the award that is not otherwise exercisable or non-forfeitable) shall automatically lapse without the consent of any Participant, unless pursuant to the terms of such Corporate Transaction the outstanding Incentive Award is required or permitted to remain outstanding or is assumed by the surviving company (or its parent company) or replaced with an equivalent Incentive Award granted by the surviving company (or its parent company) in substitution for such outstanding Incentive Award. If an Incentive Award lapses pursuant to the preceding sentence, the Committee shall not exercise its authority under Section 14.2 to prevent the vesting of, or lapse of conditions to exercise or payment in respect of, any outstanding Incentive Award and shall either (i) allow all Participants to exercise such Options and Stock Appreciation Rights to the extent vested and exercisable as of the consummation of such Corporate Transaction (including any Incentive Award that vests immediately prior to or upon consummation of such Corporate Transaction pursuant to Section 14.2 or the terms of the agreement evidencing such Incentive Award) within a reasonable period prior to the consummation of the Corporate Transaction and cancel any outstanding Incentive Awards that remain unexercised or which are not otherwise vested upon consummation of the Corporate Transaction, or (ii) cancel any or all outstanding Incentive Awards in exchange for a payment (in cash, or in securities or other property) in an amount equal to the amount that the Participant would have received (net of the exercise price) with respect to such vested Incentive Awards had such Options and Stock Appreciation Rights been exercised and such other vested Incentive Awards settled immediately prior to the consummation of the Corporate Transaction. Notwithstanding the foregoing, if an Incentive Award lapses upon consummation of a Corporate Transaction and such award is not vested and non-forfeitable or the exercise price with respect to any outstanding Option or Stock Appreciation Right exceeds the Fair Market Value of the Common Stock immediately prior to the consummation of the Corporation Transaction, such Incentive Awards shall be cancelled without any payment to the Participant.

(b) Liquidation or Dissolution of the Company. In the event of the proposed dissolution or liquidation of the Company, each Incentive Award will terminate immediately upon consummation of such proposed action, unless otherwise provided by the Committee. Any Incentive Awards that is not vested and non-forfeitable as of the consummation of such proposed action and any Options or Stock Appreciation Rights that remain unexercised upon consummation of such proposed action shall be cancelled without any payment to the Participant.

(c) Special Provisions for Incentive Awards Subject to Section 409A of the Code. Notwithstanding the foregoing provisions of this Section 14.3, if an Incentive Award is subject to Section 409A of the Code, no payment of cash or other property shall be made with respect to such Incentive Award until the earlier of a Change in Control within the meaning of Section 409A of the Code or such time as such Incentive Award would have otherwise settled in the absence of a Corporate Transaction.

15. Rights of Eligible Recipients and Participants; Transferability.

15.1 Employment or Service.  Nothing in the Plan will interfere with or limit in any way the right of the Company or any Subsidiary to terminate the employment or service of any Eligible Recipient or Participant at any time, nor confer upon any Eligible Recipient or Participant any right to continue in the employ or service of the Company or any Subsidiary.

15.2 Rights as a Stockholder; Dividends.  As a holder of Incentive Awards (other than Restricted Stock Awards), a Participant will have no rights as a stockholder unless and until such Incentive Awards are exercised for, or paid in the form of, shares of Common Stock and the Participant becomes the holder of record of such shares. Except as otherwise provided in the Plan or otherwise provided by the Committee, no adjustment will be made in the amount of cash payable or in the number of shares of Common Stock issuable under Incentive Awards denominated in or based on the value of shares of Common Stock as a result of cash dividends or distributions paid to holders of Common Stock prior to the payment of, or issuance of shares of Common Stock under, such Incentive Awards.

15.3 Restrictions on Transfer.

(a) Except pursuant to testamentary will or the laws of descent and distribution or as otherwise expressly permitted by subsections (b) and (c) below, no right or interest of any Participant in an Incentive Award prior to the exercise (in the case of Options) or vesting or issuance (in the case of Restricted Stock Awards and Performance Awards) of such Incentive Award will be assignable or transferable, or subjected to any lien, during the lifetime of the Participant, either voluntarily or involuntarily, directly or indirectly, by operation of law or otherwise.

(b) A Participant will be entitled to designate a beneficiary to receive an Incentive Award upon such Participant’s death, and in the event of such Participant’s death, payment of any amounts due under the Plan will be made to, and exercise of any Options or Stock Appreciation Rights (to the extent permitted pursuant to Section 12 of the Plan) may be made by, such beneficiary. If a deceased Participant has failed to designate a beneficiary, or if a beneficiary designated by the Participant fails to survive the Participant, payment of any amounts due under the Plan will be made to, and exercise of any Options or Stock Appreciation Rights (to the extent permitted pursuant to Section 12 of the Plan) may be made by, the Participant’s legal representatives, heirs and legatees. If a deceased Participant has designated a beneficiary and such beneficiary survives the Participant but dies before complete payment of all amounts due under the Plan or exercise of all exercisable Options or Stock Appreciation Rights, then such payments will be made to, and the exercise of such Options or Stock Appreciation Rights may be made by, the legal representatives, heirs and legatees of the beneficiary.

(c) Upon a Participant’s request, the Committee may, in its sole discretion, permit a transfer of all or a portion of a Non-Statutory Stock Option, other than for value, to such Participant’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, any person sharing such Participant’s household (other than a tenant or employee), a trust in which any of the foregoing have more than fifty percent of the beneficial interests, a foundation in which any of the foregoing (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty percent of the voting interests. Any permitted transferee will remain subject to all the terms and conditions applicable to the Participant prior to the transfer. A permitted transfer may be conditioned upon such requirements as the Committee may, in its sole discretion, determine, including, but not limited to execution and/or delivery of appropriate acknowledgements, opinion of counsel, or other documents by the transferee.

15.4 Non-Exclusivity of the Plan.  Nothing contained in the Plan is intended to modify or rescind any previously approved compensation plans or programs of the Company or create any limitations on the power or authority of the Board to adopt such additional or other compensation arrangements as the Board may deem necessary or desirable.

16. Securities Law and Other Restrictions.

Notwithstanding any other provision of the Plan or any agreements entered into pursuant to the Plan, the Company will not be required to issue any shares of Common Stock under this Plan, and a Participant may not sell, assign, transfer or otherwise dispose of shares of Common Stock issued pursuant to Incentive Awards granted under the Plan, unless (a) there is in effect with respect to such shares a registration statement under the Securities Act and any applicable securities laws of a state or foreign jurisdiction or an exemption from such registration under the Securities Act and applicable state or foreign securities laws, and (b) there has been obtained any other consent, approval or permit from any other U.S. or foreign regulatory body which the Committee, in its sole discretion, deems necessary or advisable. The Company may condition such issuance, sale or transfer upon the receipt of any representations or agreements from the parties involved, and the placement of any legends on certificates representing shares of Common Stock, as may be deemed necessary or advisable by the Company in order to comply with such securities law or other restrictions.

17. Compliance with Section 409A.

It is intended that the Plan and all Incentive Awards hereunder be administered in a manner that will comply with the requirements of Section 409A of the Code, or the requirements of an exception to Section 409A of the Code. The Committee is authorized to adopt rules or regulations deemed necessary or appropriate to qualify for an exception from or to comply with the requirements of Section 409A of the Code (including any transition or grandfather rules relating thereto). Notwithstanding anything in this Section 17 to the contrary, with respect to any Incentive Award subject to Section 409A of the Code, no amendment to or payment under such Incentive Award will be made unless and only to the extent permitted under Section 409A of the Code.

18. Plan Amendment, Modification and Termination.

The Board may suspend or terminate the Plan or any portion thereof at any time. In addition to the authority of the Committee to amend the Plan under Section 3.2(e) of the Plan, the Board may amend the Plan from time to time in such respects as the Board may deem advisable in order that Incentive Awards under the Plan will conform to any change in applicable laws or regulations or in any other respect the Board may deem to be in the best interests of the Company; provided, however, that no such amendments to the Plan will be effective without approval of the Company’s stockholders if: (i) stockholder approval of the amendment is then required pursuant to Section 422 of the Code or the rules of The NASDAQ Stock Market (or other applicable exchange or market on which the Company’s Common Stock may be traded or quoted); or (ii) such amendment seeks to increase the number of shares authorized for issuance hereunder (other than by virtue of an adjustment under Section 4.3 of the Plan) or to modify Section 3.2(d) of the Plan. No termination, suspension or amendment of the Plan may adversely affect any outstanding Incentive Award without the consent of the affected Participant; provided, however, that this sentence will not impair the right of the Committee to take whatever action it deems appropriate under Sections 3.2(c), 4.3 and 14 of the Plan.

19. Effective Date and Duration of the Plan.

The Plan will be effective as of the Effective Date and will terminate one day prior to the tenth (10th) anniversary of the Effective Date, if not terminated prior to such time by Board action. No Incentive Award will be granted after termination of the Plan. Incentive Awards outstanding upon termination of the Plan may continue to be exercised, earned or become free of restrictions, according to their terms.

20. Miscellaneous.

20.1 Dividend Equivalents.  Any Participant selected by the Committee may be granted dividend equivalents based on the dividends declared on shares of Common Stock that are subject to any Incentive Award, to be credited as of dividend payment dates, during the period between the date the Incentive Award is granted and the date the Incentive Award is exercised, vests or expires, as determined by the

Committee. Such dividend equivalents will be converted to cash or additional shares of Common Stock by such formula and at such time and subject to such limitations as may be determined by the Committee. Notwithstanding the foregoing, the Committee may not grant dividend equivalents based on the dividends declared on shares of Common Stock that are subject to an Option or Stock Appreciation Right and further, no dividend or dividend equivalents will be paid out with respect to any unvested Incentive Awards, the vesting of which is based on the achievement of performance objectives.

20.2 Fractional Shares.  No fractional shares of Common Stock will be issued or delivered under the Plan or any Award. The Committee will determine whether cash, other Awards or other property will be issued or paid.

20.3 Governing Law.  Except to the extent expressly provided herein or in connection with other matters of corporate governance and authority (all of which shall be governed by the laws of the Company’s jurisdiction of incorporation), the validity, construction, interpretation, administration and effect of the Plan and any rules, regulations and actions relating to the Plan will be governed by and construed exclusively in accordance with the laws of the State of Delaware, notwithstanding the conflicts of laws principles of any jurisdictions.

20.4 Successors and Assigns.  The Plan will be binding upon and inure to the benefit of the successors and permitted assigns of the Company and the Participants.

20.5 Construction.  Wherever possible, each provision of the Plan and any agreement evidencing an Incentive Award granted under the Plan will be interpreted so that it is valid under the applicable law. If any provision of the Plan or any agreement evidencing an Incentive Award granted under the Plan is to any extent invalid under the applicable law, that provision will still be effective to the extent it remains valid. The remainder of the Plan and the Incentive Award agreement also will continue to be valid, and the entire Plan and Incentive Award agreement will continue to be valid in other jurisdictions.

FORM OF INCENTIVE STOCK OPTION AGREEMENT

THIS INCENTIVE STOCK OPTION AGREEMENT is entered into and effective as of this day of, “Date of Grant”), by and between ANI Pharmaceuticals, Inc. (the “Company”) and (the “Optionee”).

A. The Company has adopted the ANI Pharmaceuticals, Inc. Fifth Amended and Restated 2008 Stock Incentive Plan (the “Plan”) authorizing the Board of Directors (the “Board”) of the Company, or a committee as provided for in the Plan (the Board or such a committee to be referred to as the “Committee”), to grant incentive stock options to employees of the Company and its Subsidiaries (as defined in the Plan).

B. The Company desires to give the Optionee an inducement to acquire a proprietary interest in the Company and an added incentive to advance the interests of the Company by granting to the Optionee an option to purchase shares of common stock of the Company pursuant to the Plan.

Accordingly, the parties agree as follows:

1. Grant of Option.

The Company hereby grants to the Optionee the right, privilege, and option (the “Option”) to purchase (       ) shares (the “Option Shares”) of the Company’s common stock, $0.0001 par value (the “Common Stock”), according to the terms and subject to the conditions hereinafter set forth and as set forth in the Plan. Subject to Section 9 of this Agreement, the Option is intended to be an “incentive stock option,” as that term is used in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

2. Option Exercise Price.

The per share price to be paid by Optionee in the event of an exercise of the Option will be $, which represents 100% of the Fair Market Value of a share of Common Stock on the Date of Grant, as determined in accordance with the Plan.

3. Duration of Option and Time of Exercise.

3.1 Initial Period of Exercisability.  The Option will become exercisable with respect to the Option Shares [immediately/in installments]. [The following table sets forth the initial dates of exercisability of each installment and the number of Option Shares as to which this Option will become exercisable on such dates:

Exercisability	Available for Exercise

[The foregoing rights to exercise this Option will be cumulative with respect to the Option Shares becoming exercisable on each such date.] In no event will this Option be exercisable after, and this Option will become void and expire as to all unexercised Option Shares at 5:00 p.m. Central time on            , 20   (the “Time of Termination”).

3.2 Termination of Employment.

(a) Termination Due to Death, Disability or Retirement.  In the event the Optionee’s employment with the Company and all Subsidiaries is terminated by reason of death, Disability or Retirement, this Option will remain exercisable, to the extent exercisable as of the date of such termination, for a period of one year after such termination (but in no event after the Time of Termination).

(b) Termination for Reasons Other Than Death, Disability or Retirement.  In the event that the Optionee’s employment with the Company and all Subsidiaries is terminated for any reason other than death, Disability or Retirement, or the Optionee is in the employ of a Subsidiary and the Subsidiary ceases to be a Subsidiary of the Company (unless the Optionee continues in the employ of the Company or another Subsidiary), all rights of the Optionee under the Plan and this Agreement will immediately terminate without notice of any kind, and this Option will no longer be exercisable; provided, however, that if such termination is due to any reason other than termination by the Company or any Subsidiary for “cause” (as defined in the Plan), this Option will remain exercisable to the extent exercisable as of such termination for a period of three months after such termination (but in no event after the Time of Termination).

(c) Breach of Employment, Consulting, Confidentiality or Non-Compete Agreements.  Notwithstanding anything in this Agreement to the contrary and in addition to the rights of the Committee under Section 12.4 of the Plan, in the event that the Optionee materially breaches the terms of any employment, consulting, confidentiality or non-compete agreement entered into with the Company or any Subsidiary (including an employment, consulting, confidentiality or non-compete agreement made in connection with the grant of the Option), whether such breach occurs before or after termination of the Optionee’s employment with the Company or any Subsidiary, the Committee in its sole discretion may require the Optionee to surrender shares of Common Stock received, and to disgorge any profits (however defined by the Committee), made or realized by the Optionee in connection with this Option or any shares issued upon the exercise or vesting of this Option.

3.3 Change in Control.  If a Change in Control (as defined in the Plan) of the Company occurs, this Option will become immediately exercisable in full and will remain exercisable until the Time of Termination. In addition, if a Change in Control of the Company occurs, the Committee, in its sole discretion and without the consent of the Optionee, may determine that the Optionee will receive, with respect to some or all of the Option Shares, as of the effective date of any such Change in Control of the Company, cash in an amount equal to the excess of the Fair Market Value (as defined in the Plan) of such Option Shares immediately prior to the effective date of such Change in Control of the Company over the option exercise price per share of this Option (or, in the event that there is no excess, that this Option will be terminated.

4. Manner of Option Exercise.

4.1 Notice.  This Option may be exercised by the Optionee in whole or in part from time to time, subject to the conditions contained in the Plan and in this Agreement, by delivery, in person, by facsimile or electronic transmission or through the mail, to the Company at its principal executive office in Baudette, Minnesota, of a written notice of exercise. Such notice must be in a form satisfactory to the Committee, must identify the Option, must specify the number of Option Shares with respect to which the Option is being exercised, and must be signed by the person or persons so exercising the Option.

Except as otherwise provided in Section 4.2 below, such notice must be accompanied by payment in full of the total purchase price of the Option Shares purchased. In the event that the Option is being exercised, as provided by the Plan and Section 3.2 above, by any person or persons other than the Optionee, the notice must be accompanied by appropriate proof of right of such person or persons to exercise the Option. As soon as practicable after the effective exercise of the Option, the Optionee will be recorded on the stock transfer books of the Company as the owner of the Option Shares purchased, and the Company will deliver to the Optionee certificated or uncertificated (“book entry”) shares. In the event that the Option is being exercised, as provided by resolutions of the Committee and Section 4.2 below, by tender of a Broker Exercise Notice, the Company will deliver such shares directly to the Optionee’s broker or dealer or their nominee.

4.2 Payment.

(a) At the time of exercise of this Option, the Optionee must pay the total purchase price of the Option Shares to be purchased entirely in cash (including check, bank draft or money order); provided, however, that the Committee, in its sole discretion and upon terms and conditions established by the Committee, may allow such payments to be made, in whole or in part, by (i) tender of a Broker Exercise Notice; (ii) by tender, or attestation as to ownership, of Previously Acquired Shares that are acceptable to the Committee; (iii) by a “net exercise” of the Option (as described below); or (iv) by a combination of such methods.

(b) In the event the Optionee is permitted to pay the total purchase price of this Option in whole or in part with Previously Acquired Shares, the value of such shares will be equal to their Fair Market Value on the date of exercise of this Option.

(c) In the case of a “net exercise” of an Option, the Company will not require a payment of the exercise price of the Option from the Optionee but will reduce the number of shares of Common Stock issued upon the exercise by the largest number of whole shares that has a Fair Market Value on the exercise date that does not exceed the aggregate exercise price for the shares exercised under this method.

(d) Shares of Common Stock will no longer be issuable under this Option (and this Option will therefore not thereafter be exercisable) following the exercise of such Option to the extent of (i) shares used to pay the exercise price of an Option under the “net exercise,” (ii) shares actually delivered to the Optionee as a result of such exercise and (iii) any shares withheld for purposes of tax withholding.

5. Rights of Optionee; Transferability.

5.1 Employment.  Nothing in this Agreement will interfere with or limit in any way the right of the Company or any Subsidiary to terminate the employment of the Optionee at any time, nor confer upon the Optionee any right to continue in the employ of the Company or any Subsidiary at any particular position or rate of pay or for any particular period of time.

5.2 Rights as a Stockholder.  The Optionee will have no rights as a stockholder of the Company unless and until all conditions to the effective exercise of this Option (including, without limitation, the conditions set forth in Sections 4 and 6 of this Agreement) have been satisfied and the Optionee has become the holder of record of such shares. No adjustment will be made for dividends or distributions with respect to this Option as to which there is a record date preceding the date the Optionee becomes the holder of record of such shares, except as may otherwise be provided in the Plan or determined by the Committee in its sole discretion.

5.3 Restrictions on Transfer.  Except pursuant to testamentary will or the laws of descent and distribution or as otherwise expressly permitted by the Plan, no right or interest of the Optionee in this Option prior to exercise may be assigned or transferred, or subjected to any lien, during the lifetime of the Optionee, either voluntarily or involuntarily, directly or indirectly, by operation of law or otherwise. The Optionee will, however, be entitled to designate a beneficiary to receive this Option upon such Optionee’s death, and, in the event of the Optionee’s death, exercise of this Option (to the extent permitted pursuant to Section 3.2(a) of this Agreement) may be made by the Optionee’s legal representatives, heirs and legatees.

6. Withholding Taxes.

The Company is entitled to (a) withhold and deduct from future wages of the Optionee (or from other amounts that may be due and owing to the Optionee from the Company or a Subsidiary), or make other arrangements for the collection of, all amounts the Company reasonably determines are necessary to satisfy any and all federal, foreign, state and local withholding and employment-related tax requirements attributable to the Option, including, without limitation, the grant, exercise or vesting of, this Option or a disqualifying disposition of any Option Shares; (b) withhold cash paid or payable or shares of Common Stock from the shares issued or otherwise issuable to the Optionee in connection with this Option; or (c) require the Optionee promptly to remit the amount of such withholding to the Company before taking any action, including issuing any shares of Common Stock, with respect to this Option. Shares of Common Stock issued or otherwise issuable to the Optionee in connection with this Option that gives rise to the tax withholding obligation that are withheld for purposes of satisfying the Optionee’s withholding or employment-related tax obligation will be valued at their Fair Market Value on the Tax Date.

7. Adjustments.

In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, divestiture or extraordinary dividend (including a spin-off), or any other similar change in the corporate structure or shares of the Company, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation), in order to prevent dilution or enlargement of the rights of the Optionee, will make appropriate adjustment (which determination will be conclusive) as to the number and kind of securities or other property (including cash) subject to, and the exercise price of, this Option.

8. Stock Subject to Plan.

The Option and the Option Shares granted and issued pursuant to this Agreement have been granted and issued under, and are subject to the terms of, the Plan. The terms of the Plan are incorporated by reference in this Agreement in their entirety, and the Optionee, by execution of this Agreement, acknowledges having received a copy of the Plan. The provisions of this Agreement will be interpreted as to be consistent with the Plan, and any ambiguities in this Agreement will be interpreted by reference to the Plan. In the event that any provision of this Agreement is inconsistent with the terms of the Plan, the terms of the Plan will prevail.

9. Incentive Stock Option Limitations.

9.1 Limitation on Amount.  To the extent that the aggregate Fair Market Value (determined as of the date of grant) of the shares of Common Stock with respect to which incentive stock options (within the meaning of Section 422 of the Code) are exercisable for the first time by the Optionee during any calendar year (under the Plan and any other incentive stock option plans of the Company or any subsidiary or parent corporation of the Company (within the meaning of the Code)) exceeds $100,000 (or such other amount as may be prescribed by the Code from time to time), such excess incentive stock options will be treated as non-statutory stock options in the manner set forth in the Plan.

9.2 Limitation on Exercisability; Disposition of Option Shares.  Any incentive stock option that remains unexercised more than one year following termination of employment by reason of death or disability or more than three months following termination for any reason other than death or disability will thereafter be deemed to be a non-statutory stock option. In addition, in the event that a disposition (as defined in Section 424(c) of the Code) of shares of Common Stock acquired pursuant to the exercise of an incentive stock option occurs prior to the expiration of two years after its date of grant or the expiration of one year after its date of exercise (a “disqualifying disposition”), such incentive stock option will, to the extent of such disqualifying disposition, be treated in a manner similar to a non-statutory stock option.

9.3 No Representation or Warranty.  Section 422 of the Code and the rules and regulations thereunder are complex, and neither the Plan nor this Agreement purports to summarize or otherwise set forth all of the conditions that need to be satisfied in order for this Option to qualify as an incentive stock option. In addition, this Option may contain terms and conditions that allow for exercise of this Option beyond the periods permitted by Section 422 of the Code, including, without limitation, the periods described in Section 9.2 of this Agreement. Accordingly, the Company makes no representation or warranty regarding whether the exercise of this Option will qualify as the exercise of an incentive stock option, and the Company recommends that the Optionee consult with the Optionee’s own advisors before making any determination regarding the exercise of this Option or the sale of the Option Shares.

10. Miscellaneous.

10.1 Binding Effect.  This Agreement will be binding upon the heirs, executors, administrators and successors of the parties to this Agreement.

10.2 Governing Law.  This Agreement and all rights and obligations under this Agreement will be construed in accordance with the Plan and governed by the laws of the State of Delaware, without regard to conflicts of laws provisions. Any legal proceeding related to this Agreement will be brought in an appropriate Delaware court and the parties to this Agreement consent to the exclusive jurisdiction of the court for this purpose.

10.3 Entire Agreement.  This Agreement and the Plan set forth the entire agreement and understanding of the parties to this Agreement with respect to the grant and exercise of this Option and the administration of the Plan and supersede all prior agreements, arrangements, plans and understandings relating to the grant and exercise of this Option and the administration of the Plan.

10.4 Amendment and Waiver.  Other than as provided in the Plan, this Agreement may be amended, waived, modified or canceled only by a written instrument executed by the parties to this Agreement or, in the case of a waiver, by the party waiving compliance.

10.5 Construction.  Wherever possible, each provision of this Agreement will be interpreted so that it is valid under the applicable law. If any provision of this Agreement is to any extent invalid under the applicable law, that provision will still be effective to the extent it remains valid. The remainder of this Agreement also will continue to be valid, and the entire Agreement will continue to be valid in other jurisdictions.

10.6 Counterparts.  For convenience of the parties hereto, this Agreement may be executed in any number of counterparts, each such counterpart to be deemed an original instrument, and all such counterparts together to constitute the same agreement.

[Remainder of page intentionally left blank]

The parties to this Agreement have executed this Agreement effective the day and year first above written.

ANI PHARMACEUTICALS, INC.

By
Its

By execution of this Agreement, the Optionee
acknowledges having received a copy of the Plan.

OPTIONEE

  (Signature)

  (Name and Address)

FORM OF NON-STATUTORY STOCK OPTION AGREEMENT

THIS NON-STATUTORY STOCK OPTION AGREEMENT is entered into and effective as of this day of, (the “Date of Grant”), by and between ANI Pharmaceuticals, Inc. (the “Company”) and (the “Optionee”).

A. The Company has adopted the ANI Pharmaceuticals, Inc. Fifth Amended and Restated 2008 Stock Incentive Plan (the “Plan”) authorizing the Board of Directors (the “Board”) of the Company, or a committee as provided for in the Plan (the Board or such a committee to be referred to as the “Committee”), to grant non-statutory stock options to employees (including, without limitation, officers and directors who are also employees) of the Company or any Subsidiary, and any non-employee directors, consultants, advisors and independent contractors of the Company or any Subsidiary (as defined in the Plan).

B. The Company desires to give the Optionee an inducement to acquire a proprietary interest in the Company and an added incentive to advance the interests of the Company by granting to the Optionee an option to purchase shares of common stock of the Company pursuant to the Plan.

Accordingly, the parties agree as follows:

1. Grant of Option.

The Company hereby grants to the Optionee the right, privilege, and option (the “Option”) to purchase (       ) shares (the “Option Shares”) of the Company’s common stock, $0.0001 par value (the “Common Stock”), according to the terms and subject to the conditions hereinafter set forth and as set forth in the Plan. The Option is not intended to be an “incentive stock option,” as that term is used in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

2. Option Exercise Price.

The per share price to be paid by Optionee in the event of an exercise of the Option will be $, which represents 100% of the Fair Market Value of a share of Common Stock on the Date of Grant, as determined in accordance with the Plan.

3. Duration of Option and Time of Exercise.

3.1 Initial Period of Exercisability.  The Option will become exercisable with respect to the Option Shares [immediately/in installments]. [The following table sets forth the initial dates of exercisability of each installment and the number of Option Shares as to which this Option will become exercisable on such dates:

Exercisability	Available for Exercise

[The foregoing rights to exercise this Option will be cumulative with respect to the Option Shares becoming exercisable on each such date.] In no event will this Option be exercisable after, and this Option will become void and expire as to all unexercised Option Shares at 5:00 p.m. Central time on            , 20   (the “Time of Termination”).

3.2 Termination of Employment or Other Service.

(a) Termination Due to Death, Disability or Retirement.  In the event the Optionee’s employment or other service with the Company and all Subsidiaries is terminated by reason of death, Disability or Retirement, this Option will remain exercisable, to the extent exercisable as of the date of such termination, for a period of one year after such termination (but in no event after the Time of Termination).

(b) Termination for Reasons Other Than Death, Disability or Retirement.  In the event that the Optionee’s employment or other service with the Company and all Subsidiaries is terminated for any reason other than death, Disability or Retirement, or the Optionee is in the employ of or performs services to a Subsidiary and the Subsidiary ceases to be a Subsidiary of the Company (unless the

Optionee continues in the employ of or performs services to the Company or another Subsidiary), all rights of the Optionee under the Plan and this Agreement will immediately terminate without notice of any kind, and this Option will no longer be exercisable; provided, however, that if such termination is due to any reason other than termination by the Company or any Subsidiary for “cause” (as defined in the Plan), this Option will remain exercisable to the extent exercisable as of such termination for a period of three months after such termination (but in no event after the Time of Termination).

(c) Breach of Employment, Consulting, Confidentiality or Non-Compete Agreements.  Notwithstanding anything in this Agreement to the contrary and in addition to the rights of the Committee under Section 12.4 of the Plan, in the event that the Optionee materially breaches the terms of any employment, consulting, confidentiality or non-compete agreement entered into with the Company or any Subsidiary (including an employment, consulting, confidentiality or non-compete agreement made in connection with the grant of the Option), whether such breach occurs before or after termination of the Optionee’s employment or other service with the Company or any Subsidiary, the Committee in its sole discretion may require the Optionee to surrender shares of Common Stock received, and to disgorge any profits (however defined by the Committee), made or realized by the Optionee in connection with this Option or any shares issued upon the exercise or vesting of this Option.

3.3 Change in Control.  If a Change in Control (as defined in the Plan) of the Company occurs, this Option will become immediately exercisable in full and will remain exercisable until the Time of Termination. In addition, if a Change in Control of the Company occurs, the Committee, in its sole discretion and without the consent of the Optionee, may determine that the Optionee will receive, with respect to some or all of the Option Shares, as of the effective date of any such Change in Control of the Company, cash in an amount equal to the excess of the Fair Market Value (as defined in the Plan) of such Option Shares immediately prior to the effective date of such Change in Control of the Company over the option exercise price per share of this Option (or, in the event that there is no excess, that this Option will be terminated.

4. Manner of Option Exercise.

4.1 Notice.  This Option may be exercised by the Optionee in whole or in part from time to time, subject to the conditions contained in the Plan and in this Agreement, by delivery, in person, by facsimile or electronic transmission or through the mail, to the Company at its principal executive office in Baudette, Minnesota, of a written notice of exercise. Such notice must be in a form satisfactory to the Committee, must identify the Option, must specify the number of Option Shares with respect to which the Option is being exercised, and must be signed by the person or persons so exercising the Option. Such notice must be accompanied by payment in full of the total purchase price of the Option Shares purchased. In the event that the Option is being exercised, as provided by the Plan and Section 3.2 above, by any person or persons other than the Optionee, the notice must be accompanied by appropriate proof of right of such person or persons to exercise the Option. As soon as practicable after the effective exercise of the Option, the Optionee will be recorded on the stock transfer books of the Company as the owner of the Option Shares purchased, and the Company will deliver to the Optionee certificated or uncertificated (“book entry”) shares. In the event that the Option is being exercised, as provided by resolutions of the Committee and Section 4.2 below, by tender of a Broker Exercise Notice, the Company will deliver such shares directly to the Optionee’s broker or dealer or their nominee.

4.2 Payment.

(a) At the time of exercise of this Option, the Optionee must pay the total purchase price of the Option Shares to be purchased entirely in cash (including check, bank draft or money order); provided, however, that the Committee, in its sole discretion and upon terms and conditions established by the Committee, may allow such payments to be made, in whole or in part, by (i) tender of a Broker Exercise Notice; (ii) by tender, or attestation as to ownership, of Previously Acquired Shares that are acceptable to the Committee; (iii) by a “net exercise” of the Option (as described below); or (iv) by a combination of such methods.

(b) In the event the Optionee is permitted to pay the total purchase price of this Option in whole or in part with Previously Acquired Shares, the value of such shares will be equal to their Fair Market Value on the date of exercise of this Option.

(c) In the case of a “net exercise” of an Option, the Company will not require a payment of the exercise price of the Option from the Optionee but will reduce the number of shares of Common Stock issued upon the exercise by the largest number of whole shares that has a Fair Market Value on the exercise date that does not exceed the aggregate exercise price for the shares exercised under this method.

(d) Shares of Common Stock will no longer be issuable under this Option (and this Option will therefore not thereafter be exercisable) following the exercise of such Option to the extent of (i) shares used to pay the exercise price of an Option under the “net exercise,” (ii) shares actually delivered to the Optionee as a result of such exercise and (iii) any shares withheld for purposes of tax withholding.

5. Rights of Optionee; Transferability.

5.1 Employment or Service.  Nothing in this Agreement will interfere with or limit in any way the right of the Company or any Subsidiary to terminate the employment or service of the Optionee at any time, nor confer upon the Optionee any right to continue in the employ of or provide services to the Company or any Subsidiary at any particular position or rate of pay or for any particular period of time.

5.2 Rights as a Stockholder.  The Optionee will have no rights as a stockholder of the Company unless and until all conditions to the effective exercise of this Option (including, without limitation, the conditions set forth in Sections 4 and 6 of this Agreement) have been satisfied and the Optionee has become the holder of record of such shares. No adjustment will be made for dividends or distributions with respect to this Option as to which there is a record date preceding the date the Optionee becomes the holder of record of such shares, except as may otherwise be provided in the Plan or determined by the Committee in its sole discretion.

5.3 Restrictions on Transfer.  Except pursuant to testamentary will or the laws of descent and distribution or as otherwise expressly permitted by the Plan, no right or interest of the Optionee in this Option prior to exercise may be assigned or transferred, or subjected to any lien, during the lifetime of the Optionee, either voluntarily or involuntarily, directly or indirectly, by operation of law or otherwise. The Optionee will, however, be entitled to designate a beneficiary to receive this Option upon such Optionee’s death, and, in the event of the Optionee’s death, exercise of this Option (to the extent permitted pursuant to Section 3.2(a) of this Agreement) may be made by the Optionee’s legal representatives, heirs and legatees.

6. Withholding Taxes.

The Company is entitled to (a) withhold and deduct from future wages of the Optionee (or from other amounts that may be due and owing to the Optionee from the Company or a Subsidiary), or make other arrangements for the collection of, all amounts the Company reasonably determines are necessary to satisfy any and all federal, foreign, state and local withholding and employment-related tax requirements attributable to the Option, including, without limitation, the grant, exercise or vesting of, this Option or a disqualifying disposition of any Option Shares; (b) withhold cash paid or payable or shares of Common Stock from the shares issued or otherwise issuable to the Optionee in connection with this Option; or (c) require the Optionee promptly to remit the amount of such withholding to the Company before taking any action, including issuing any shares of Common Stock, with respect to this Option. Shares of Common Stock issued or otherwise issuable to the Optionee in connection with this Option that gives rise to the tax withholding obligation that are withheld for purposes of satisfying the Optionee’s withholding or employment-related tax obligation will be valued at their Fair Market Value on the Tax Date.

7. Adjustments.

In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, divestiture or extraordinary dividend (including a spin-off), or any other similar change in the corporate structure or shares of the Company, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation), in order to prevent dilution or enlargement of the rights of the Optionee, will make appropriate adjustment (which determination will be conclusive) as to the number and kind of securities or other property (including cash) subject to, and the exercise price of, this Option.

8. Stock Subject to Plan.

The Option and the Option Shares granted and issued pursuant to this Agreement have been granted and issued under, and are subject to the terms of, the Plan. The terms of the Plan are incorporated by reference in this Agreement in their entirety, and the Optionee, by execution of this Agreement, acknowledges having received a copy of the Plan. The provisions of this Agreement will be interpreted as to be consistent with the Plan, and any ambiguities in this Agreement will be interpreted by reference to the Plan. In the event that any provision of this Agreement is inconsistent with the terms of the Plan, the terms of the Plan will prevail.

9. Miscellaneous.

9.1 Binding Effect.  This Agreement will be binding upon the heirs, executors, administrators and successors of the parties to this Agreement.

9.2 Governing Law.  This Agreement and all rights and obligations under this Agreement will be construed in accordance with the Plan and governed by the laws of the State of Delaware, without regard to conflicts of laws provisions. Any legal proceeding related to this Agreement will be brought in an appropriate Delaware court, and the parties to this Agreement consent to the exclusive jurisdiction of the court for this purpose.

9.3 Entire Agreement.  This Agreement and the Plan set forth the entire agreement and understanding of the parties to this Agreement with respect to the grant and exercise of this Option and the administration of the Plan and supersede all prior agreements, arrangements, plans and understandings relating to the grant and exercise of this Option and the administration of the Plan.

9.4 Amendment and Waiver.  Other than as provided in the Plan, this Agreement may be amended, waived, modified or canceled only by a written instrument executed by the parties to this Agreement or, in the case of a waiver, by the party waiving compliance.

9.5 Construction.  Wherever possible, each provision of this Agreement will be interpreted so that it is valid under the applicable law. If any provision of this Agreement is to any extent invalid under the applicable law, that provision will still be effective to the extent it remains valid. The remainder of this Agreement also will continue to be valid, and the entire Agreement will continue to be valid in other jurisdictions.

9.6 Counterparts.  For convenience of the parties hereto, this Agreement may be executed in any number of counterparts, each such counterpart to be deemed an original instrument, and all such counterparts together to constitute the same agreement.

[Remainder of page intentionally left blank]

The parties to this Agreement have executed this Agreement effective the day and year first above written.

ANI PHARMACEUTICALS, INC.

ANI PHARMACEUTICALS, INC.

By
Its

By execution of this Agreement, the Optionee
acknowledges having received a copy of the Plan.

OPTIONEE

  (Signature)

  (Name and Address)

*** Exercise Your *Right* to Vote ***

ANI PHARMACEUTICALS, INC.

ANI PHARMACEUTICALS, INC.
210 MAIN STREET WEST
BAUDETTE, MN 56623

Meeting Information

Meeting Type: Annual Meeting
For holders as of: March 20, 2017
Date: May 17, 2017 **Time:** 9:00 AM EDT
Location: MVP Capital Partners
259 N. Radnor-Chester Road, Suite 130
Radnor, PA 19087

You are receiving this communication because you hold shares in the company named above.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at *www.proxyvote.com* or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

E23687-P89861-Z69671

— Before You Vote —

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

1. Notice and Proxy Statement 2. Annual Report on Form 10-K

How to View Online:
Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page) and visit: *www.proxyvote.com*.

How to Request and Receive a PAPER or E-MAIL Copy:
If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) *BY INTERNET*: www.proxyvote.com
2) *BY TELEPHONE*: 1-800-579-1639
3) *BY E-MAIL**: sendmaterial@proxyvote.com

* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before May 3, 2017 to facilitate timely delivery.

— How To Vote —

Please Choose One of the Following Voting Methods

Vote In Person: Many stockholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote By Internet: To vote now by Internet, go to *www.proxyvote.com*. Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page) available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

E23688-P89861-Z69671

Voting Items

The Board of Directors recommends you vote "FOR" the following nominees:

1. Election of Directors

   Nominees:

   1a. Robert E. Brown, Jr.

   1b. Arthur S. Przybyl

   1c. Fred Holubow

   1d. Tracy L. Marshbanks, Ph.D.

   1e. Thomas A. Penn

   1f. Daniel Raynor

The Board of Directors recommends you vote "FOR" proposals 2, 3 and 4.

NOTE: THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN. UNLESS CONTRADICTORY INSTRUCTIONS ARE PROPERLY GIVEN, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED "FOR" ALL OF THE NOMINEES SET FORTH IN PROPOSAL 1 AND "FOR" PROPOSALS 2, 3, AND 4, AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER MATTER THAT IS PROPERLY PRESENTED AT THE MEETING.

E23689-P89861-Z69671

ANI PHARMACEUTICALS, INC.
210 MAIN STREET WEST
BAUDETTE, MN 56623

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E23683-P89861-Z69671

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ANI PHARMACEUTICALS, INC.

The Board of Directors recommends you vote "FOR" the following nominees:

1. Election of Directors

Nominees:

	For	Against	Abstain
1a. Robert E. Brown, Jr.	☐	☐	☐
1b. Arthur S. Przybyl	☐	☐	☐
1c. Fred Holubow	☐	☐	☐
1d. Tracy L. Marshbanks, Ph.D.	☐	☐	☐
1e. Thomas A. Penn	☐	☐	☐
1f. Daniel Raynor	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

The Board of Directors recommends you vote "FOR" proposals 2, 3 and 4.

NOTE: THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN. UNLESS CONTRADICTORY INSTRUCTIONS ARE PROPERLY GIVEN, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED "FOR" ALL OF THE NOMINEES SET FORTH IN PROPOSAL 1 AND "FOR" PROPOSALS 2, 3, AND 4, AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER MATTER THAT IS PROPERLY PRESENTED AT THE MEETING.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

V.1.1

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report on Form 10-K of ANI Pharmaceuticals, Inc. are available at www.proxyvote.com.

E23684-P89861-Z69671

Proxy Card
Annual Meeting of Stockholders
to be held May 17, 2017
ANI PHARMACEUTICALS, INC.
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned acknowledge(s) receipt of a Notice of the Annual Meeting of Stockholders to be held on May 17, 2017. The undersigned further hereby appoint(s) Stephen P. Carey and Arthur S. Przybyl, each with power to act as proxy and attorney-in-fact and each with full power of substitution and hereby authorize(s) each of them to represent and vote, as provided on the other side, all the voting shares of ANI Pharmaceuticals, Inc. that the undersigned is entitled to vote and, in his discretion, to vote upon such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Annual Meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED "FOR" ALL OF THE NOMINEES SET FORTH IN PROPOSAL 1 AND "FOR" PROPOSALS 2, 3, AND 4, AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER MATTER THAT IS PROPERLY PRESENTED AT THE MEETING.

Address Changes/Comments: ____

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

V.1.1